                            STOCK PURCHASE AGREEMENT

                                     among

                              RODNEY D. ATKINSON,

                             CHARLES R. CUNNINGHAM,

                                STUART A. LEWIS,

                               JOHN RICHARD LOVE,

                               STEPHEN L. WALKER,

                             THE MONEY CENTRE, INC.

                                      and

                          ALTIVA FINANCIAL CORPORATION

                                  July 7, 1999

                               TABLE OF CONTENTS


                                                                                                                page
       ARTICLE I      SALE OF SHARES .............................................................................1
            1.01.     Purchase and Sale of Shares of the Company .................................................1
            1.02.     Binding Effect .............................................................................2

       ARTICLE II     PURCHASE PRICE .............................................................................2
            2.01.     Purchase Price .............................................................................2
            2.02.     Company Balance Sheet ......................................................................5
            2.03.     Method of Payment ..........................................................................6

       ARTICLE III    SELLERS' REPRESENTATIONS AND WARRANTIES OF TITLE AND
                      AUTHORITY ..................................................................................7
            3.01.     Power and Authority of Sellers .............................................................7
            3.02.     Ownership of the Shares ....................................................................7

       ARTICLE IV     REPRESENTATIONS AND WARRANTIES
                      OF COMPANY AND SELLERS .....................................................................7
            4.01.     Organization and Authorization .............................................................7
            4.02.     Authorized and Outstanding Stock ...........................................................9
            4.03.     Transfer Claims ...........................................................................10
            4.04.     Financial Statements ......................................................................10
            4.05.     No Undisclosed Liabilities ................................................................10
            4.06.     No Violation of Law .......................................................................11
            4.07.     Property ..................................................................................11
            4.08.     Leases ....................................................................................12
            4.09.     Indebtedness for Borrowed Money ...........................................................12
            4.10.     Trademarks, Etc. ..........................................................................13
            4.11.     Litigation and Claims .....................................................................13
            4.12.     Salaried Employees ........................................................................14
            4.13.     Employee Contracts, Union Agreements and Benefit Plans ....................................14
            4.14.     Pension Matters ...........................................................................15
            4.15.     Labor Relations ...........................................................................15
            4.16.     Bank Accounts .............................................................................16
            4.17.     License Agreements ........................................................................16
            4.18.     Insurance Policies ........................................................................16
            4.19.     Contracts and Commitments .................................................................17
            4.20.     No Conflict ...............................................................................18
            4.21.     Agreements in Full Force and Effect .......................................................19
            4.22.     Required Consents and Approvals ...........................................................19
            4.23.     Absence of Certain Changes and Events .....................................................19

                                       (i)

  4.24.       Copies of Documents .......................................................................21
  4.25.       Required Licenses and Permits .............................................................21
  4.26.       Tax Matters ...............................................................................21
  4.27.       Miscellaneous Receivables .................................................................24
  4.28.       Environmental Matters .....................................................................25
  4.29.       Transactions with Related Parties .........................................................26
  4.30.       Brokers' and Finders' Fees ................................................................26
  4.31.       Compliance with Securities Act ............................................................26
  4.32.       Disclosure     ............................................................................26

ARTICLE V     REPRESENTATIONS AND WARRANTIES OF BUYER ...................................................27
  5.01.       Organization ..............................................................................27
  5.02.       Authorization .............................................................................27
  5.03.       No Conflict ...............................................................................27
  5.04.       Brokers' and Finders' Fees ................................................................27

ARTICLE VI    COVENANTS OF THE COMPANY AND SELLERS ......................................................29
  6.01.       Pre-Closing Operations ....................................................................29
  6.02.       Access ....................................................................................31
  6.03.       Interim Financials ........................................................................32
  6.04.       Transfer Taxes ............................................................................32
  6.05.       Broker's or Finder's Fees .................................................................32
  6.06.       Further Information .......................................................................32
  6.07.       Consultation ..............................................................................32
  6.08.       Filing of Returns; Payment of Taxes .......................................................32
  6.09.       Cooperation on Tax Matters ................................................................32

ARTICLE VII   COVENANTS OF THE PARTIES ..................................................................33
  7.01.       Approvals of Third Parties; Satisfaction of Conditions to Closing .........................33
  7.02.       Confidentiality ...........................................................................33
  7.03.       Buyer's Financing .........................................................................34

ARTICLE VIII  CONDITIONS TO SELLERS' OBLIGATIONS ........................................................34
  8.01.       Representations and Warranties True at Closing Date .......................................34
  8.02.       Purchase Price ............................................................................34
  8.03.       Documents Satisfactory in Form and Substance ..............................................34
  8.04.       Required Consents and Approvals ...........................................................34
  8.05.       Atkinson Agreement ........................................................................35
  8.06.       Employment Agreements .....................................................................35
  8.07.       Lease Agreement ...........................................................................35
  8.08.       Registration Rights Agreement .............................................................35
  8.09.       R. Wendell Atkinson Agreement .............................................................35
  8.10.       Escrow Agreement ..........................................................................35

                                      (ii)

 8.11.       Opinion of Counsel to Buyer ...........................................................35
 8.12.       Litigation   ..........................................................................35

ARTICLE IX   CONDITIONS TO BUYER'S OBLIGATIONS .. ..................................................37
 9.01.       Representations and Warranties True at Closing Date ...................................37
 9.02.       No Material Change ....................................................................38
 9.03.       Litigation ............................................................................38
 9.04.       Record Searches .......................................................................38
 9.05.       Opinion of Counsel to the Company and Sellers .........................................38
 9.06.       Documents Satisfactory in Form and Substance ..........................................38
 9.07.       Resignations of Officers and Directors ................................................38
 9.08.       Required Consents and Approvals .......................................................39
 9.09.       Financing .............................................................................39
 9.10.       Purchaser Questionnaire ...............................................................39
 9.11.       Atkinson Agreement ....................................................................39
 9.12.       Employment Agreements .................................................................39
 9.13.       Lease Agreement .......................................................................39
 9.14.       Escrow ................................................................................39

ARTICLE X    CLOSING ...............................................................................39
 10.01.      Closing Date ..........................................................................40
 10.02.      Closing Requirements ..................................................................40

ARTICL XI    INDEMNIFICATION BY SELLERS.............................................................40
 11.01.      Indemnification by Sellers ............................................................40
 11.02.      Indemnification by Buyer ..............................................................40
 11.03.      Time to Assert Claim ..................................................................40
 11.04.      Claims ................................................................................40
 11.05.      Loss Threshold ........................................................................41
 11.06.      Defense ...............................................................................41
 11.07.      Maximum Liability .....................................................................41
 11.08.      Escrow ................................................................................43
 11.09.      Nonrecourse Liability .................................................................45

ARTICLE XII  TERMINATION PRIOR TO CLOSING ..........................................................45
 12.01.      Termination of Agreement ..............................................................45
 12.02.      Termination of Obligations ............................................................46

ARTICLE XIII MISCELLANEOUS .........................................................................47
 13.01.      Entire Agreement ......................................................................47
 13.02.      Parties Bound by Agreement; Successors and Assigns ....................................47
 13.03.      Counterparts ..........................................................................47
 13.04.      Headings ..............................................................................48
 13.05.      Modification and Waiver ...............................................................48
 13.06.      Expenses ..............................................................................48

                                      (iii)

 13.07.       Notices .................................................................................48
 13.08.       Further Cooperation .....................................................................49
 13.09.       Governing Law; Construction .............................................................50
 13.10.       Public Announcements ....................................................................50
 13.11.       Acquisition Proposals ...................................................................50
 13.12.       Sellers' and Company's Knowledge ........................................................50
 13.13.       No Third-Party Beneficiaries ............................................................50
 13.14.       "Including" .............................................................................51
 13.15.       References ..............................................................................51
 13.16.       Effective Date ..........................................................................51
 13.17.       Consent to Jurisdiction; Designation of Agent ...........................................51
 13.18.       Post-Closing Operations of the Money Centre Division ....................................51



                                      (iv)

                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of July _, 1999, is by and among Rodney D. Atkinson ("Atkinson"), Charles R. Cunningham ("Cunningham"), Stuart A. Lewis ("Lewis"), John Richard Love ("Love") and Stephen L. Walker ("Walker"), each an individual resident of the State of North Carolina (collectively, the "Sellers"), The Money Centre, Inc., a North Carolina Corporation (the "Company") and Altiva Financial Corporation, a Delaware corporation ("Buyer");

                                  WITNESSETH:

         WHEREAS, Sellers desire to sell to Buyer, and Buyer desires to buy from Sellers, the issued and outstanding shares of capital stock of the Company owned by Sellers; and

         WHEREAS, the Board of Directors of the Company has authorized the Company to execute, deliver and perform this Agreement and authorized the Company in connection with the sale and purchase of such shares to make certain representations, warranties and agreements for the benefit of Buyer; and

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements, and upon the terms and subject to the conditions hereinafter set forth, the parties do hereby agree as follows:

                                    ARTICLE I

                                 SALE OF SHARES

         1.01. PURCHASE AND SALE OF SHARES OF THE COMPANY. Upon the terms and subject to the conditions of this Agreement, Buyer agrees to purchase from each Seller, and each such Seller agrees to sell, transfer, assign and deliver to Buyer, at the Closing (as hereinafter defined), all of the issued and outstanding shares of capital stock of the Company owned by such Seller (the outstanding shares of such stock of the Company being referred to herein as the "Shares"), free and clear of all liens, claims and encumbrances. The number of Shares owned by each Seller is set forth beside the execution of this Agreement by such Seller. The number of Shares owned by all the Sellers is set forth on the list of shareholders of the Company attached as Schedule 1.01. If any Seller at any time prior to the Closing acquires any further right or interest in shares of capital stock of the Company, such right or interest shall become subject to and sold under this Agreement. At Closing, the Shares shall constitute all of the outstanding shares of capital stock of the Company.

         1.02. BINDING EFFECT. This Agreement shall become effective and binding upon the Company, Buyer and Sellers when it has been duly executed and delivered by each of the parties hereto.

                                   ARTICLE II

                                 PURCHASE PRICE

         2.01. PURCHASE PRICE. (a) The purchase price (the "Purchase Price") for the Shares shall include: (i) $7,000,000 in cash; (ii) 600,000 shares of the common stock, par value $.01 of Buyer ("Common Stock"); and (iii) the earn-out set forth in Sections 2.01(b) and (c). The $7,000,000 in cash and the 600,000 shares shall be payable at Closing and distributed to the Sellers as follows:

NAME                                          CASH                     # OF SHARES
----                                          ----                     -----------
Rodney D. Atkinson                         $3,000,000                    200,000
Stephen L. Walker                          $1,000,000                    100,000
Charles R. Cunningham                      $1,000,000                    100,000
Stuart A. Lewis                            $1,000,000                    100,000
John Richard Love                          $1,000,000                    100,000

Notwithstanding the above, at Closing $105,000 of the cash portion of the Purchase Price payable to Atkinson and $11,250 of the cash portion of the Purchase Price (the "Purchase Price Escrow Amount") payable to each of Cunningham, Lewis, Love and Walker (each a "Minority Seller" and collectively the "Minority Sellers") shall be paid into the Escrow Account pursuant to the Escrow Agreement (each as defined in Section 11.08 of this Agreement). At such time as the Final Balance Sheet (as defined in Section 2.02(c)) is prepared, for each two dollars by which Stockholders' Equity on the Final Balance Sheet exceeds $3,400,000, each Seller shall be distributed, from the Escrow Account, one dollar of the Purchase Price Escrow Amount multiplied by the percentage of the Purchase Price Escrow Amount contributed by such Seller up to a maximum aggregate amount of $150,000, and at such time, for each two dollars by which the Stockholders' Equity on the Final Balance Sheet is less than $3,700,000, Buyer shall receive a one-dollar distribution of the Purchase Price Escrow Amount from the Escrow Account up to a maximum amount of $150,000.

               (b) For the sixteen (16) consecutive calendar quarters beginning with the calendar quarter beginning July 1, 1999, or until $2,551,000 (the "Atkinson Maximum") is paid pursuant to this Section 2.01(b), whichever comes first, Atkinson shall be entitled to a quarterly

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


payment in an amount equal to 10% of the quarterly pre-tax Net Cash Flow (as defined below) of the Money Centre, Inc. division of Buyer (the "Money Centre Division").

               (c) For the sixteen (16) consecutive calendar quarters beginning with the calendar quarter beginning July 1, 1999, or until $500,000 is paid to Atkinson pursuant to Section 2.01(c), whichever comes first, Atkinson shall be entitled to a quarterly payment in an amount equal to 10% of the quarterly pre-tax Net Cash Flow (as defined below) of the Money Centre Division of Buyer, and after payment of such $500,000 to Atkinson, for the remainder of such sixteen (16) consecutive calendar quarters beginning July 1, 1999, or until another $3,500,000 (the "Minority Maximum") is paid pursuant to Section 2.01(c), whichever comes first, each Minority Seller shall be entitled to a quarterly payment in the amount of 2.5% of the quarterly pre-tax Net Cash Flow of the Money Centre Division of Buyer.

               (d) The pre-tax Net Cash Flow in respect of each calendar quarter with respect to which a payment is made pursuant to Section 2.01(b) or (c) shall be equal to the sum of (A) all revenue received during such quarter from the operation of, including all fees, discounts and other revenues of, the Money Centre Division and (B) the amount received during such quarter from the sale of loans originated by the Money Centre Division, minus, without duplication: (i) all third party costs incurred during such quarter in connection with the acquisition of loans or the origination of loans by the Money Centre Division;
(ii) all operating expenses incurred during such quarter in connection with the acquisition of loans or the origination of loans by the Money Centre Division of the kind that are customarily incurred by a company in the Company's industry;
(iii) all third party costs incurred during such quarter in connection with in the disposition of loans acquired or originated by the Money Centre Division; and (iv) all amounts incurred during such quarter by Buyer under the Atkinson Contract, the Employment Contracts and the Lease Agreement (each as hereinafter defined). To the extent that Buyer is indemnified for any costs or expenses related to Putback Losses (hereinafter defined) pursuant to Section 4.01 hereof, such costs or expenses shall not be taken into account in calculating the pre-tax Net Cash Flow of the Money Centre Division for purposes of this Section 2.01.

               (e) Upon a termination of employment by Buyer of a Minority Seller without Good Cause (as defined in the Employment Contracts of each such Minority Seller) and without the consent of all remaining Minority Sellers employed by Buyer, such terminated Minority Seller shall be entitled to a prepayment of a portion of the earnout payments due pursuant to Section 2.01(c) (the "Termination Payment"). The Termination Payment is intended to accelerate a portion of payments (70%) that would otherwise be due to such terminated Minority Seller pursuant to Section 2.01(c) hereof, and the amount of the Termination Payment shall be equal to 70% of the product of (a) the average amount received by such terminated Minority Seller for the four preceding calendar quarters in respect of which a payment was made to such Minority Seller pursuant to Section 2.01(c) hereof and (b) sixteen (16) less the number of quarters in respect of which such Minority Seller was eligible to receive a payment, even if none was earned, pursuant to Section 2.01(c) hereof. In the case of a termination prior to the end of the fourth calendar quarter following the calendar quarter in which the Closing occurs, the

Termination Payment shall be equal to 70% of the product of (a) the average amount received by such terminated Minority Seller for the completed calendar quarters in respect of which a payment was made to such Minority Seller pursuant to Section 2.01(c) hereof and (b) sixteen less the number of quarters in respect of which a payment was made to such Minority Seller pursuant to Section 2.01(c) hereof. The Termination Payment shall be made by Buyer on or before the thirtieth (30th) day following termination of the Minority Seller's employment. The Termination Payment shall not be refundable by such terminated Minority Seller in the event that the final calculation of such terminated Minority Seller's aggregate earnout pursuant to Section 2.01(c) is less than the Termination Payment and such shortfall shall not affect the earnout payments due to the other Minority Sellers pursuant to Section 2.01(c). The remaining earnout payment due to such terminated Minority Seller pursuant to Section 2.01(c), if any, shall be made on the date on which a payment is made to any Minority Seller pursuant to Section 2.01(c) in respect of the sixteenth (16th) calendar quarter following July 1, 1999; provided, however, that the remaining earnout payment pursuant to Section 2.01(c) for any individual Minority Seller shall not exceed $1,000,000 minus the sum of all previous amounts received by such Minority Seller pursuant to Section 2.01(c) hereof, including the Termination Payment. Any amount paid as a Termination Payment to any Minority Seller shall be deducted from any payments to which such Minority Seller would otherwise be entitled pursuant to Section 2.01(c) hereof after the date of termination, and to the extent that $500,000 has not been paid to Atkinson by Buyer under Section 2.01(c) hereof, then the amount of any Termination Payment paid by Buyer to such Minority Seller shall be reduced by $125,000 minus 25% of the amounts previously paid to Atkinson pursuant to Section 2.01(c) and the amount thus deducted from the Termination Payment shall be paid to Atkinson pursuant to
Section 2.01(c).

               (f) Within thirty (30) days after the end of any calendar quarter in respect of which a payment is due to a Seller under Sections 2.01(b) or 2.01(c), Buyer shall prepare and deliver to each Seller a statement setting forth in reasonable detail the calculation of Net Cash Flow for the Money Centre Division for the previous calendar quarter (the "Net Cash Flow Statement"). The Sellers shall have the right to review fully each Net Cash Flow Statement, all work papers relating thereto and the financial books and records kept with respect to the Money Centre Division. Sellers shall complete their review of each Net Cash Flow Statement within ten (10) days after such Net Cash Flow Statement has been made available for their review. If Sellers believe that any adjustment should be made to such Net Cash Flow Statement, Sellers shall give Buyer written notice of such adjustments. If Buyer agrees with the adjustments proposed by Sellers, the adjustment shall be made to such Net Cash Flow Statement. If there are any proposed adjustments which are disputed by Buyer, then Sellers and Buyer shall negotiate in good faith to resolve all disputed adjustments. If after a period of five (5) days following the date on which Sellers give Buyer written notice of their proposed adjustments any such adjustments remain disputed, then Deloitte & Touche (or the independent auditors engaged by the Company at such time) ("DT") shall be engaged to resolve any remaining disputed adjustments and the decision of DT shall be final and binding on the parties hereto. The parties shall use their best efforts to cause DT to resolve such remaining disputed adjustments as promptly as possible. Buyer shall pay the cost of preparing the Net Cash Flow Statement. If

Sellers propose any adjustments to the Net Cash Flow Statement, (i) Sellers shall pay the cost and expenses of DT if the disputed adjustments are resolved in favor of Buyer and (ii) Buyer shall pay such costs and expenses if the disputed adjustments are resolved in favor of Sellers. If the disputed adjustments are resolved in part in favor of Buyer and in favor of Sellers, Buyer and Seller shall share such costs and expenses in proportion to the aggregate of the proposed dollar adjustments resolved in favor of Buyer compared to the aggregate of the proposed dollar adjustments resolved in favor of Sellers. Sellers shall be severally liable for their share of any such costs and expenses in proportion to their respective Percentage Interests. Except in the case of a disputed portion of any payment, payments of amounts due to a Seller pursuant to Sections 2.01(b) or 2.01(c) shall be made on or before the thirtieth (30th) day following any quarter in respect of which a payment is due, subject to the provisions of Section 2.01(e). In the case of a disputed portion of any such payments, Buyer shall make such payment within ten (10) days of the final determination by DT.

         2.02. COMPANY BALANCE SHEET. (a) As promptly as practicable after the Closing Date, Sellers shall prepare a balance sheet of the Company and its Subsidiaries as of June 30, 1999, if the Closing takes place on or before July 15, 1999 or as of July 31, 1999, if the Closing takes place after July 15, 1999 (the "Proposed Balance Sheet") in accordance with generally accepted accounting principles ("GAAP") as applied by the Company in the past. Sellers shall complete their preparation of the Proposed Balance Sheet within forty-five (45) days after the Closing Date. It is specifically agreed by the parties that in preparing the Proposed Balance Sheet, Sellers shall not apply any accounting principles applied by the Company in preparing its historical financial statements to the extent that such accounting principles are inconsistent with GAAP.

               (b) Buyer shall have the right to review fully the Proposed Balance Sheet and all work papers relating thereto. Buyer shall complete its review of the Proposed Balance Sheet within fifteen (15) days after the Proposed Balance Sheet has been made available for its review. If Buyer believes that any adjustments should be made to the Proposed Balance Sheet in order for the Proposed Balance Sheet to be prepared in accordance with GAAP, Buyer shall give Sellers written notice of such adjustments. If Sellers agree with the adjustments proposed by Buyer, the adjustments shall be made to the Proposed Balance Sheet. If there are any proposed adjustments which are disputed by Sellers, then Sellers and Buyer shall negotiate in good faith to resolve all the disputed adjustments. If, after a period of fifteen (15) days following the date on which Buyer gives Sellers written notice of any proposed adjustments, any such adjustments still remain disputed, then DT shall be engaged to resolve any remaining disputed adjustments and the decision of DT shall be final and binding on the parties hereto. The parties hereto shall use their best efforts to cause DT to resolve any such remaining disputed adjustments as promptly as possible.

               (c) After the Proposed Balance Sheet has been prepared and any related adjustments thereto have been agreed to pursuant to Sections 2.02(a) and
(b) hereof, all adjustments, if any, so agreed to with respect to the Proposed Balance Sheet shall be made. The

Proposed Balance Sheet, as so revised by all such adjustments, if any, is referred to herein as the "Final Balance Sheet."

               (d) The parties hereto acknowledge that the Purchase Price is based on the assumption that the stockholders' equity of the Company and its Subsidiaries on the Closing Date will be at least $4,000,000. Accordingly, if the stockholders' equity of the Company and its Subsidiaries on the Closing Date as reflected in the Final Balance Sheet (the "Final Stockholders' Equity") is less than $4,000,000, Sellers and Buyer agree that the Purchase Price shall be reduced on a dollar-for-dollar basis by the amount by which $4,000,000 exceeds the Final Stockholders' Equity, if the Final Stockholders' Equity is $3,700,000 or greater (the "Purchase Price Reduction"). Any Purchase Price Reduction pursuant to this Section 2.02, of $300,000 or less, shall be made proportionately among the Sellers in accordance with their respective Percentage Interests shown on Schedule 2.02 (the "Reduction Interests") and shall be effected by a dollar-for-dollar reduction of the Atkinson Maximum and the Minority Maximum; provided that to the extent that any Purchase Price Reduction exceeds $300,000, Sellers shall be severally responsible for any such excess amount in accordance with the provisions of Section 2.01(a), with the maximum additional liability of each such Seller being equal to the cash portion of the Purchase Price Escrow Amount contributed by each such Seller pursuant to Section 2.01(a). The offset rights of Buyer under this Section 2.02 shall not be subject to any threshold or cap applicable to indemnification payments by Sellers pursuant to Article XI, and neither the earnout payments in respect of which offsets are made pursuant to this Section 2.02 nor offsets against any such earnout payments shall reduce the maximum indemnification obligations of Sellers under Article XI hereof.

               (e) Buyer shall pay the costs and expenses of preparing the Proposed Balance Sheet and Final Balance Sheet and their own costs and expenses incurred in reviewing the Proposed Balance Sheet and Final Balance Sheet. If DT is engaged to resolve a dispute, (i) Buyer shall pay the fees, costs and expenses of DT if the disputed adjustments are resolved in favor of Sellers, and
(ii) Sellers shall pay such fees, costs and expenses if the disputed adjustments are resolved in favor of Buyer. If any such disputed adjustments are resolved in part in favor of Buyer and in part in favor of Sellers, Buyer and Sellers shall share such fees, costs and expenses of DT in proportion to the aggregate of the proposed dollar adjustments resolved in favor of Buyer compared to the aggregate of the proposed dollar adjustments resolved in favor of Sellers. Sellers shall be severally liable for their share of any such costs and expenses in proportion to their respective Percentage Interests.

         2.03. METHOD OF PAYMENT. All cash payments from one party to another pursuant to Section 2.01 shall be made by wire transfer of immediately available federal funds to an account designated in writing by the person or entity to receive such payment or by such other method as may be agreed to by the parties.

                                   ARTICLE III

                          SELLERS' REPRESENTATIONS AND
                        WARRANTIES OF TITLE AND AUTHORITY

         Each of the Sellers, severally and not jointly, represents, warrants, covenants and agrees, only on such Seller's behalf and with respect to the Shares set forth beside the execution of this Agreement by such Seller, as of the date hereof and as of the Closing Date, as follows:

         3.01. POWER AND AUTHORITY OF SELLERS. Such Seller has the right, power and capacity to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Seller and constitutes such Seller's legal, valid and binding obligation, enforceable in accordance with its terms. The execution, delivery and performance by such Seller of this Agreement and the consummation of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of law, statute, rule or regulation to which such Seller is subject, (ii) violate any order, judgment or decree applicable to such Seller, or (iii) violate, conflict with, or result in a breach or default under, or cause the termination of, any term or condition of any court order, trust document, will, agreement, document or other instrument to which such Seller is a party or by which such Seller or such Seller's properties may be bound.

         3.02. OWNERSHIP OF THE SHARES. Except as set forth in Schedule 3.02, such Seller owns good and marketable record and beneficial title to the number of Shares set forth beside such Seller's signature on this Agreement, and such Shares (i) are validly issued, fully paid and nonassessable, and (ii) are free and clear of any liens, restrictions, claims, equities, charges, options, rights of first refusal, or encumbrances, with no defects of title whatsoever. Other than the Shares set forth beside the execution hereof by such Seller, such Seller owns no shares of capital stock of the Company or of any Subsidiary or any other equity security of the Company or of any Subsidiary or right of any kind to have any such equity security issued. Upon consummation of the Closing in accordance with the terms of this Agreement, Buyer shall have obtained good and marketable record and beneficial title to all Shares owned by such Seller, free and clear of any liens, restrictions, claims, equities, options, charges, rights of first refusal, or encumbrances or other restrictions, and with no defects of title whatsoever, other than any such liens caused by Buyer. Except as set forth in Schedule 3.02, such Seller has the exclusive right, power and authority to vote the Shares owned by such Seller. Except as set forth in
Schedule 3.02, such Seller covenants that it is not party to or bound by any agreement affecting or relating to such Seller's right to transfer or vote the Shares owned by such Seller.

                                   ARTICLE IV

              REPRESENTATIONS AND WARRANTIES OF COMPANY AND SELLERS

         The Company and each of the Sellers, severally and not jointly, represents, warrants, covenants and agrees, as of the date hereof and as of the Closing Date, as follows:

         4.01. ORGANIZATION AND AUTHORIZATION.

               (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina and has all requisite power and authority, corporate or otherwise, to carry on and conduct its business as it is now being conducted and to own or lease its properties and assets, and is duly qualified and in good standing in every state of the United States in which the conduct of the business of the Company or the ownership of such properties and assets requires it to be so qualified, except where the failure to be so qualified and in good standing would not have a material adverse effect on the business, prospects, financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves or operations, taken as a whole, of the Company and its Subsidiaries, on a consolidated basis, or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement (a "Company Material Adverse Effect")

               (b) Schedule 4.01 sets forth (i) every entity in which the Company owns 50 percent or more of the outstanding equity, directly or indirectly (the "Subsidiaries" and each a "Subsidiary") and the jurisdiction of its incorporation, and (ii) every other ownership interest of the Company and the Subsidiaries in any other corporation, partnership, joint venture or other entity. Each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and has all requisite power and authority, corporate or otherwise, to carry on and conduct its business as it is now being conducted, and to own or lease its properties and assets, and is duly qualified and in good standing in every state of the United States in which the conduct of the business of such Subsidiary or the ownership of such properties and assets requires it to be so qualified, except where the failure to be so qualified and in good standing would not have a Company Material Adverse Effect. Except as noted on Schedule 4.01, (v) all outstanding shares of capital stock of the Subsidiaries are owned by the Company, directly or indirectly, free and clear of all liens, restrictions, claims, equities, charges, options, rights of first refusal or encumbrances, with no defects of title whatsoever, (w) there are no outstanding options, warrants, subscriptions, rights or other arrangements or commitments obligating any Subsidiary to issue or dispose of any shares of capital stock or other ownership interest therein, (x) the Company, directly or indirectly through the ownership of stock, has the sole interest in the properties and business of each Subsidiary, (y) the Company has full power, right and authority to vote all of the outstanding shares of capital stock of each Subsidiary, and
(z) the Company is not party to or bound by any agreement affecting or relating to its right to transfer or vote the outstanding shares of capital stock of any Subsidiary.

                  (c) The copies of the charter documents and bylaws of the Company and each Subsidiary that have been previously delivered to Buyer are the complete, true, and correct charter documents and bylaws of the Company and the Subsidiaries in effect as of the date hereof. The minutes of directors' and shareholders' meetings and the stock books of the Company and each Subsidiary that have previously been delivered to Buyer are the complete, true, and correct records of directors' and shareholders' meetings and stock issuances through and including the date hereof and reflect all transactions required to be contained in such records.

                  (d) The current officers and directors of the Company and each of the Subsidiaries are listed on Schedule 4.01.

                  (e) The Company has all requisite corporate power and authority to enter into this Agreement. The execution and delivery of this Agreement by the Company and the performance by the Company of its covenants and agreements hereunder have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms.

         4.02. AUTHORIZED AND OUTSTANDING STOCK. The authorized capital stock of the Company and each of the Subsidiaries and the number of issued and outstanding shares thereof is set forth in Schedule 4.02. All of such issued and outstanding shares of capital stock are validly issued, fully paid and nonassessable. Neither the Company nor any Subsidiary has outstanding, and none are bound by, any subscriptions, options, warrants, calls, commitments or agreements requiring the Company to issue or entitling any person or entity to acquire any additional shares of capital stock or any other equity security, including any right of conversion or exchange under any outstanding security or other instrument, and neither the Company nor any Subsidiary is obligated to issue any shares of its capital stock for any purpose. All issuances, transfers or purchases of the capital stock of the Company and each Subsidiary have been in compliance with all applicable agreements and all applicable laws, including federal and state securities laws, and all taxes owed by the Company or any Subsidiary thereon have been paid. Except as set forth in Schedule 4.02, no former or present holder of any of the Shares or any other capital stock of the Company, any Subsidiary, or any corporation or other entity which has been merged into the Company or any Subsidiary has any legally cognizable claim against the Company, any Subsidiary or any Seller, based on any issuance, sale, purchase, redemption or involvement in any transfer of any Shares or any such other capital stock by the Company or any Subsidiary, or any corporation or other entity which has been merged into the Company or any Subsidiary. There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any outstanding shares of stock of the Company or any Subsidiary.

         4.03. TRANSFER CLAIMS. Except as set forth in Schedule 4.03, no prior offer, issue, redemption, call, purchase, sale, transfer, negotiation or other transaction of any nature or kind with respect to any capital stock (including shares, offers, options, warrants, or debt convertible into shares, options or warrants) of the Company or any Subsidiary, or any corporation or other entity which has been merged into the Company or any Subsidiary, has given or may give rise to any valid claim or action by any person which is enforceable against the Company, any Subsidiary, any Seller or Buyer, and, to the knowledge of the Company and Sellers, no fact or circumstance exists which could give rise to any such right, claim or action on behalf of any person.

         4.04. FINANCIAL STATEMENTS. Schedule 4.04 contains true, correct and complete copies of (i) the audited consolidated balance sheets of the Company and the Subsidiaries as of December 31, 1998, 1997 and 1996 (1997 and 1998 as restated to account for FASB 91) and the related audited consolidated statements of income, stockholders' equity and cash flow for the years then ended, and the related notes thereto (the "1998 Financial Statements," "1997 Financial Statements" and "1996 Financial Statements, respectively) and (ii) the unaudited consolidated balance sheet of the Company and each of the Subsidiaries as of April 30, 1999, and the related unaudited consolidated statement of income for the period then ended (the "1999 Interim Financial Statements" and, collectively with the 1996, 1997 and 1998 Financial Statements, the "Financial Statements"). The 1998 Financial Statements present fairly in all material respects the consolidated financial position of the Company and the Subsidiaries as of December 31, 1998, and the related consolidated results of their operations and changes in their financial position for the year then ended. The 1999 Interim Financial Statements present fairly in all material respects the financial position of the Company and the Subsidiaries as of April 30, 1999, and the related results of their respective operations for the four-month period then ended, except for normal and customary year-end adjustments. The Financial Statements are based on the books and records of the Company and the Subsidiaries which have been kept, and such Financial Statements have been prepared in all material respects, in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis, except that REO (as hereinafter defined) is not written down to net realizable value until sold and the unaudited financial statements are subject to year-end adjustments and have no footnotes. The audited consolidated balance sheet as of December 31, 1998 included in the 1998 Financial Statements is referred to herein as the "1998 Balance Sheet" and the unaudited consolidated balance sheet as of April 30, 1999 included in the 1999 Interim Financial Statements is referred to herein as the "1999 Balance Sheet."

         4.05. NO UNDISCLOSED LIABILITIES. Except as and to the extent reflected in the 1999 Balance Sheet or as shown on Schedule 4.05, as of April 30, 1999, neither the Company nor any Subsidiary had any liability or obligation whatsoever, whether accrued, absolute, contingent or otherwise, which would be required to be reflected or reserved against on a balance sheet prepared in accordance with GAAP, except for liabilities and obligations incurred in the ordinary course of business consistent with past practice which in the case of any individual liability or obligation in excess of $25,000 is listed on
Schedule 4.05. Since April 30, 1999, neither the

Company nor any Subsidiary has incurred any liability or obligation whatsoever, except for liabilities and obligations incurred by the Company and the Subsidiary in the ordinary course of their respective business consistent with past practice or as reflected on Schedule 4.05.

         4.06. NO VIOLATION OF LAW. Except as listed on Schedule 4.06, neither the Company nor any Subsidiary is or has been (by virtue of any action, omission to act, contract to which it is a party or any occurrence or state of facts whatsoever) in violation in any material respect of any applicable local, state or federal law, ordinance, regulation, order or decree (including, without limitation, any licensing and antitrust laws and regulations), or any other requirement of any governmental body, agency, authority or court binding upon it, or relating to its properties or business, or its advertising, sales or pricing practices. Without limiting the above, except as set forth in Schedule 4.06, the Company has complied in all material respects with any and all applicable laws, rules and regulations governing usury, truth-in-lending, real estate settlement procedures ("RESPA"), consumer credit protection, equal credit opportunity, fair credit reporting, debt collection practices and disclosure.

         4.07. PROPERTY.

               (a) Schedule 4.07(a) sets forth a complete and accurate list and description of all the real and personal property that the Company and the Subsidiaries as of May 31, 1999 own or lease, have agreed (or have an option) to purchase, sell or lease, or may be obligated to purchase, sell or lease, the value of which (on an individual item-by-item basis, using for such purpose the value of the fee simple, unencumbered title to such property) exceeds $10,000.

               (b) Each of the Company and its Subsidiaries (i) has good, valid and marketable title to all the personal and mixed, tangible and intangible properties and assets which it purports to own, including all the personal properties and assets reflected, but not shown as leased or encumbered, in the 1998 Balance Sheet and the 1999 Balance Sheet (except for inventory and assets sold in the ordinary course of business consistent with past practice and supplies consumed in the ordinary course of business), and (ii) except for Permitted Liens (as defined herein), owns such personal property free and clear of all title defects or objections, liens, restrictions, claims, charges, security interests, easements or other encumbrances of any nature whatsoever, including any mortgages, leases, chattel mortgages, conditional sales contracts, collateral security arrangements and other title or interest retention arrangements. "Permitted Liens" shall mean (i) the security interests, easements or other encumbrances described in Schedule 4.07(b)(i); (ii) liens for taxes not yet due and payable or which are being contested in good faith by appropriate proceedings; and (iii) statutory liens of landlords and liens of carriers, warehousemen, mechanics, materialmen and repairmen incurred in the ordinary course of business for sums not overdue for a period of sixty (60) days or more. All properties and assets of the Company and each Subsidiary are in the possession or control of the Company or such Subsidiary, and no other person is entitled to possession of any such properties and assets. Schedule 4.07(b)(ii) sets forth a description and the location of any personal property (including all improvements on any real property owned or leased by the Company or any Subsidiary) and leasehold improvements which are not located on the premises of the principal business operations of the Company or any Subsidiary.

                  (c) The rights, properties and other assets presently owned, leased or licensed by the Company or each Subsidiary and described in Schedule 4.07(a) include all rights, properties and other assets necessary to permit the Company or such Subsidiary to conduct its business as currently conducted or as currently proposed to be conducted, except for such rights, properties and assets that individually or in the aggregate do not have a book value in excess of $10,000.

                  (d) Except for real-estate-owned properties acquired through foreclosures, deeds in lieu of foreclosure or collection ("REO"), which are valued as set forth in Section 4.07(f), the values at which assets of the Company and the Subsidiaries are carried on the 1999 Balance Sheet have been determined in accordance with the normal valuation policies of the Company and have been determined in conformity with GAAP consistently applied, and the values at which assets are carried on the 1998 Balance Sheet were determined in accordance with the normal valuation policies of the Company and have been determined in conformity with GAAP consistently applied.

                  (e) Except for REO, the Company does not own any real property.

                  (f) The value of REO held by the Company which is reflected on the 1999 Balance Sheet was, in the aggregate, the net realizable value of all REO held by the Company as of April 30, 1999.

         4.08. LEASES. Schedule 4.08 contains a complete and accurate list of all leases (including any capital leases) and lease-purchase arrangements pursuant to which the Company or any Subsidiary leases real or personal property from others and which (i) require the Company or any Subsidiary to pay, for rent and any obligatory improvements, more than $10,000 in any single year or $25,000 during the entire term of such lease (including any renewal term that the Company or such Subsidiary may not avoid by refusing to renew in its sole discretion), or (ii) provide for a purchase option for a price of more than $25,000. Schedule 4.08 specifies which of such leases, if any, are capital leases.

         4.09. INDEBTEDNESS FOR BORROWED MONEY. Schedule 4.09 sets forth a complete and accurate list and description of all instruments or other documents relating to any direct or indirect indebtedness for borrowed money of the Company and the Subsidiaries, as well as indebtedness by way of lease-purchase arrangements, guarantees, undertakings on which others rely in extending credit and all conditional sales contracts, chattel mortgages and other security arrangements with respect to personal property used or owned by the Company or any Subsidiary. No loan payable by the Company or any Subsidiary provides for any prepayment penalty or premium.

         4.10. TRADEMARKS, ETC. Schedule 4.10 sets forth a complete and accurate list and description of (i) all United States and foreign patents, registered trademarks/service marks and pending applications for registration of trademarks/service marks, and registered copyrights and pending applications for registration of copyrights owned by the Company or any Subsidiary (hereinafter the "Patent and Trademark Rights") and (ii) all United States and foreign patents, registered trademarks/service marks and registered copyrights licensed to the Company or any Subsidiary (hereinafter the "Licensed Rights"). Except as specifically set forth in Schedule 4.10, (i) the Patent and Trademark Rights are free of any liens, claims or encumbrances; are not subject to any license (royalty bearing or royalty free) and are not subject to any obligation to grant rights to any person or any arrangement requiring any payment to any person, with the exception of payments required to be made to the United States Patent and Trademark Office and other intellectual property authorities in order to maintain the patents and trademark registrations in full force and effect, (ii) to the knowledge of the Company and Sellers, the Licensed Rights are free and clear of all liens, claims, encumbrances, royalties or other obligations, and
(iii) the Patent and Trademark Rights and the Licensed Rights represent all registered intellectual property (or intellectual property that is subject of pending applications for registration) necessary to the conduct of the business of the Company and the Subsidiaries as currently being conducted or currently expressly proposed to be conducted. Except as specifically set forth in Schedule 4.10, the validity of the Patent and Trademark Rights and title thereto, and the validity of the Licensed Rights, (i) have not been questioned in any prior litigation; (ii) are not being questioned in any pending litigation; and (iii) are not the subject(s) of any threatened or proposed litigation. Except as specifically set forth in Schedule 4.10, to the knowledge of the Company and Sellers, the business of the Company and the Subsidiaries, as now conducted or currently expressly proposed to be conducted, does not conflict with and has not been alleged to conflict with any patents, trademarks, trade names, service marks, or copyrights of others. The consummation of the transactions contemplated hereby will not result in the loss or impairment of any of the Patent and Trademark Rights or any of the Licensed Rights. Except as specifically set forth in Schedule 4.10, the Company does not know of any use by others of the Patent and Trademark Rights or the Licensed Rights.

         4.11. LITIGATION AND CLAIMS. Schedule 4.11(a) sets forth all litigation, claims, suits, actions, investigations, indictments or informations, or administrative, arbitration or other proceedings pending, or, to the knowledge of the Company and Sellers, threatened (including grand jury investigations, actions or proceedings and product liability and workers' compensation suits, actions or proceedings) against the Company or any Subsidiary or involving any of their assets or properties and (ii) indicates which of such matters are being defended by an insurance carrier, and which of the matters being so defended are being defended under a reservation of rights. None of the matters listed on Schedule 4.11 (a) (singly or in the aggregate) could reasonably be expected to result in the issuance of an order or injunction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby or to have a material adverse effect on the business or financial condition of the Company or any Subsidiary, and the Company is not aware of any grounds for the assertion of any such claim. Except as set forth in Schedule 4.11(b), there are no judgments, orders, injunctions, decrees, stipulations or awards (whether rendered by a court, administrative agency, or by arbitration, pursuant to a grievance or other procedure) against or relating to the Company or any Subsidiary. No present or former officer or director of the Company or any Subsidiary has or will have any claim for indemnification from the Company or any Subsidiary related to any act or omission prior to the Closing by such present or former officer or director.

         4.12. SALARIED EMPLOYEES. The Company has delivered to Buyer in writing prior to the date hereof the names and current annual salary and compensation of all salaried employees of the Company or any Subsidiary who are paid more than $20,000 per year together with the date and amount of the last salary increase for each such person, if such increase occurred within the prior twelve months.

         4.13. EMPLOYEE CONTRACTS, UNION AGREEMENTS AND BENEFIT PLANS.

               (a) Schedule 4.13 sets forth a complete and accurate list of all material agreements, arrangements, commitments, policies or understandings of any kind (whether written or oral) which relate to compensation, remuneration or benefits in any way and/or which constitute employment, consulting or collective bargaining contracts, or deferred compensation, pension (as defined in Section 3(2) of ERISA), multiemployer (as defined in Section 3(37)(A) of ERISA), profit sharing, thrift, stock ownership, stock appreciation rights, bonus, stock option, stock purchase or other nonqualified or compensation commitments, benefit plans, arrangements or plans, including all welfare plans, as defined in
Section 3(l) of ERISA, of or pertaining to the present or former employees (including retirees) of the Company or any Subsidiary or any predecessors in interest thereto, that are currently in effect or as to which the Company or any Subsidiary has any ongoing liability or obligation whatsoever (all such agreements, arrangements, commitments, policies and understandings shall be referred to collectively as the "Employee Benefit Plans"). Except as set forth on Schedule 4.13, all of the Employee Benefit Plans are currently in effect. All welfare plans providing or offering benefits to retirees, all retirement plans intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") and all multiemployer plans are identified as such on Schedule 4.13.

               (b) Except as set forth on Schedule 4.13, (a) the Company and each Subsidiary and their predecessors in interest, have complied in all material respects with all of their respective obligations with respect to all Employee Benefit Plans, including the payment of all contributions required or due to be paid, the satisfaction of all reporting requirements to federal, state and local governments and governmental agencies and to all Employee Benefit Plan participants and beneficiaries, and the payment or accrual of all expenses for all periods, including the period between the end of the previous plan year and the Closing Date, and (b) the Employee Benefit Plans have been maintained in compliance in all material respects with all applicable laws and regulations.

               (c) All Employee Benefit Plan and trust instruments, and the most recently available annual reports, actuarial reports and determination letters, relating to the Employee Benefit Plans have been made available to Buyer. Since the date such documents were made available to Buyer, no plan amendments have been adopted nor will any such amendments be adopted prior to the Closing Date, except as Buyer reasonably may request to assist in the transition of the Employee Benefit Plans to Buyer's control upon the consummation of the Closing. All Plan and trust instruments, and all amendments thereto, are identified on
Schedule 4.13.

               (d) Except as described in Schedule 4.13, neither the Company nor any Subsidiary, nor any predecessor in interest thereto, has any agreement, arrangement, commitment or understanding, whether legally binding or not, to create any additional Employee Benefit Plan or to increase the rate of benefit accrual or contribution requirement under any of the Employee Benefit Plans; to modify, change or terminate, in any material respect, any existing Employee Benefit Plan; or, except as specifically provided in any existing law, regulations, revenue rulings or revenue procedures, to continue any Employee Benefit Plan or any provision thereunder for any period of time.

               (e) None of the Employee Benefit Plans is currently under investigation, audit or review by the Department of Labor, the Internal Revenue Service or any other federal or state agency.

               (f) No Employee Benefit Plan is liable for any federal, state, local or foreign taxes.

         4.14. PENSION MATTERS. The Company has no retirement plan, and has had no retirement plan, other than the non-funded plans identified on Schedule 4.13.

         4.15. LABOR RELATIONS. Except to the extent set forth in Schedule 4.15:

               (a) The Company and each Subsidiary is in compliance in all material respects with all applicable laws and collective bargaining agreements respecting employment and employment practices, terms and conditions of employment and wages and hours and occupational safety and health;

               (b) There is no unfair labor practice, charge or complaint or any other matter against or involving the Company or any Subsidiary pending or, to the knowledge of the Company and Sellers, threatened before the National Labor Relations Board or any court of law;

               (c) There is no labor strike, dispute, slowdown or stoppage actually pending or, to the knowledge of the Company and Sellers, threatened against the Company or any Subsidiary;

               (d) No certification or decertification question or organizational drive exists or has existed within the past twenty-four months respecting the employees of the Company or any Subsidiary;

               (e) No grievance proceeding or arbitration proceeding arising out of or under any collective bargaining agreement is pending against the Company or any Subsidiary, or, to the knowledge of the Company and Sellers, threatened; and, to the knowledge of the Company and Sellers, no basis for any claim therefor exists;

               (f) No agreement (including any collective bargaining agreement), arbitration or court decision or governmental order which is binding on the Company or any Subsidiary in any way limits or restricts the Company or any Subsidiary from relocating or closing any of its operations;

               (g) Neither the Company nor any Subsidiary has experienced any organized work stoppage or other labor difficulty since January 1, 1994;

               (h) There are no charges, investigations, administrative proceedings or formal complaints of discrimination (including discrimination based upon sex, age, marital status, race, national origin, sexual preference, handicap or veteran status) pending or, to the knowledge of the Company and Sellers, threatened before the Equal Employment Opportunity Commission or any federal, state or local agency or court against the Company or any Subsidiary. There have been no governmental audits of the equal employment opportunity practices of the Company or any Subsidiary and, to the knowledge of the Company and Sellers, no basis for any such claim exists. There are no facts that now, or with the passage of time would give rise to any claim by any employee for back pay or unpaid salary.

         4.16. BANK ACCOUNTS. Schedule 4.16 sets forth a complete and accurate list of each bank or financial institution in which the Company or any Subsidiary has an account or safe deposit box (giving the address and account numbers) and the names of the persons authorized to draw thereon or to have access thereto.

         4.17. LICENSE AGREEMENTS. Schedule 4.17 sets forth a complete and accurate list and description of all license agreements under which the Company and the Subsidiaries conduct their businesses.

         4.18. INSURANCE POLICIES. Schedule 4.18 sets forth a complete and accurate list and description of all insurance policies in force naming the Company, any Subsidiary or employees thereof as an insured or beneficiary or as a loss payable payee or for which the Company or any Subsidiary has paid or is obligated to pay or at any time may become obligated to pay all or part of the premiums. Neither the Company nor any Subsidiary has received notice of any pending or threatened cancellation or premium increase (retroactive or otherwise) with respect thereto, and the Company and each Subsidiary is in compliance with all conditions contained therein. There are no pending claims against such insurance by the Company or any of the Subsidiaries as to which insurers are defending under reservation of rights or have denied liability, and there exists no claim under such insurance that has not been properly filed by the Company or the Subsidiaries.

         4.19. CONTRACTS AND COMMITMENTS.

               (a) For purposes of this Agreement, "Contract" means any contract, agreement, promissory note, debt instrument, commitment, arrangement, undertaking or understanding to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound, whether written or oral and including without limitation each and every amendment, modification or supplement to any of them. Schedule 4.19 contains a true, correct and complete copy of each Contract to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound, except for contracts, agreements, commitments, arrangements, undertakings or understandings:

               (i) for the purchase or rental of materials, inventory and supplies by the Company or any Subsidiary entered into in the ordinary and usual course of business which do not individually (x) exceed $25,000 (treating each purchase order as a separate agreement) or (y) exceed $100,000 and which are reasonably expected to be fully performed within six months of their respective dates;

               (ii) for the purchase of services by the Company or any Subsidiary entered into in the ordinary and usual course of business which do not individually (x) involve an amount in excess of $25,000 or
         (y) involve an amount in excess of $100,000 and which are reasonably expected to be fully performed within six months of their respective dates; or

               (iii) for the extension of credit in the ordinary course of business in connection with mortgage loans.

               (b) Except as set forth in Schedule 4.19 and Schedule 4.13:

               (i) Neither the Company nor any Subsidiary has any outstanding contract, written or oral, with any officer, employee, agent, consultant, advisor, salesman, manufacturer's representative, distributor, dealer, subcontractor, or broker that is not cancelable by the Company or such Subsidiary, on notice of not longer than thirty
         (30) days and without liability, penalty or premium of any kind, or any agreement or arrangement providing for the payment of any bonus or commission based on sales or earnings;

               (ii) Neither the Company nor any Subsidiary has (i) any outstanding loan or loan commitment (excluding credit extended in the ordinary course of business in connection with mortgage loans) to any person or (ii) any factoring, credit line or subordination agreement;

               (iii) Except for negotiable instruments in the process of collection, neither the Company nor any Subsidiary has any power of attorney outstanding or any contract, commitment or liability (whether absolute, accrued, contingent or otherwise), as guarantor, surety, co-signer, endorser, co-maker, indemnitor in respect of the contract or commitment of any other person, corporation, partnership, joint venture, association, organization or other entity;

               (iv) There are no contracts or agreements of the Company or any Subsidiary with any director, officer or shareholder of the Company or any Subsidiary, or with any person related to any such person or to the knowledge of the Company and Sellers with any company or other organization in which any director, officer, or shareholder of the Company or any Subsidiary, or to the knowledge of the Company and Sellers anyone related to any such person, has a direct or indirect financial interest (excluding for such purposes the ownership of less than 1% of the outstanding equity of any publicly traded corporation of which such person is neither an officer or a director);

               (v) Neither the Company nor any Subsidiary is subject to any contract or agreement (other than the license agreements listed in Schedule 4.17) containing covenants limiting the freedom of the Company or any Subsidiary to compete in any line of business in any geographic area or requiring the Company to share any profits; and

               (vi) Neither the Company nor any Subsidiary is a party to or bound by any presently existing contract, agreement or other arrangement that has had or is reasonably likely to have a Company Material Adverse Effect.

         4.20. NO CONFLICT. The execution and delivery of this Agreement by Sellers and the Company, the consummation of the transactions contemplated herein by Sellers and the Company, and the performance of the covenants and agreements of Sellers and the Company contained herein will not, with or without the giving of notice or the lapse of time, or both, (i) violate or conflict with any of the provisions of any charter instrument or bylaw of the Company or any Subsidiary, (ii) except as set forth in Schedule 4.20, violate, conflict with or result in a breach or default under or cause the termination or acceleration of any term or condition of any material mortgage, indenture, contract, license, permit, instrument, trust document, or other agreement, document or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or their respective properties may be bound, (iii) violate any provision of law, statute, rule or regulation by which the Company or any Subsidiary is a party or by which any of them or their respective properties may be bound, (iv) violate or conflict with any order, judgment, decree or ruling of any governmental authority applicable to the Company, any Subsidiary or their respective assets, (v) result in the creation or imposition of any lien, claim, charge, restriction, security interest or encumbrance of any kind whatsoever upon any asset of the Company or any Subsidiary, or (vi) result in an acceleration of any indebtedness or other obligations of the Company or any of the Subsidiaries or result in a right of the holder of any such indebtedness or obligations to require a redemption, purchase or redemption of such indebtedness or obligations.

         4.21. AGREEMENTS IN FULL FORCE AND EFFECT. All contracts, agreements, plans, leases, policies, licenses and permits referred to, or required to be referred to, in any Schedule delivered hereunder are valid and binding obligations of the Company and are in full force and effect and are enforceable against the Company in accordance with their terms and, to the knowledge of the Company and Sellers, are valid and binding obligations of each other party thereto and are in full and effect and are enforceable against each such party in accordance with their terms. Neither the Company nor any Seller has any knowledge of any pending or threatened bankruptcy, insolvency or similar proceeding with respect to any party to such agreements, and to the knowledge of the Company and Sellers, no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder by the Company or any Subsidiary or any other party thereto. The Company and each Subsidiary have duly complied in all material respects with all provisions of every contract or other agreement (whether written or oral) to which the Company or such Subsidiary is a party and is not in default as to any such contract or agreement. No condition or state of facts exists that, with notice or the passage of time, or both, would constitute a default by the Company or any Subsidiary or, to the knowledge of the Company and Sellers, any other person, under any such contract or agreement to which the Company or any Subsidiary is a party, or that would result in any loss or impairment under any such contract or agreement or give any person the right to terminate or accelerate the payment or performance of any obligation under any such contract or agreement.

         4.22. REQUIRED CONSENTS AND APPROVALS. Except as set forth in Schedule 4.22, no consent or approval of, or action or filing with or notice to, any person is required by virtue of the execution and delivery of this Agreement by Sellers and the Company or the consummation of any of the transactions contemplated herein to avoid the violation or breach of, or the default under, or the creation of a lien on assets of the Company or any Subsidiary pursuant to the terms of, any material regulation, order, decree or award of any court or governmental agency or any lease, contract, mortgage, note, license, or any other instrument to which the Company or any Subsidiary is a party or to which any of them or any of their property or any of the Shares is subject.

         4.23. ABSENCE OF CERTAIN CHANGES AND EVENTS. Except as set forth in
Schedule 4.23 and as otherwise contemplated by this Agreement, since December 31, 1998, each of the Company and its Subsidiaries has conducted its businesses only in the ordinary and usual course of business consistent with past practice, and has not:

               (a) suffered any damage or destruction adversely affecting the properties, business or prospects of the Company or such Subsidiary;

               (b) except for customary dividends consistent with past practice (the amount and distribution dates of which are set forth in Schedule 4.23), made any declaration, setting aside or payment of any dividend or other distribution of assets (whether in cash, stock or property) with respect to the capital stock of the Company or such Subsidiary or any direct or indirect redemption, purchase or other acquisition of such stock;

               (c) suffered any material adverse change in its working capital, assets, liabilities, financial condition, business prospects, or relationships with any suppliers or customers listed on Schedule 4.21;

               (d) except for customary increases based on term of service or regular promotion of non-officer employees, increased the compensation payable or to become payable to any employee or increased any bonus, insurance, pension or other employee benefit plan, payment or arrangement for such employees or entered into or amended any employment, consulting, severance or similar agreement;

               (e) incurred any liability or obligation (absolute, accrued, contingent or otherwise) not incurred in the ordinary and usual course of business consistent with past practice;

               (f) paid, discharged or satisfied any claim, liability or obligation other than payment in the ordinary course of business and consistent with past practice;

               (g) permitted any of its assets to be subjected to any mortgage, lien, security interest, restriction or charge of any kind;

               (h) waived any material claims or rights;

               (i) sold, transferred or otherwise disposed of any of its assets or canceled any debts or claims, except in the ordinary and usual course of business consistent with past practice;

               (j) made any single capital expenditure or investment in excess of $5,000, or aggregate capital expenditures in excess of $20,000, or additions to property, plant and equipment other than ordinary repairs and maintenance;

               (k) made any change in any method of accounting, or any material practice or principle of accounting;

               (1) paid, loaned or advanced any amount or asset to or sold, transferred or leased any asset to any employee except for normal compensation involving salary and benefits and ordinary course employee loans that do not exceed in any individual case a principal amount in excess of $10,000;

               (m) entered into any material commitment or transaction, other than in the ordinary and usual course of business, affecting the operations of the Company or any Subsidiary; or

               (n) agreed in writing, or otherwise, to take any action described in this Section.

         Since December 31, 1998, no event, condition, proceeding or development has occurred or is pending or threatened which individually or in the aggregate is reasonably likely to have in a Company Material Adverse Effect. For purposes of this paragraph, no change in general economic conditions shall be taken into account in determining whether or not a Company Material Adverse Effect shall have occurred.

         4.24. COPIES OF DOCUMENTS. The Company has made available to Buyer, to the extent such documents exist:

               (a) The charters and articles of incorporation, bylaws, minute books and stock books referred to in Section 4.01 (c);

               (b) Each of the contracts, lease agreements, plans, instruments, reports or documents that are in writing and are listed in the Schedules;

               (c) Each trademark and service mark registration or application therefor, patent or patent application or other item listed in Schedule 4.10 and each assignment or license with respect to any thereof;

               (d) The pleadings and briefs filed in each pending suit or proceeding listed in Schedule 4.11 (a), with the exception of foreclosure proceedings initiated by the Company, and the judgments, orders, injunctions, decrees, stipulations and awards listed in said Schedule; and

               (e) All written licenses and permits listed in Schedule 4.25.

         4.25. REQUIRED LICENSES AND PERMITS.

               (a) The Company and the Subsidiaries have all material licenses, permits or other authorizations of governmental authorities necessary for the conduct of their businesses as currently conducted or as currently proposed to be conducted. A correct and complete list of such licenses, permits and authorizations is set forth on Schedule 4.25.

         4.26. TAX MATTERS.

               (a) Taxes. For purposes of this Agreement, "Taxes" shall mean all taxes, assessments, charges, duties, fees, levies or other governmental charges (including interest, penalties or additions associated therewith) including federal, state, city, county, foreign or other income, franchise, capital stock, real property, personal property, tangible, withholding, FICA, unemployment compensation, disability, transfer, sales, use, excise, gross receipts, registration, license, stamp, occupation, premium, windfall profits, environmental, value-added, alternative or add-on minimum, estimated and all other taxes of any kind for which the Company or any Subsidiary may have any liability imposed by the United States or any state, county, city, country or foreign government or subdivision or agency thereof, whether disputed or not.

               (b) Tax Returns and Liabilities. Except as otherwise disclosed in
Schedule 4.26(b): (i) all returns, including estimated returns and reports of every kind with respect to Taxes, which are due to have been filed by the Company and each Subsidiary in accordance with any applicable law, have been duly filed and are true, correct and complete in all material respects; (ii) all Taxes, deposits or other payments for which the Company or any Subsidiary has any liability, including, without limitation any Taxes due under Section 1374 of the Code, through the date hereof (whether or not shown on a return), have been paid in full or are accrued as liabilities for Taxes on the books and records of the Company in all material respects; (iii) the amounts so paid on or before the date hereof, together with any amounts accrued as liabilities for Taxes (whether accrued as currently payable or deferred Taxes) on the books of the Company and reflected in the 1997 Balance Sheet will be adequate to satisfy all liabilities for Taxes of the Company and the Subsidiaries in any jurisdiction through the Closing Date, including Taxes accruable upon income earned through the Closing Date; (iv) with respect to the Company and each Subsidiary, there are not now any extensions of time in effect with respect to the dates on which any returns or reports of Taxes were or are due to be filed; (v) all deficiencies asserted as a result of any examination of any return or report of Taxes of the Company or any Subsidiary have been paid in full, accrued on the books of the Company, or finally settled, and no issue has been raised in any such examination which, by application of the same or similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined; (vi) no claims have been asserted and, to the knowledge of the Company and Sellers, no proposals or deficiencies for any Taxes are being asserted against the Company or any Subsidiary, proposed or threatened, and no audit or investigation of any return or report of Taxes is currently underway, pending or, to the knowledge of the Company and Sellers, threatened; (vii) there are no outstanding waivers or agreements by Sellers, the Company or any Subsidiary for the extension of time for the assessment of any Taxes or deficiency thereof, nor are there any requests for rulings, outstanding subpoenas or requests for information, notice of proposed reassessment of any property owned or leased by the Company or any Subsidiary or any other matter pending between the Company or any Subsidiary and any taxing authority; (viii) there are no liens for Taxes upon any property or assets of the Company or any Subsidiary except liens for current Taxes not yet due, nor are there any liens which, to the Company's knowledge, are pending or threatened; (ix) to the knowledge of the Company and Sellers, there are no facts which exist or have existed which would constitute meritorious grounds for the assessment of any Taxes against the Company or any Subsidiary with respect to the periods which have not been audited by the Internal Revenue Service or other taxing authorities, (x) none of the Company and its Subsidiaries is a party to any Tax allocation or sharing agreement; and

(xi) none of the Company and its Subsidiaries (A) has been a member of an affiliated group (within the meaning of Section 1504(a) of the Code) filing a consolidated federal income tax return (other than a group the common parent of which was the Company) or (B) has any liability (whether known or unknown, asserted or unasserted, liquidated or unliquidated, and whether due or to become due) for the Taxes of any person (other than the Company and the Subsidiaries) under Treas. Reg. ss. 1.1502-6 (or any similar provision of state, local or foreign law), as transferee or successor, by contract or otherwise.

               (c) Reserves. In each case, adequate provision, including provision in the deferred tax account, has been made in the Financial Statements for all deferred and accrued tax liabilities as of their respective dates with respect to operations for periods ending on such dates.

               (d) Submission of Tax Returns. The Company has delivered to Buyer true and complete copies of all federal and state income tax returns (together with any examination reports and statements of deficiency) relating to the operations of the Company and the Subsidiaries for the taxable years ended 1996 and 1997.

               (e) Elections. Neither Sellers nor the Company nor any Subsidiary has filed a consent pursuant to Section 341 (f) of the Code. Neither the Company nor any Subsidiary, nor any predecessor in interest of any of them, has filed, or may be deemed to have filed, any election under Section 338 of the Code.

               (f) Industrial Development Bonds. No assets of the Company or any Subsidiary or of any "Related Person," as that term is defined in Section 144(a)(3) of the Code (or Section 103 (b)(6)(C) of the Internal Revenue Code of 1954, as amended (the "1954 Code")) whether owned or leased pursuant to a capital lease, have been financed by private activity bonds within the meaning of Section 141 of the Code (or industrial development bonds within the meaning of Section 103(b) of the 1954 Code), and neither the Company nor any Subsidiary nor any Related Person is a "principal user," as that term is used in the context of Section 144(a) of the Code (or Section 103(b) of the 1954 Code) of any building which has been so financed.

               (g) Excess Parachute Payments. Except as set forth in Schedule 4.29g, neither the Company nor any Subsidiary has made any payment which constitutes an "excess parachute payment" within the meaning of Section 280G of the Code, and no payment by the Company or any Subsidiary required to be made under any contract (including the obligation of the Company described in Section
7.05 hereof) will, if made, constitute an "excess parachute payment" within the meaning of Section 280G of the Code.

               (h) FIRPTA. None of the Company and the Subsidiaries has been a United States real property corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

               (i) Asset Basis. As of the year end of the taxable year preceding the Closing Date, and as of the Closing Date, the adjusted basis of the depreciable or amortizable assets of the Company and the Subsidiaries for federal income tax purposes ("Tax Basis") is as set forth on the tax basis fixed asset list (the "List") showing the original tax cost of the assets and the tax depreciation or amortization thereon as of the year end of the taxable year preceding the Closing Date, and the Closing Date. The List shall be prepared at the Company's expense and submitted to the Buyer with the federal and state tax returns of the Company which are prepared in accordance with Section 6.09.

               (j) Subchapter S Status. The Company (and any predecessor of the Company) has been a validly electing S corporation within the meaning of Sections 1361 and 1362 of the Code during the following periods, and the Company will be an S corporation up to and including the day before the Closing Date:
(i) from its inception through December 31, 1994, and (ii) from January 1, 1997 including at all times during 1999 up to and including the day before the Closing Date. Each Subsidiary of the Company identified on Schedule 4.01 that is a corporation for federal income tax purposes is a "qualified subchapter S subsidiary" within the meaning of Section 1361(b)(3)(B) of the Code, has been a "qualified subchapter S subsidiary" at all times since the date shown on such schedule, and will continue to be a "qualified subchapter S subsidiary" up to and including the day before the Closing Date.

         4.27. MISCELLANEOUS RECEIVABLES.

                  (a) Except as set forth on Schedule 4.27, all miscellaneous receivables of the Company or any Subsidiary owing by any director, officer, shareholder or employee of the Company or any Subsidiary or any relative of any such person (including those accounts receivable reflected on the 1999 Balance Sheet and incurred since the date of the 1999 Balance Sheet) have been paid in full prior to the date hereof or will be paid in full on the Closing Date.

                  (b) Except as listed in Schedule 4.27, to the knowledge of the Company and Sellers, all miscellaneous receivables, employee advances and commercial advances of the Company or any Subsidiary which are reflected on the 1999 Balance Sheet (i) are valid, existing and fully collectible within 90 days following the Closing Date without resort to legal proceedings or collection agencies and (ii) are not subject to any refunds or adjustments or any defenses, rights of set-off, assignment, restrictions, security interests or other encumbrances. Except as shown on Schedule 4.27, all such miscellaneous receivables, employee advances and commercial advances are current, and the Company is not aware of any dispute regarding the collectibility of any such miscellaneous receivables, employee advances and commercial advances. Neither the Company nor any Subsidiary has ever factored any of its miscellaneous receivables, employee advances and commercial advances.

         4.28. ENVIRONMENTAL MATTERS.

               (a) Except as set forth in Schedule 4.28, (i) neither the Company nor any of its Subsidiaries has used, stored, treated, transported, manufactured, refined, handled, produced or disposed of any Hazardous Materials or Petroleum Products on, under, at, from or in any way affecting any of their properties or assets (including, without limitation, any properties or assets now or previously owned or operated by the Company or any of its Subsidiaries), or otherwise, in any matter which at the time of the action in question violated any Environmental Law governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials or Petroleum Products, and (ii) to the knowledge of Sellers and the Company, no prior owner of such property or asset or any tenant, subtenant, prior tenant or prior subtenant thereof has used Hazardous Materials or Petroleum Products on, from or in any way affecting any such property or asset, or otherwise, in any manner which at the time of the action in question violated any Environmental Law governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials or Petroleum Products.

               (b) Except as set forth in Schedule 4.28, neither the Company nor any of its Subsidiaries has any obligations or liabilities, whether absolute or contingent, accrued or unaccrued, asserted or unasserted, known or unknown, or otherwise, that have been or are imposed by reason of or based upon any provision of any Environmental Laws relating to or arising out of or attributable, in whole or in part, to the manufacture, processing, distribution, use, treatment, storage, release, disposal, arranging for disposal, transport or handling of any Hazardous Materials or Petroleum Products by the Company or any of its Subsidiaries or, to the knowledge of the Sellers and the Company, by any predecessor in interest in connection with or in any way arising from or relating to the Company, any of its Subsidiaries or any of their respective properties or assets, or relating to or arising from or attributable, in whole or in part, to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any such substance by the Company or any of its Subsidiaries or, to the knowledge of the Company and Sellers, by any predecessor in interest at or on or under any of the real properties owned or used by Company or any of its Subsidiaries.

               (c) For purposes of this Agreement, (i) "Environmental Laws" shall mean any and all national, federal, state, provincial, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any governmental or regulatory authority regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Materials or Petroleum Products or environmental protection as now or at any time hereafter in effect, together with any amendment or re-authorization thereto or thereof; (ii) "Hazardous Materials" shall mean any hazardous material, hazardous waste, infectious medical waste, hazardous or toxic substance defined or regulated as such under any Environmental Law, including without limitation, materials exhibiting the characteristics of ignitability, corrosivity, reactivity or extraction procedure toxicity, as such terms are now or hereafter defined in connection with hazardous materials or hazardous waste or hazardous or toxic substances in any

Environmental Law; and (iii) "Petroleum Products" shall mean gasoline, diesel fuel, motor oil, waste or used or oil, heating oil, kerosene and other petroleum products.

         4.29. TRANSACTIONS WITH RELATED PARTIES. Except as set forth in
Schedule 4.29, since December 31, 1998, neither the Company nor any of its Subsidiaries has, in the ordinary course of business or otherwise, purchased, leased or otherwise acquired any material property or assets or obtained any material services from, or sold, leased or otherwise disposed of any material property or assets or provided any material services to (except with respect to services rendered as a director, officer or employee of one or more of the Company and its Subsidiaries and remuneration for such services) (i) any holder of 5% or more of the voting securities of the Company, (ii) any director, officer or employee of the Company or any of its Subsidiaries, (iii) except for any transactions among the Company and its Subsidiaries, any person, firm or corporation that directly or indirectly controls, is controlled by or is under common control with the Company or any of its Subsidiaries, or (iv) any member of the immediate families of any such persons (collectively, a "Related Party"). Except as set forth in Schedule 4.29, the Contracts do not include any obligation or commitment between the Company or any of its Subsidiaries and any Related Party, and the properties and assets of the Company and its Subsidiaries do not include any receivable or other obligation or commitment from a Related Party to the Company or any such Subsidiary.

         4.30. BROKERS' AND FINDERS' FEES. Neither the Company, any Subsidiary, nor any Seller, nor anyone acting on behalf of any of them, has done anything to cause or incur any liability to any party other than Centura Investment Bankers for any brokers' or finders' fees or the like in connection with this Agreement or any transaction contemplated hereby.

         4.31. COMPLIANCE WITH SECURITIES ACT. Sellers are acquiring the Common Stock for their own accounts and not with a view to the resale or "distribution," as such term is defined in Section 2(l1) of the Securities Act of 1933, as amended (the "Securities Act"), of any shares of the Common Stock in violation of the Securities Act. Each Seller is an "accredited investor," as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

         4.32. DISCLOSURE. No representations, warranties, assurances or statements by Sellers in this Agreement (including Schedules) contain or will contain any untrue statement of material fact or omit or will omit to state any material fact, or omit or will omit to state any fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants to Sellers as follows:

         5.01. ORGANIZATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority, corporate or otherwise, to carry on and conduct its business as it is now being conducted and to own or lease its properties and assets.

         5.02. AUTHORIZATION. Buyer has all requisite corporate power and authority to enter into this Agreement. The execution and delivery of this Agreement by Buyer and the performance by Buyer of its covenants and agreements hereunder have been duly authorized by all necessary corporate action on the part of Buyer, and this Agreement has been duly executed and delivered by Buyer and constitutes a valid and binding obligation of Buyer enforceable in accordance with its terms.

         5.03. No Conflict. Assuming receipt by Buyer prior to the Closing Date of the consents and approvals listed on Schedule 8.04, neither the execution and delivery of this Agreement nor the performance of the transactions contemplated herein by Buyer will violate or conflict with any of the provisions of any charter instrument or bylaws of Buyer or violate or conflict with or constitute a default under any mortgage, indenture, contract, agreement, license, permit, instrument or trust or any order or ruling of any governmental authority to which Buyer is a party or by which Buyer is bound, or violate any provision of law, statute, rule or regulation to which Buyer is subject. Without limiting the generality of the foregoing, the transactions contemplated by this Agreement do not create an obligation in the Company, Sellers or Buyer to make a Pre-Merger Notification filing under the Hart-Scott-Rodino Antitrust Improvement Act of 1976. In making the representations in this Section 5.03, Buyer is relying on the representations of Sellers in Section 4.31.

         5.04. BROKERS' AND FINDERS' FEES. Neither Buyer nor anyone acting on behalf of Buyer has done anything to cause or incur any liability to any party for any brokers' or finders' fees or the like in connection with this Agreement or any transaction contemplated hereby.

         5.05. PUBLIC DOCUMENTS, FINANCIAL STATEMENTS. (a) Buyer's annual report on Form I0-K/A for the year ended August 31, 1998 (the "1998 10-K"), its quarterly report on Form 10-Q/A for the quarter ended February 28, 1999 (the "February 1999 10-Q") its proxy statement for its 1999 annual meeting, as filed with the SEC (the "1999 Proxy Statement"), and its Registration Statement on Form S-1 (Registration No. 333-68995) filed with the SEC on December 16, 1998, as amended (the "Buyer S-1" and, together with the 1998 10-K, the February 1999 10-Q and the 1999 Proxy Statement, the "Buyer Filings"), do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. As of the date hereof the Buyer has filed with the SEC all filings required to be made by it under the 1934 Securities Exchange Act, as amended.

               (b) The historical financial statements contained (or incorporated by reference) in the 1998 10-K and the February 1999 10-Q have been prepared in accordance with GAAP and fairly present in all material respects the consolidated financial position of the Buyer and its subsidiaries at the respective dates thereof and the results of their consolidated operations for the periods indicated therein.

         5.06. AUTHORIZED AND OUTSTANDING STOCK. The current authorized capital stock of the Buyer and each of its subsidiaries and the current number of issued and outstanding shares thereof is the same as that set forth in the Buyer Filings. All of such issued and outstanding shares of capital stock are validly issued, fully paid and nonassessable. Except as disclosed in the Buyer Filings, neither the Buyer nor any subsidiary of the Buyer has outstanding, and none are bound by, any subscriptions, options, warrants, calls, commitments or agreements requiring the Buyer to issue or entitling any person or entity to acquire any additional shares of capital stock or any other equity security, including any right of conversion or exchange under any outstanding security or other instrument, and neither the Buyer nor any subsidiary of the Buyer is obligated to issue any shares of its capital stock for any purpose. All issuances of the capital stock of the Buyer and each subsidiary of the Buyer have been in compliance in all material respects with all applicable agreements and all applicable laws, including federal and state securities laws. No former or present holder of any other capital stock of the Buyer, any subsidiary of the Buyer, or any corporation or other entity which has been merged into the Buyer or any subsidiary of the Buyer has any legally cognizable claim against the buyer or any subsidiary of the Buyer, based on any issuance, sale, purchase, redemption or involvement in any transfer of any shares or any such other capital stock by the Buyer or any subsidiary of the Buyer. Except as disclosed in the Buyer Filings, there are no outstanding obligations of the Buyer or any subsidiary of the Buyer to repurchase, redeem or otherwise acquire any outstanding shares of stock of the Buyer or any subsidiary of the Buyer.

         5.07. NO UNDISCLOSED LIABILITIES. Except as disclosed in the Buyer Filings, the Buyer is not subject to any liability or obligation of any kind of nature whatsoever, whether known, unknown, asserted, unasserted, absolute, accrued, contingent or otherwise, required by GAAP to be reflected or reserved against in a consolidated balance sheet of the Buyer, except liabilities incurred since February 28, 1999 in the ordinary course of business.

         5.08. ABSENCE OF CHANGES. Except as disclosed in the Buyer Filings, since February 28, 1999, the Buyer has not: (i) suffered any damages or destruction adversely affecting the properties, business or prospects of the Buyer or its subsidiaries; (ii) suffered any material adverse damage in its working capital, assets, liabilities, financial condition or business prospects; or (iii) entered into any material commitment or transaction, other than in the ordinary and usual course of business, affecting the operations of the Buyer or any of its subsidiaries.

         5.09. POTENTIAL ACQUISITIONS. Except as disclosed in the Buyer Filings, the Buyer has no ongoing discussions or contacts with any persons or entities regarding the purchase or acquisition of the stock or assets of any entity which, in the judgment of the Buyer, are likely to result in the consummation of any such transaction.

         5.10. DISCLOSURE. No representations, warranties, assurances or statements by Buyer in this Agreement (including Schedules) contain or will contain any untrue statement of material fact or omits or will omit to state any material fact, or omits or will omit to state any fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

                                   ARTICLE VI

                      COVENANTS OF THE COMPANY AND SELLERS

         6.01. PRE-CLOSING OPERATIONS. The Company hereby covenants and agrees, except as contemplated hereunder, as disclosed in the Schedules, or as consented to in writing by Buyer, pending the Closing, that it and each Subsidiary shall operate and conduct its business only in the ordinary and usual course in accordance with prior practices, and carry on its business substantially in the manner as heretofore conducted and not make or institute any new methods of accounting or operation except in the ordinary and usual course of business consistent with past practice. By way of illustration and not in limitation of the foregoing:

               (a) The Company shall manage its working capital, including cash, receivables, other current assets, trade payables and other current liabilities, in a fashion consistent with past practice and shall carry on the business of the Company in the same manner as heretofore conducted and not engage in any new line of business or purchase or sell any new products or provide any new service or enter into any agreement, transaction or activity or make any commitment except those in the ordinary and usual course of business consistent with past practice.

               (b) Except as previously disclosed and consented to by Buyer, which consent shall not be unreasonably withheld, no material contract or commitment of any kind relating to any material capital expenditure by the Company or any Subsidiary shall be entered into.

               (c) The Company and each Subsidiary shall use commercially reasonable efforts consistent with past practices to maintain their assets in their present state of repair, keep available the services of its employees, and preserve the good will of their businesses and relationships with all parties having business relations with them and shall continue and maintain all underwriting guidelines consistent with prior practice.

               (d) Neither the Company nor any Seller shall take, and shall not permit any Subsidiary to take, any of the following actions after the date of this Agreement:

               (i) Dispose of any property or asset other than in the ordinary and usual course of business consistent with past practice;

               (ii) Mortgage, pledge or subject to liens or other encumbrances any property or asset, except by incurring Permitted Liens;

               (iii) Purchase or commit to purchase any property or asset for a price exceeding $25,000;

               (iv) Except for planned or normal increases in the ordinary and usual course of business consistent with past practice with respect to non-officer employees, increase (or announce any increase of) any salaries, wages or employee benefits or hire, commit to hire any employee, or except for terminations in the ordinary and usual course of business consistent with past practice with respect to non-officer employees, terminate any employee;

               (v) Amend its charter instrument or bylaws;

               (vi) Issue, sell or repurchase any of its capital stock or make any change in its issued and outstanding capital stock or issue any warrant, option or other right to purchase shares of its capital stock or any security convertible into its capital stock, or redeem, purchase or otherwise acquire any shares of its capital stock, or declare any dividends or make any other distribution with respect to its stock, except for the dividends set forth in this Section 6.01;

               (vii) Incur, assume or guarantee any obligation or liability for borrowed money, or exchange, refund or renew any outstanding indebtedness in such a manner as to reduce the principal amount of such indebtedness and increase the interest rate or balance outstanding;

               (viii) Cancel any debts;

               (ix) Amend or terminate any material agreement, including any employee benefit plan (except as otherwise contemplated by this Agreement) or any insurance policy, in force on the date hereof,

               (x) Solicit or entertain any offer for, or sell or agree to sell, or participate in any business combination with respect to, any of the Shares or any of the capital stock of any of the Subsidiaries;

               (xi) Make any changes in its accounting methods, principles or practices;

               (xii) Do any act, omit to do any commercially reasonable act or permit any act within Sellers' or the Company's or any Subsidiary's control which will cause a breach of any representation, warranty or obligation contained in this Agreement;

               (xiii) Issue substitute stock certificates to replace certificates which have been lost, misplaced, destroyed, stolen or are otherwise irretrievable, unless an adequate indemnity agreement approved by Buyer has been duly executed and delivered to the Company; or

               (xiv) Organize any subsidiary, acquire any capital stock or other equity securities of any corporation, or acquire any equity or other ownership interest in any business.

         Buyer hereby consents to the distributions and stock redemptions listed on Schedule 4.23.

         6.02. ACCESS. From the date of this Agreement to the Closing Date, the Company shall (i) provide Buyer and its officers, counsel, accountants and other authorized representatives with such information reasonably available to Sellers or the Company as Buyer may from time to time reasonably request with respect to the Company, the Subsidiaries and the transactions contemplated by this Agreement, (ii) provide Buyer and its officers, counsel, accountants and other authorized representatives access during regular business hours and upon reasonable notice to the books, records, offices, personnel, counsel, accountants and actuaries of the Company and the Subsidiaries, as Buyer or its designees may from time to time reasonably request, and (iii) permit Buyer and its officers, counsel, accountants and other authorized representatives to make such inspections thereof as Buyer may reasonably request. Any investigation shall be conducted in such a manner so as not to interfere unreasonably with the operation of the business of the Company and the Subsidiaries. No such investigation shall limit or modify in any way Sellers' obligations with respect to any breach of their representations, warranties, covenants or agreements contained herein.

         6.03. INTERIM FINANCIALS. As promptly as practicable after each regular accounting period subsequent to the 1999 Balance Sheet and prior to the Closing Date, the Company will deliver to Buyer periodic financial reports in the form which it customarily prepares for its internal purposes concerning the Company and the Subsidiaries, and, if available, unaudited consolidated statements of the financial position of the Company and the Subsidiaries as of the last day of each accounting period and consolidated statements of income and changes in financial position of such entities for the period then ended. The Company and Sellers covenant that such interim statements (i) will present fairly consistent with past practices, the financial condition of the Company and each Subsidiary as of their respective dates and the related results of their respective operations for the respective periods then ended, subject to normal and customary year-end adjustments, and (ii) will be prepared on a basis consistent with prior interim periods.

         6.04. TRANSFER TAXES. All transfer taxes, including, but not limited to, stock transfer taxes, document recording fees, real property transfer taxes, sales and use taxes, stamp taxes, and excise taxes and any similar tax or fee, arising out of or in connection with the consummation of the transactions contemplated hereby shall be paid by Sellers when due, and Sellers will, at their own expense, file all necessary tax returns and other documentation with respect to all such transfer, documentary, sales, use, stamp and other similar taxes and fees.

         6.05. BROKER'S OR FINDER'S FEES. The Company shall pay any fee owing by virtue of the authorization or engagement by Sellers or the Company of any person to act as a broker, finder or in any other similar capacity in connection with the transactions contemplated by this Agreement, including any fees and expenses payable to Centura Investment Bankers; provided that such fees and expenses shall not in the aggregate exceed $300,000.

         6.06. FURTHER INFORMATION. In addition to such actions as the Company may otherwise be required to take under this Agreement or applicable law in order to consummate this Agreement and the transactions contemplated hereby, the Company shall take such action, shall furnish such information, and shall prepare, or cooperate in preparing, and execute and deliver such certificates, agreements and other instruments as Buyer may reasonably request from time to time, before or at the Closing, with respect to compliance with obligations of Buyer, the Sellers or the Company in connection with Buyer's purchase of the Shares from the Sellers. Such matters for which Buyer shall be entitled to seek assistance and cooperation may involve the preparation of disclosure statements and informational materials pertaining to the transactions contemplated by this Agreement.

         6.07. CONSULTATION. Until the Closing Date, Sellers shall consult Buyer concerning all significant business and operating decisions affecting the Company or any Subsidiary.

         6.08. FILING OF RETURNS; PAYMENT OF TAXES. Sellers shall, at Buyer's expense, prepare or cause to be prepared all Tax returns for the Company and its Subsidiaries for all periods ending on or prior to the Closing Date. At least ninety (90) days prior to the filing deadline for each such Tax return (taking into account all filing extensions permitted under applicable law), Sellers shall deliver each such Tax return to Buyer for its review and comment. In the event that Buyer believes that changes should be made to such Tax return in order for such return to comply with applicable law, Buyer shall propose such changes to Sellers, and Buyer and Sellers shall negotiate in good faith to reach agreement on any such changes to such Tax return as promptly as practicable. In the event that Buyer and Sellers fail to reach agreement on any such proposed changes within ten (10) business days, DT (or Buyer's independent public accountants at such time) shall determine whether any of Buyer's proposed changes to such Tax return should be made in order for such return to comply with applicable law. The decision of DT (or such other accounting firm) with respect to such proposed changes shall be conclusive and binding on the parties. To the extent permitted by applicable law, Sellers shall include any income, gain, loss, deduction or other tax items for such periods on their Tax return in a manner consistent with the Schedule K-1's furnished by the Company to the Sellers for such periods. Sellers shall reimburse Buyer for Taxes of the Company and its Subsidiaries with respect to periods within fifteen (15) days after payment by Buyer or the Company and its Subsidiaries of such Taxes to the extent such Taxes are not reflected in the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the 1999 Balance Sheet. Except as required by law, Buyer shall not amend any previously filed Tax return of the Company.

         6.09. COOPERATION ON TAX MATTERS.

               (a) Buyer, the Company (and its Subsidiaries) and Sellers shall provide each other with such assistance as may reasonably be requested by any of them in connection with the preparation of any return of Taxes, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to liability for Taxes of the Company or the Subsidiaries. The party requesting assistance hereunder shall reimburse the other for reasonable out-of-pocket expenses incurred in providing such assistance. Buyer and Seller further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

               (b) Prior to the Closing, the Company and Sellers will not revoke the Company's election to be taxed as an S corporation within the meaning of Sections 1361 and 1362 of the Code. Prior to the Closing, the Company and Sellers will not take or allow any action (other than the sale of the Company's stock pursuant to this agreement) that would result in the termination of the Company's status as a validly electing S corporation within the meaning of Sections 1361 and 1362 of the Code.

                                   ARTICLE VII

                            COVENANTS OF THE PARTIES

         The Company, Sellers and Buyer, respectively, hereby covenant to and agree with one another as follows:

         7.01. APPROVALS OF THIRD PARTIES; SATISFACTION OF CONDITIONS TO CLOSING. The Company and Buyer will use their reasonable, good faith efforts, and will cooperate with one another, to secure all necessary consents, approvals, authorizations and exemptions from governmental agencies and other third parties, including all consents required by Section 9.10, necessary to consummate the transactions contemplated hereby. The Company and Buyer will use their reasonable, good faith efforts, and the Sellers shall cooperate in good faith, to obtain the satisfaction of the conditions specified in Articles VIII and IX, as shall be required in order to enable Sellers and Buyer to cause the Closing to occur as soon as practicable but in any event by July 31, 1999.

         7.02. CONFIDENTIALITY. Each party shall, and shall use its best efforts to cause its authorized representatives to, hold in strict confidence, and not disclose to any person without the prior written consent of the other party, or use in any manner except in connection with the transactions contemplated hereby, all information obtained from such other party in connection with the transactions contemplated hereby, except that such information may be disclosed
(i) where necessary to any regulatory authorities or governmental agencies or stock market or exchange, (ii) if required by court order or decree or applicable law, (iii) if it is generally known to the public or the mortgage industry or is ascertainable or obtained from public or published information,
(iv) if it is received from a third party not known to the recipient to be under an obligation to keep such information confidential, (v) if it is or becomes known to the public other than through disclosure by such party, (vi) if the recipient can demonstrate it was in its possession prior to disclosure thereof in connection with the Agreement, or (vii) if the recipient can demonstrate it was independently developed by it, but in the case of (i) and (ii) above, only after giving notice to the other party as far in advance of the disclosure as practicable.

         7.03. BUYER'S FINANCING. Prior to the Closing Date, Buyer shall enter into certain financing documents (the "Financing-Documents") pursuant to which Buyer shall obtain financing to pay the cash portion of the Purchase Price payable pursuant to Section 2.01(a) (the "Financing"). Buyer covenants and agrees to use its reasonable commercial efforts to satisfy all conditions precedent in the Financing Documents to the consummation of the financing transactions contemplated by the Financing Documents on or before the Closing Date and to close the financing on or before the Closing Date. If the Closing does not occur on or prior to July 31, 1999 due to a failure by Buyer to obtain the Financing, and Buyer or Sellers elect to terminate the Agreement pursuant to
Section 12.01(e), Buyer shall pay to Sellers the amount of $500,000 on or before the third business day following such termination.

         7.04. PALMER CONTRACT. Buyer covenants and agrees to cause the Company to fulfill its obligations under the Consultation Agreement dated September 17, 1996 between Ray Palmer ("Palmer") and the Company, as amended (the "Palmer Contract") and the Agreement Not to Compete dated September 17, 1996 between the Company and Palmer, as amended. It is the intent of the parties that Palmer be a third-party beneficiary to, and only to, this Section 7.04 of the Agreement.

         7.05. ATKINSON AGREEMENT. Subject to the fulfillment of their respective closing conditions set forth in Articles VIII and IX, at Closing, Buyer and Atkinson shall enter into an agreement in the form of Exhibit 8.05 hereto.

         7.06. EMPLOYMENT AGREEMENTS. Subject to the fulfillment of their respective closing conditions set forth in Articles VIII and IX, at Closing, Buyer and each of Walker, Cunningham, Lewis and Love shall enter into an employment agreement in the form of Exhibit 8.06 hereto.

         7.07. LEASE AGREEMENT. Subject to the fulfillment of their respective closing conditions set forth in Articles VIII and IX, at Closing, Buyer shall and Atkinson shall cause Royal County Down, LLC to enter into a lease agreement in the form of Exhibit 8.07 hereto.

         7.08. REGISTRATION RIGHTS AGREEMENT. Subject to the fulfillment of their respective closing conditions set forth in Articles VIII and IX, at Closing, Buyer and Sellers shall enter into a registration rights agreement in the form of Exhibit 8.08 hereto.

         7.09. ESCROW AGREEMENT. Subject to the fulfillment of their respective closing conditions set forth in Articles VIII and IX, at Closing, Buyer and Sellers shall enter into an escrow agreement in the form of Exhibit 8.10 hereto.

         7.10. SELLERS' WAIVERS. Subject to the fulfillment of Seller's closing conditions set forth in Article VII, at Closing, Buyer shall receive from each Seller a waiver of any right to assert any claim against the Company or any Subsidiary, and a release of the Company and each of its Subsidiaries from any liability for any claim, in each case arising out of or related to any act or omission or event or condition arising prior to the Closing Date.

         7.11. COMPANY WAIVER. Subject to the fulfillment of Buyer's closing conditions set forth in Article IX, at Closing, Buyer shall cause the Company to execute a waiver of any right to assert any claim against any current or former officer, director or employee of the Company, and a release of such persons from liability for any claim, in each case arising out of or related to any event or condition arising out of any act or omission of such persons taken in his or her capacity as an officer, director or employee of the Company prior to the Closing Date.

         7.12. RESTRUCTURING AGREEMENT. Prior to Closing, Sellers shall exercise their best efforts in good faith to execute an Agreement Regarding Restructuring of Debt and Termination of Shareholder Agreements and to consummate the transactions contemplated thereby at or before the Closing Date.

                                  ARTICLE VIII

                       CONDITIONS TO SELLERS' OBLIGATIONS

         Each of the obligations of Sellers to be performed hereunder shall be subject to the satisfaction (or waiver by Sellers) at or prior to the Closing Date of each of the following conditions:

         8.01. REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING DATE. Buyer's representations and warranties contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of such date (other than such representations or warranties made as of a specific date which shall be true and correct in all material respects as of such date); Buyer shall have complied in all material respects with the covenants and agreements set forth herein to be performed by it on or before the Closing Date; and Buyer shall have delivered to Sellers a certificate dated the Closing Date and signed on behalf of Buyer by its duly authorized officer attesting to all such effects described in this paragraph.

         8.02. PURCHASE PRICE. Buyer shall have tendered payment of the Purchase Price in accordance with Section 2.02 for the Shares delivered to Buyer for purchase at the Closing.

         8.03. DOCUMENTS SATISFACTORY IN FORM AND SUBSTANCE. All agreements, certificates, opinions and other documents delivered by Buyer to Sellers hereunder (other than any such agreement, certificate, opinion or other document the form of which is attached hereto as an exhibit, which shall be in the form of the exhibit) shall be in form and substance satisfactory to Sellers.

         8.04. REQUIRED CONSENTS AND APPROVALS. All governmental approvals and consents of third parties listed in Schedule 8.04 shall have been obtained and shall be in full force and effect.

         8.05. ATKINSON AGREEMENT. Buyer and Atkinson shall have entered into an agreement in the form of Exhibit 8.05 hereto.

         8.06. EMPLOYMENT AGREEMENTS. Buyer and each of Walker, Cunningham, Lewis and Love shall have entered into an employment agreement in the form of
Exhibit 8.06 hereto.

         8.07. LEASE AGREEMENT. Buyer and Royal County Down, LLC shall have entered into a lease agreement in the form of Exhibit 8.07 hereto.

         8.08. REGISTRATION RIGHTS AGREEMENT. Buyer and Sellers shall have entered into a registration rights agreement in the form of Exhibit 8.08 hereto.

         8.09. R. WENDELL ATKINSON AGREEMENT. Buyer and R. Wendell Atkinson shall have entered into an agreement in the form of Exhibit 8.09 hereto.

         8.10. ESCROW AGREEMENT. Buyer and Sellers shall have entered into an escrow agreement in the form of Exhibit 8.10 hereto.

         8.11. OPINION OF COUNSEL TO BUYER. Sellers shall have received from King & Spalding, counsel to Buyer, an opinion, dated the Closing Date, substantially in the form of Exhibit 8.11.

         8.12. LITIGATION. No suit, investigation, action or other proceeding shall be overtly threatened or pending against Buyer, any of the Sellers, the Company or any Subsidiary before any court or governmental agency which, in the reasonable opinion of counsel for Sellers, (i) could result in the restraint or prohibition of any such party, or the obtaining of damages or other relief from any such party, in connection with this Agreement or the consummation of the transactions contemplated hereby or (ii) an order restricting the Company or any Subsidiary in conducting its business as now being conducted or currently proposed to be conducted.

         8.13. WAIVER. The Company shall have executed a waiver of any right to assert any claim against any current or former officer, director or employee of the Company, and a release of such persons from liability for any claim, in each case arising out of or related to any event or condition arising out of any act or omission of such persons taken in his or her capacity as an officer, director or employee of the Company prior to the Closing Date.

         8.14. RESTRUCTURING AGREEMENT. The Company, Atkinson, the Minority Sellers, Amy S. Beverly-Walker and Jeanne A. Lewis shall have executed an Agreement Regarding Restructuring of Debt and Termination of Shareholder Agreements.

                                   ARTICLE IX

                       CONDITIONS TO BUYER'S OBLIGATIONS

         The obligations of Buyer to be performed hereunder shall be subject to the satisfaction (or waiver by Buyer) on or before the Closing Date of each of the following conditions:

         9.01. REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING DATE. The representations and warranties of Sellers contained in Articles III and IV shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of such date (other than such representations or warranties made as of a specific date, which shall be true and correct in all material respects as of such date); Sellers and the Company shall have complied in all material respects with the respective covenants and agreements set forth herein to be performed by them on or before the Closing Date; and the Company and Sellers shall have delivered to Buyer a certificate signed on behalf of the Company by its President and by each Seller attesting to all of such effects described in this paragraph.

         9.02. NO MATERIAL CHANGE. The Company and the Subsidiaries shall not have suffered a Company Material Adverse Effect. For purposes of this Section 9.02, a change in the general economic conditions shall not be taken into account in determining whether or not a Company Material Adverse Effect shall have occurred.

         9.03. LITIGATION. No suit, investigation, action or other proceeding shall be overtly threatened or pending against Buyer, any of the Sellers, the Company or any Subsidiary before any court or governmental agency which, in the reasonable opinion of counsel for Buyer, (i) could result in the restraint or prohibition of any such party, or the obtaining of damages or other relief from any such party, in connection with this Agreement or the consummation of the transactions contemplated hereby or (ii) an order restricting the Company or any Subsidiary in conducting its business as now being conducted or currently proposed to be conducted.

         9.04. RECORD SEARCHES. The record searches made by or on behalf of Buyer on or before the Closing Date shall not have indicated the existence of any material litigation, claim, lien, mortgage, encumbrance or judgment against the Company or any of the Subsidiaries or any of its or their assets, except as described in Schedule 4.07(a), 4.07(b)(i) or 4.07(b)(ii); or, if any such litigation, claim, lien, mortgage, encumbrance or judgment has been indicated, the Company shall have provided evidence satisfactory to Buyer of the removal, prior to the Closing, of any such litigation, claim, lien, mortgage, encumbrance or judgment.

         9.05. OPINION OF COUNSEL TO THE COMPANY AND SELLERS. Buyer shall have received from Gorman & Associates, counsel to the Company and Atkinson, an opinion, dated the Closing Date, substantially in the form of Exhibit 9.05(a), and from Robinson Bradshaw & Hinson, counsel to the Minority Sellers, an opinion dated the Closing Date, substantially in the form of Exhibit 9.05(h).

         9.06. DOCUMENTS SATISFACTORY IN FORM AND SUBSTANCE. All agreements, certificates, opinions and other documents delivered by Sellers to Buyer hereunder shall be in form and substance satisfactory to counsel for Buyer, in the exercise of such counsel's reasonable judgment.

         9.07. RESIGNATIONS OF OFFICERS AND DIRECTORS. All officers and directors of the Company and the Subsidiaries shall have delivered to Buyer their resignations as officers and directors, effective as of the Closing Date.

         9.08. REQUIRED CONSENTS AND APPROVALS. All governmental approvals and consents of third parties listed in Schedule 9.08 hereto shall have been obtained and shall be in full force and effect.

         9.09. FINANCING. Subject to the provisions of Section 7.03, the transactions contemplated in the Financing Documents shall have been consummated.

         9.10. PURCHASER QUESTIONNAIRE. Buyer shall have received a purchaser questionnaire from each Seller indicating that each Seller is an "accredited investor" as such term is defined in Rule 501 of the Securities Act.

         9.11. ATKINSON AGREEMENT. Buyer and Atkinson shall have entered into an agreement in the form of Exhibit 8.05 hereto.

         9.12. EMPLOYMENT AGREEMENTS. Buyer and each of Walker, Cunningham, Lewis and Love shall have entered into an employment agreement in the form of
Exhibit 8.06 hereto.

         9.13. LEASE AGREEMENT. Buyer and Royal County Down, LLC shall have entered into a lease agreement in the form of Exhibit 8.07 hereto.

         9.14. ESCROW AGREEMENT. Buyer and Sellers shall have entered into an escrow agreement in the form of Exhibit 8.10 hereto.

         9.15. WAIVERS. Buyer shall have received from each Seller a waiver of any right to assert any claim against the Company or any Subsidiary, and a release of the Company and each of its Subsidiaries from any liability for any claim, in each case arising out of or related to any act or omission or event or condition arising prior to the Closing Date.

         9.16. RAY PALMER WAIVER. Palmer shall have agreed in writing to waive the acceleration of payments due from the Company under the Palmer Contract which may result from the consummation of the transactions contemplated herein, which waiver shall be satisfactory in form and substance to Buyer.


                                   ARTICLE X

                                    CLOSING

         10.01. CLOSING DATE. Subject to the satisfaction or waiver of the conditions set forth herein, the closing of the purchase and sale of the Shares (the "Closing") shall take place at 9:00 a.m. on July 15, 1999 in the offices of King & Spalding, 191 Peachtree Street, Atlanta, Georgia, or at such other date, time and place as the parties shall agree. The date of the Closing is referred to herein as the "Closing Date."

         10.02. CLOSING REQUIREMENTS. At the Closing, the following shall occur:

                (a) The parties hereto shall exchange and deliver the certificates and other evidence as to the accuracy of the representations and warranties contained herein, and the compliance with the covenants and agreements contained herein, which are required to be delivered by such party as herein provided.

                (b) Sellers shall deliver and Buyer shall receive at the Closing certificates evidencing the Shares owned by Sellers, duly endorsed in blank for transfer or accompanied by duly executed blank stock powers attached and otherwise in good form for transfer; and Buyer shall deliver to the Sellers at Closing the funds and shares provided for in Section 2.02.

                (c) Counsel for the Company and the Sellers shall deliver to Buyer the opinion specified in Section 9.06 and counsel to Buyer shall deliver to Sellers the opinion specified in Section 8.11.

                (d) All other documents, instruments and writings required to be delivered by a party at or prior to the Closing Date pursuant to this Agreement will be delivered to the party entitled thereto.

                                   ARTICLE XI

                           INDEMNIFICATION BY SELLERS

         11.01. INDEMNIFICATION BY SELLERS.

                (a) Except as otherwise specified in this Section 11, each Seller agrees, severally but not jointly, to indemnify Buyer and its officers, directors, employees, agents and affiliates (collectively, a "Buyer Indemnified Party") in respect of, and hold each of them harmless from and against any and all damages, fines, penalties, deficiencies, losses and expenses (including without limitation interest, court costs, reasonable fees of attorneys, accountants and other experts or other reasonable expenses of litigation or other proceedings or of any claim, default or assessment) and any amounts incurred in mitigation or settlement of the foregoing (hereinafter "Losses") arising out of or relating to any misrepresentation, breach of warranty or breach of any covenant or agreement on the part of such Seller contained in
Article III hereof.

                (b) Except as otherwise specified in this Section 11, Sellers agree, severally but not jointly, to indemnify the Buyer Indemnified Parties in respect of, and hold each of them harmless from and against, (i) any and all Losses arising out of or relating to any misrepresentation, breach of warranty or breach of any covenant or agreement (other than representations, warranties, covenants and agreements contained in Article III) on the part of

Sellers or the Company contained in this Agreement, and (ii) any and all net losses of principal, if any, incurred after the Closing Date on loans sold by the Company prior to the Closing Date and on loans held in the Company's inventory on the Closing Date that Buyer or the Company is required to repurchase as a result of a failure of any such loan to comply with applicable law ("Putback Losses"). To the extent that any costs or expenses that would constitute Putback Losses under this Section 11.01(b) are taken into account in calculating the pre-tax Net Cash Flow of the Money Centre Division pursuant to
Section 2.01 hereof, such costs or expenses shall not constitute Putback Losses for which Buyer is entitled to indemnification under this Section 11.01(b).

         11.02. INDEMNIFICATION BY BUYER. Except as otherwise specified in this
Section 11, Buyer agrees to indemnify Sellers and the Company (collectively, a "Company Indemnified Party" in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any misrepresentation, breach of warranty or breach of any covenant or agreement on the part of Buyer contained in this Agreement.

         11.03. TIME TO ASSERT CLAIM. Any claim for indemnification made by a Buyer Indemnified Party under Section 11.01 or any claim for indemnification made by a Company Indemnified Party under Section 11.02 shall be asserted by written notice to the party from whom indemnification is sought (the "Indemnifying Party") on or before the date which is thirty (30) days after July 1, 2003 or, if earlier, thirty (30) days after the end of the calendar quarter in which the aggregate amount payable to Atkinson pursuant to Section 2.01 (b) (without regard to indemnification claims, payments into escrow because of indemnification claims or any reduction in purchase price pursuant to Section 2.02(d)) equals $2,551,000 (the "Termination Date"). Any matter as to which a claim has been timely asserted under Section 11.01 or Section 11.02 and which is pending or unresolved as of the Termination Date shall continue to be covered by
Section 11.01 or Section 11.02 until finally terminated or resolved. Any claim that is not made on or before the Termination Date shall not be entitled to indemnification by an Indemnifying Party under this Article XI.

         11.04. CLAIMS. In the event that either a Buyer Indemnified Party or a Company Indemnified Party receives notice (the "Claims Notice") whether or not in writing of any pending, threatened or reasonably likely claim or proceeding against such party that, if successful, might result in a claim under Section
11.0 1 or Section 11.02, the Indemnifying Party shall be given prompt written notice of such claim or proceeding and shall be permitted to participate in the defense of such claim or proceeding by counsel of the Indemnifying Party's own choosing and at the expense of the Indemnifying Party. The Claims Notice will set out in a reasonably detailed manner the facts known to the Buyer Indemnified Party or Company Indemnified Party, as the case may be, that form the basis for the claim and will also set out a non-binding, good faith estimate, or range, of the potential Losses that may be incurred.

         11.05. LOSS THRESHOLD. Notwithstanding anything to the contrary contained in this Agreement, the Indemnifying Party shall not be responsible to the Buyer Indemnified Party or the Company Indemnified Party, as the case may be, with respect to any Losses as to which such party is otherwise entitled to indemnification pursuant to Section 11.01(b) or 11.02 of this Agreement, unless and until the aggregate amount of such Losses exceeds $200,000 (the "Threshold Amount"). An Indemnified Party may recover from an Indemnifying Party only such amounts by which the aggregate Losses suffered by the Indemnified Party exceed the Threshold Amount. The provisions of this Section 11.05 shall apply only to a claim for indemnification brought pursuant to Section 11.01(b) or 11.02 arising out of any misrepresentation, breach of warranty or breach of any covenant or agreement prior to the Closing.

         11.06. DEFENSE. If the facts pertaining to a Loss by a Buyer Indemnified Party or a Company Indemnified Party, as the case may be, arise out of the claim of any third party, or if there is any claim against a third party available by virtue of the circumstances of the Loss, the applicable Indemnifying Party may assume the defense or the prosecution thereof by written notice to such Buyer Indemnified Party or Seller Indemnified Party, including the employment of counsel or accountants reasonably satisfactory to such Buyer Indemnified Party or Seller Indemnified Party, at the Indemnifying Party's cost and expense. Such Buyer Indemnified Party or Seller Indemnified Party shall have the right to employ counsel separate from counsel employed by such Indemnifying Party in any such action and to participate therein, but the fees and expenses of such counsel employed by such Buyer Indemnified Party or Seller Indemnified Party shall be at its expense. The Indemnifying Party shall not be liable for any settlement of any such claim effected without its prior written consent, which shall not be unreasonably withheld. The Indemnifying Party shall not agree to a settlement of any claim without the prior written consent of the Buyer Indemnified Party or Seller Indemnified Party, as the case may be, which consent will not be unreasonably withheld. Whether or not the Indemnifying Party chooses to so defend or prosecute such claim, all the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith. The Indemnifying Party shall be subrogated to all rights and remedies of the Buyer Indemnified Party or Seller Indemnified Party, as the case may be.

         11.07. SEVERAL LIABILITY; MAXIMUM LIABILITY. Each Seller's several liability for an indemnification claim made by Buyer pursuant to Section 11.01 shall be equal to such Seller's proportionate share based on his percentage interest of such liability set forth below (the "Percentage Interest"):

NAME                                                PERCENTAGE INTEREST
----                                                -------------------

Rodney D. Atkinson                                          60%
Charles R. Cunningham                                       10%

Stuart A. Lewis                                           10%
John Richard Love                                         10%
Stephen L. Walker                                         10%

         The maximum aggregate liability of each Seller for all indemnification claims made by Buyer pursuant to Section 11.01 shall not exceed such Seller's proportionate share based on his Percentage Interest of $2,500,000 (for each Seller, such Seller's "Seller Indemnity Cap"). The Seller Indemnity Cap of each Seller for all claims shall be reduced quarterly commencing with the calendar quarter beginning October 1, 1999 by an amount equal to the aggregate amount of the amount payments payable to Sellers pursuant to Sections 2.01 (b) and (c) with respect to the immediately preceding calendar quarter, without regard to any indemnification claims, payments into escrow because of indemnification claims, the Seller entitled to such payments or any reduction in the Purchase Price pursuant to Section 2.02(d), multiplied by such Seller's Percentage Interest. Such quarterly reduction shall take place on (a) in the case of a quarter where no claims are sent to arbitration pursuant to Section 11.08(c), the date by which payments under Sections 2.01 (a) and 2.01 (b) in respect of the previous quarter are required to be made to Sellers pursuant to Section
2.01 (f), or, (b) in the case of a quarter where a claim or claims is sent to arbitration pursuant to Section 11.08(c), the second business day after the date on which the Final Arbitrator (as defined herein) issues a decision with respect to the amount of the Withheld Amount, if any, (as defined herein) with respect to the immediately preceding quarter. Buyer shall be entitled to amend an existing indemnification claim before it is resolved solely to increase the amount of such claim (but not to change the basis for or character of any such claim of expand the claim in any other manner). No Seller's Seller Indemnity Cap shall be reduced as a result of any Losses included in the Threshold Amount.

         11.08. ESCROW. (a) Buyer shall not make indemnification claims against a Seller pursuant to Section 11.01(a) or 11.01(b) that in the aggregate exceed such Seller's Seller Indemnity Cap as adjusted in accordance with Section
11.07. Buyer shall have the right to withhold from the amount earned by a Seller for each calendar quarter pursuant to Sections 2.01(b) and (c) an amount determined in accordance with the provisions of this Section 11.08, that, together with the amount payments withheld from such Seller with respect to prior calendar quarters which are on deposit for the account of such Seller in the Escrow Account, will not exceed such Seller's proportionate share based on his Percentage Interest of the aggregate amount of indemnification claims made by Buyer against Seller that are outstanding and unresolved at such time. Buyer shall not have the right to make any withholding for any Losses included in the Threshold Amount.

                (b) During the first thirty (30) days after each calendar quarter beginning after the Closing Date in which a claim by a Buyer Indemnified Party is made pursuant to Section 11.04, Edward B. Meyercord, J. Richard Walker, Rodney D. Atkinson and Stephen L. Walker, or their successors, assigns or designees (the "Committee"), shall meet, in person or telephonically, to discuss the amount, if any, of the amounts payable to each Seller pursuant to Section 2.01(b) and 2.01(c) to deposit in the Escrow
Account the ("Withheld Amount"). Buyer shall be entitled to subtract the Withheld Amount for each Seller from any amounts payable to such Seller pursuant to Section 2.01(b) and Section 2.01(c) in respect of such calendar quarter. To the extent that the Withheld Amount exceeds the amounts payable to any Seller pursuant to Section 2.01(b) and Section 2.01(c) in respect of such calendar quarter, Buyer shall be entitled to withhold the excess amount from subsequent payments to such Seller pursuant to Section 2.01(b) and Section 2.01(c). The Committee is also empowered to determine any adjustments to a Seller's Withheld Amount with respect to any particular claim and to meet from time to time for this purpose, if necessary.

                (c) To the extent that the Committee is unable to agree on the Withheld Amount, to the extent allowed by the then-applicable AAA rules, the parties shall request that their arbitration proceedings be arbitrated for the purpose of determining (i) the validity of the Buyer Indemnified Party's claim and (ii) the Withheld Amount. During the duration of the arbitration proceedings, no payments will be made pursuant to Section 2.01(b) or 2.01(c), and Buyer shall have no liability for the non-payment of such amounts. The arbitration proceedings will be conducted in Charlotte, North Carolina, under the then-effective Commercial Arbitration Rules of the American Arbitration Association ("AAA"). The decision made and award rendered by the Final Arbitrator (as defined below) will be final and binding on the parties and not subject to further appeal. Such arbitration can be initiated by written notice by either party (the "Claimant") to the other party, which notice will identify the Claimant's selected arbitrator. The party receiving such notice (the "Respondent") will identify its arbitrator within ten (10) business days following its receipt of such notice. The arbitrator selected by the Claimant and the arbitrator selected by the Respondent will, within five (5) business days of their appointment, select a third neutral arbitrator who shall be the sole arbitrator for the proceedings (the "Final Arbitrator"). If they are unable to do so, either party may request the American Arbitration Association to appoint the Final Arbitrator. The Final Arbitrator will have the authority to award any remedy or relief that a court in the State of Georgia could order or grant, including specific performance of any obligation created under this Agreement, the issuance of injunctive or other provisional relief, or the imposition of sanctions for abuse or frustration of the arbitration process. The arbitration award will be in writing. It is the intent of the parties that any arbitration will be concluded as quickly as reasonably practicable. Each party will bear its own costs and pay one-half of the fees and expenses of the arbitrators. Any legal proceeding instituted to enforce an arbitration award hereunder will be brought in the U.S. federal or state courts situated in North Carolina, and each party will submit to personal jurisdiction therein and irrevocably waives any objection as to venue therein, and will not plead or claim in any such court that any such proceeding has been brought in an inconvenient forum.

                (d) All amounts withheld by Buyer from earnout payments pursuant to this Section 11.08 shall promptly be deposited by Buyer, with notice to the Sellers, in an escrow account (the "Escrow Account") maintained by Centura Bank, as escrow agent (the "Escrow

Agent") pursuant to the terms of an escrow agreement substantially in the form attached hereto as Exhibit 11.09 (the "Escrow Agreement"). Buyer and the Sellers agree to comply with their respective obligations under the Escrow Agreement.

                (e) All payments to Buyer in satisfaction of indemnification claims made by Buyer pursuant to Section 11.01 shall be made solely from the Escrow Account in accordance with this Section 11.08 and the Escrow Agreement. Amounts shall be disbursed from the Escrow Account only upon resolution of indemnification claims. Funds will be distributed from the Escrow Account only pursuant to a notice signed by both the Buyer Indemnified Party and the Representative (as defined in the Escrow Agreement), such signatures not to be unreasonably withheld. As each indemnification claim against a Seller is resolved, there shall be disbursed from the Escrow Account from each Seller's Withheld Amount with respect to such claim (i) to Buyer the amount of Losses (if any) for which Buyer is entitled to indemnification from such Seller under
Section 11.01, after accounting for the Threshold Amount and (ii) to such Seller any amount on deposit in the Escrow Account with respect to indemnification claims against such Seller that exceeds the aggregate amount of all remaining outstanding and unresolved indemnification claims against such Seller, after accounting for the Threshold Amount. There shall also be disbursed to Buyer and such Seller at such time a proportionate share of all Interest Earnings (as defined in the Escrow Agreement) on deposit in the Escrow Account attributable to such disbursements.

         11.09. NONRECOURSE LIABILITY. Each Sellers' liability for indemnification claims made by a Buyer Indemnified Party pursuant to Section
11.01 shall be limited solely to amounts on deposit in the Escrow Account with respect to such Seller and any remaining earnout payments required to be made to such Seller pursuant to Sections 2.01(b) and (c) hereof (including Interest Earnings in the Escrow Account).

         11.10. EXCLUSIVE REMEDIES. All claims made with respect to the representations, warranties, covenants and agreements contained in this Agreement (other than claims based on intentional fraud or willful misconduct) shall be made exclusively under, and subject to the limitations set forth in, this Article XI. Such limitation shall apply notwithstanding that such claims are asserted by a cause of action or legal theory other than breach of contract.

                                  ARTICLE XII

                          TERMINATION PRIOR TO CLOSING

         12.01. TERMINATION OF AGREEMENT. This Agreement may be terminated at any time prior to the Closing:

                (a)      By the mutual written consent of Buyer and Sellers;

                (b) By Sellers in writing, without liability, if Buyer shall (i) fail to perform in any material respect its agreements contained herein required to be performed by it on or prior to the Closing Date, or (ii) materially breach any of its representations, warranties or covenants contained herein, which failure or breach is not cured within ten (10) days after Sellers have notified Buyer of their intent to terminate this Agreement pursuant to this subparagraph (b);

                (c) By Buyer in writing, without liability, if the Company or any of Sellers shall (i) fail to perform in any material respect its agreements contained herein required to be performed by it on or prior to the Closing Date, or (ii) materially breach any of its representations, warranties or covenants contained herein, which failure or breach is not cured within ten
(10) days after Buyer has notified the Company and Sellers of its intent to terminate this Agreement pursuant to this subparagraph (c);

                (d) By either Sellers or Buyer in writing, without liability, if there shall be any order, writ, injunction or decree of any court or governmental or regulatory agency binding on Buyer and/or Sellers, which prohibits or restrains Buyer and/or Sellers from consummating the transactions contemplated hereby, provided that Buyer and Sellers shall have used their best efforts to have any such order, writ, injunction or decree lifted and the same shall not have been lifted within 30 days after entry, by any such court or governmental or regulatory agency; or

                (e) By either Sellers or Buyer, in writing, without liability, if for any reason the Closing has not occurred by July 31, 1999.

         12.02. TERMINATION OF OBLIGATIONS. Termination of this Agreement pursuant to this Article XII shall terminate all obligations of the parties hereunder, except for the obligations under Sections 7.02, 12.02, 13.06 and 13.10, unless such termination was the result of a breach by a party of any representation, warranty, covenant or other provision of this Agreement, or an act or omission by a party that resulted in the breach of any representation, warranty, covenant or other provision of this Agreement, in which case the other parties hereto shall be entitled to seek any remedy to which such other parties may be entitled at law or in equity for such violation or breach of this Agreement. Notwithstanding the above, neither the Company nor Sellers shall be liable to Buyer in the event that this Agreement is terminated by Buyer due to any breach of representations or warranties of the Company or Sellers resulting from an unintentional failure, in good faith, to include information on the Schedules forming part of this Agreement that result in aggregate Losses to Buyer of less than $50,000.

                                  ARTICLE XIII

                                 MISCELLANEOUS

         13.01. ENTIRE AGREEMENT. This Agreement (including the Schedules and Exhibits) constitutes the sole understanding of the parties with respect to the subject matter hereof and terminates the Letter of Intent, dated May 13, 1999; provided, however, that this provision is not intended to abrogate any other written agreement between the parties executed contemporaneously with or after this Agreement. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto.

         13.02. PARTIES BOUND BY AGREEMENT; SUCCESSORS AND ASSIGNS. The terms, conditions and obligations of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns thereof. In the case of any Seller who is acting as a trustee or in any other fiduciary capacity, the terms, conditions and obligations of this Agreement shall inure to the benefit of and be binding upon both the Seller and the trust estate represented by such Seller. The term "successors and assigns," as used herein, shall include any beneficiary or distributee of any trust estate which a Seller represents who receives any distribution of property from such trust estate after the Closing with respect to such Seller, to the extent of such distribution. Without the prior written consent of Buyer, Sellers may not assign their rights, duties or obligations hereunder or any part thereof to any other person or entity. Buyer may assign its rights and duties hereunder in whole or in part (before or after the Closing) to one or more affiliates of Buyer. Notwithstanding any assignment by Buyer of its rights hereunder, in the event Buyer or any affiliate thereof is required to make any indemnification payment or otherwise make whole any assignee of Buyer (or subsequent assignee) as a result of any act or omission of the Company or Sellers for which Buyer would be entitled to indemnification from Sellers but for the assignment of its rights hereunder, Buyer shall be fully subrogated to such assignee and shall be restored to all rights under this Agreement to obtain indemnification from Sellers.

         13.03. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

         13.04. HEADINGS. The headings of the Sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

         13.05. MODIFICATION AND WAIVER. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar).

         13.06. EXPENSES. Except as otherwise provided herein, the Company and Buyer shall each pay all costs and expenses incurred by them or it or on their or its behalf in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of their or its own financial consultants, accountants and counsel. All such expenses incurred by Sellers in connection with this Agreement and the transactions contemplated hereby shall be borne by the Company.

         13.07. NOTICES. Any notice, request, instruction or other document to be given hereunder by any party hereto to any other party hereto shall be in writing and delivered personally or by telecopy transmission or sent by registered or certified mail or by any express mail service, postage or fees prepaid,

         IF TO THE COMPANY, TO ATKINSON
         AND WALKER AT:                     P.O. Box 47375
                                            Charlotte, North Carolina 29247-0375

                  with copies to:           Gorman & Associates
                                            7422 Carmel Executive Park
                                            Charlotte, North Carolina 28226
                                            Attn:  Tom Gonnan
                                            Telephone: (704) 544-2500
                                            Facsimile: (704) 544-2596

                                            Robinson Bradshaw & Hinson
                                            101 N. Tryon Street, Suite 1900
                                            Charlotte, North Carolina 28246
                                            Attn: John B. Garver
                                            Telephone: (704) 378-4000
                                            Facsimile: (704) 373-3912

         IF TO SELLERS BY NOTICE TO THE
         SELLERS AT THE ADDRESSES
         SPECIFIED IN SCHEDULE 1.01
         HERETO:

                  with copies to:           Gorman & Associates
                                            7422 Carmel Executive Park
                                            Charlotte, North Carolina 28226
                                            Attn: Tom Gorman
                                            Telephone: (704) 544-2500
                                            Facsimile: (704) 544-2596

                                            Robinson Bradshaw & Hinson
                                            101 N. Tryon Street, Suite 1900
                                            Charlotte, North Carolina 28246
                                            Attn: John B. Garver
                                            Telephone: (704) 378-4000
                                            Facsimile: (704) 373-3912

         IF TO BUYER, TO:                   Altiva Financial Corporation
                                            1000 Parkwood Circle, 6th Floor
                                            Atlanta, Georgia 30339
                                            Attention:  J. Richard Walker
                                            Telephone:  (770) 952-6700
                                            Facsimile:  (770) 937 9576

                  with a copy to:           King & Spalding
                                            191 Peachtree Street
                                            Atlanta, Georgia 30303
                                            Attention:  John D. Capers, Jr.
                                            Telephone:  (404) 572-4658
                                            Facsimile:  (404) 572-5135

or at such other address or number for a party as shall be specified by like notice. Any notice which is delivered personally or by telecopy transmission in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party or its agent. Any notice which is addressed and mailed in the manner herein provided shall be conclusively presumed to have been duly given to the party to which it is addressed at the close of business, local time of the recipient, on the fourth business day after the day it is so placed in the mail or, if earlier, the time of actual receipt.

         13.08. FURTHER COOPERATION. From and after the Closing Date, the parties will each take all such action and deliver all such documents as shall be reasonably necessary or appropriate to confirm and vest title to the Shares in Buyer.

         13.09. GOVERNING LAW; CONSTRUCTION. This Agreement is executed by Buyer in, and shall be construed in accordance with and governed by the laws of, the State of Georgia without giving effect to the principles of conflicts of law thereof, except the right, power and capacity of each Seller who is a fiduciary to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby shall be determined in accordance with and governed by the laws of the State where the will, trust agreement or other document that established or created the authority of such fiduciary to act was executed. No provision of this Agreement or any related document shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party's having or being deemed to have structured or drafted such provision.

         13.10. PUBLIC ANNOUNCEMENTS. No public announcement shall be made with regard to the transactions contemplated by this Agreement without the prior consent of the Company and Buyer; provide that either party may make such disclosure if advised in writing by counsel that it is legally required to do so. The Company and Buyer will discuss any public announcements or disclosures concerning the transactions contemplated by this Agreement with the other party prior to making such announcements or disclosures.

         13.11. ACQUISITION PROPOSALS. Prior to Closing or termination of this Agreement, no Seller shall, nor shall the Company permit, any representative, or any officer, director, employee or agent of the Company or any Subsidiary (a) to solicit, initiate or encourage submission of proposals or offers, or accept any offers, from any person relating to any acquisition or purchase of all or a material amount of the assets of, or any equity interest in, or any merger, consolidation or business combination with, the Company or any Subsidiary (an "Acquisition Proposal"), or (b) to participate in any discussions or negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with or assist, facilitate or encourage any Acquisition Proposal by any other person. The Company shall promptly notify Buyer of any Acquisition Proposal of which the Company becomes aware and shall disclose to Buyer all material information regarding such Acquisition Proposal.

         13.12. KNOWLEDGE. As used herein, the terms "Sellers' knowledge" and "to the knowledge of Sellers" with respect to any Seller shall mean the knowledge of that particular Seller, and the term "Company's knowledge" or "to the knowledge of the Company and Sellers" shall mean the knowledge of any Seller or R. Wendell Atkinson. As used herein the terms "Buyer's knowledge" and "to the knowledge of Buyer" shall mean the knowledge of Edward B. "Champ" Meyercord or
J. Richard Walker. Knowledge shall include actual knowledge as well as the knowledge a reasonable business person would have obtained after making reasonable inquiry and after exercising reasonable diligence with respect thereto.

         13.13. NO THIRD-PARTY BENEFICIARIES. With the exception of the parties to this Agreement and the exception set forth in Section 7.04, there shall exist no right of any person to claim a beneficial interest in this Agreement or any rights occurring by virtue of this Agreement.

         13.14. "INCLUDING." Words of inclusion shall not be construed as terms of limitation herein, so that references to "included" matters shall be regarded as non-exclusive, noncharacterizing illustrations.

         13.15. REFERENCES. Whenever reference is made in this Agreement to any Article, Section, Schedule or Exhibit, such reference shall be deemed to apply to the specified Article or Section of this Agreement or the specified Schedule or Exhibit to this Agreement.

         13.16. EFFECTIVE DATE. Whenever reference is made in this Agreement to the "effective date" of the Agreement or "the date hereof," as to the Sellers such date shall be the date as of which this Agreement has been executed by Buyer, the Company and the Sellers.

         13.17. CONSENT TO JURISDICTION; DESIGNATION OF AGENT. Each Seller irrevocably submits to the jurisdiction of the United States District Court for the Western District of North Carolina, and/or any State court of the State of North Carolina located in Mecklenburg County (the "Jurisdictional Courts") in any action, suit or proceeding brought against such Seller by any Protected Party and related to, or in connection with, this Agreement or the transactions contemplated hereby, and, to the extent permitted by applicable law, each Seller waives and agrees not to assert as a defense in any such suit, action or proceeding any claim that such Seller is not personally subject to the jurisdiction of the Jurisdictional Courts, that the venue of the suit, action or proceeding is improper or inconvenient, that the suit, action or proceeding is brought in an inconvenient forum, or that this Agreement or the subject matter hereof may not be enforced in or by such Jurisdictional Courts. Each Seller hereby designates and appoints the agent listed on Schedule 13.17, as such Seller's lawful agent for service of process (the "Agent for Service"), upon whom all process against any Seller in such any action, suit or proceeding may be served in respect of any matter as to which Seller has submitted to jurisdiction under this Section 13.17, with the same effect as if such Seller were a resident of the State of North Carolina and had personally and lawfully been served with such process in such State. Each Seller hereby covenants that should such Seller elect to change his or its Agent for Service, such change shall be communicated to Buyer in writing within five (5) days of the date the change is made.

         13.18. SEVERABILITY. If any portion of this Agreement is held invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative.

         13.19. POST-CLOSING OPERATIONS OF THE MONEY CENTRE DIVISION. (a) In order to support and preserve the integrity of the amount payable by Buyer in accordance with Sections 2.01(b) and 2.01(c) of this Agreement, Buyer and the Minority Sellers the employed by Buyer (the "Employed Sellers") covenant and agree that until July 1, 2003, the Minority Sellers shall control and manage the Money Centre Division in accordance with the operating plans for the Money Centre Division developed by the Board of Directors of Buyer, management of Buyer and the Employed Sellers. Until July 1, 2003 or until such time as the final payment is made to any Seller pursuant to Section 2.01(b) or 2.01(c), (A) the Minority Sellers shall operate the Money Centre Division after the Closing in an independent manner consistent with both the manner in which the Minority Sellers operated the Company prior to the Closing and in their reasonable business judgment, with such changes as are agreed upon by the Board of Directors of Buyer, the management of Buyer and the Employed Sellers, (B) Buyer shall not, and shall cause its affiliates not to, divert business or customers of the Money Centre Division, away from the Money Centre Division to any affiliate of Buyer, (C) Buyer shall not require the Money Centre Division to discontinue any material business activity that was conducted prior to the Closing or commence any material business activity that was not conducted prior to the Closing without the consent of the majority of the Minority Sellers employed by Buyer and (D) Buyer shall not require the Money Centre Division to incur any material additional expense without the consent of the majority of the Minority Sellers employed by Buyer, including, without limitation, the hiring of additional employees, the purchase of additional equipment or the relocation to other premises. Notwithstanding the foregoing, if the Net Cash Flow of the Money Centre Division following September 1, 1999 (the "Start Date") is less than the Target Amount (as defined below) for any two consecutive quarters or for any year following the date of this agreement (such time as these Target Amounts are missed being referred to herein as the "Target Shortfall"), then Buyer shall have the right in good faith and in its sole and absolute judgment to take any and all actions and adopt any and all policies with respect to the Money Centre Division as the Board of Directors and/or management of Buyer deem necessary, in conformity with their respective fiduciary duties to Buyer and its stockholders, to optimize the future financial performance of the business of the Money Centre Division, and no Seller shall have the right to assert any claim that his right to receive any payments due under Sections 2.01(b) or 2.01(c) of this Agreement has been adversely affected as a result of such actions of Buyer, taken in good faith.

                (b) If the Money Centre Division ceases to be operated as a separate division of Buyer, in order to calculate the Net Cash Flow with respect to payments, if any, due to any Seller pursuant to Sections 2.01(b) or 2.01(c):
(i) Buyer shall use all commercially reasonable means to determine the amount of cash generated by the business of the Money Centre Division as then operated by Buyer; and (ii) the expenses included in the calculation of Net Cash Flow shall be equal to (a) the average expenses included in the calculation of Net Cash Flow for the last four (4) quarters of operations of the Money Centre Division prior to the Target Shortfall or (b) if the Money Center Division was not in operation for four quarters prior to the Target Shortfall, the average expenses included in the calculation of Net Cash Flow for all quarters of operations of the Money Centre Division prior to the Target Shortfall. If the Money Centre Division ceases to be operated as a separate division of Buyer, Buyer covenants that it will, until July 1, 2003 or until such time as the final payment is made to any Seller pursuant to Section 2.01(b) or 2.01(c), keep a separate set of books and records which shall reflect the calculation of Net Cash Flow as calculated pursuant to this Section 13.19(b)

         (b) The Target Amounts shall be as follows:

---------------------------------------------------------------------------------------
PERIOD                                                                      AMOUNT
------                                                                      ------
---------------------------------------------------------------------------------------
First Four Quarters after Start Date (per quarter)                          $ 2,000,000
---------------------------------------------------------------------------------------
First Year after Start Date (entire year)                                   $ 8,500,000
---------------------------------------------------------------------------------------
Fifth through Eighth Quarters after Start Date                              $ 2,500,000
(per quarter)
---------------------------------------------------------------------------------------
Second Year after Start Date (entire year)                                  $11,250,000
---------------------------------------------------------------------------------------
Ninth through Twelfth Quarters after Start Date                             $ 2,900,000
(per quarter)
---------------------------------------------------------------------------------------
Third Year after Start Date (entire year)                                   $13,050,000
---------------------------------------------------------------------------------------
Thirteenth through Sixteenth Quarters after Start                           $ 3,340,000
Date (per quarter)
---------------------------------------------------------------------------------------
Fourth Year after Start Date (entire year)                                  $15,030,000
---------------------------------------------------------------------------------------

                IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf on the date indicated.

BUYER:                                        COMPANY:
Altiva Financial Corporation                  The Money Centre, Inc.



By: /s/ Champ Meyercord                       By: /s/ Rodney D. Atkinson
   -------------------------------               -------------------------------

Name:   Champ Meyercord                       Name:   Rodney D. Atkinson
     -----------------------------                 -----------------------------

Date:   July 7, 1999                          Date:   July 7, 1999
     -----------------------------                 -----------------------------



SELLERS:                                                   SHARES OWNED
--------                                                   ------------


/s/ Rodney D. Atkinson                                        35,000
----------------------------------                            ------
Name: Rodney D. Atkinson



/s/ Charles R. Cunningham                                      3,750
----------------------------------                            ------
Name: Charles R. Cunningham



/s/ Stuart A. Lewis                                            3,750
----------------------------------                            ------
Name: Stuart A. Lewis



/s/ John Richard Love                                          3,750
----------------------------------                            ------
Name: John Richard Love



/s/ Stephen L. Walker                                          3,750
----------------------------------                            ------
Name: Stephen L. Walker

                                  EXHIBIT 8.05

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (this "Agreement"), dated the __ day of July, 1999 (the "Effective Date") is by and between the Money Centre, Inc., a North Carolina corporation (the "Company"), a wholly-owned subsidiary of Altiva Financial Corporation, a Delaware corporation ("Altiva"), and Rodney D. Atkinson, a resident of the State of North Carolina ("Employee").

                                    RECITALS

         WHEREAS, the Company is a commercial finance company principally engaged in originating, purchasing, brokering and selling consumer loans secured by one-to-four-family residences throughout the United States (the "Business of the Company"). The Company desires to employ Employee and to have the benefit of his skills and services, and Employee desires to accept employment with the Company, on the terms and conditions set forth herein; and

         WHEREAS, Altiva has agreed to guaranty the obligations of the Company under this Agreement, attached hereto as Exhibit A.

         NOW, THEREFORE, in consideration of the mutual promises, terms, covenants and conditions set forth herein, and the performance of each, the parties hereto, intending legally to be bound, hereby agree as follows:

                                   AGREEMENTS

         SECTION 1. EMPLOYMENT, TERM, AUTOMATIC EXTENSION. The initial term of this Agreement shall begin on the Effective Date and continue until the fifth anniversary of the Effective Date unless sooner terminated as provided in
Section 6 (such term of employment, as extended, is referred to herein as the "Term").

         SECTION 2. POSITION AND DUTIES. The Company hereby employs Employee as Director of Public Relations of the Company. Employee shall have such responsibilities, duties and authorities as are assigned to him by the Chief Executive Officer of the Company. Employee shall fulfill his duties and responsibilities as described in this Section 2 in a reasonable and appropriate manner in light of the Company's policies and practices as established by the Board of Directors (the "Board") and the laws and regulations that apply to the Company's operation and administration.

         SECTION 3. COMPENSATION. For all services rendered by Employee, the Company shall compensate Employee as follows:

                (a) Base Salary and Benefits. Beginning on the Effective Date, the total amount of base salary and benefits payable ("Total Compensation") to Employee shall be Two Hundred Thousand Dollars ($200,000) per year, payable on a regular basis in accordance with the Company's standard payroll procedures, but not less than monthly.

                (b) Benefits. The specific benefits to be received by Employee shall be determined by mutual agreement between the Company and employee. Employee's Total Compensation shall include only those benefits which are deductible in their full amount by the Company on a dollar-for-dollar basis as a business expense. To the extent that Employee receives benefits which are not fully deductible by the Company on a dollar-for-dollar basis, the amount of such benefits shall be deducted from Employee's Total Compensation.

                (c) Modifications or Amendments. The compensation provided for in this Section 3 shall not be modified or amended in any manner without the prior written consent of Employee and the Board of Directors of Altiva.

         SECTION 4. EXPENSE REIMBURSEMENT. The Company shall reimburse Employee in accordance with the Company's expense reimbursement policy for (or, at the Company's option, pay) all business travel which is pre-approved by the Company and other reasonable and customary out-of-pocket expenses reasonably incurred by Employee in the performance of his services hereunder during the Term and deductible by the Company as a business expense. All reimbursable expenses shall be appropriately documented in reasonable detail by Employee upon submission of any request for reimbursement, and in a format and manner consistent with the Company's expense reporting policy applicable to employees of the Company at the level of Employee's position, as well as applicable federal and state tax record keeping requirements. Reimbursement shall be limited to expenses incurred by Employee which are deductible by the Company as a business expense.

         SECTION 5. PLACE OF PERFORMANCE. Employee shall carry out his duties and responsibilities hereunder principally in and from the Charlotte, North Carolina metropolitan area.

         SECTION 6.      TERMINATION; LUMP SUM BUYOUT.

                (a) Subject to the Company's right to terminate this Agreement as provided in Section 6(b) below and to place Employee on administrative leave as provided in
                         Section 6(c) below, Employee's employment may not be terminated prior to the expiration of the Term for any reason. In the event of the death or disability of Employee, the base salary described in Section

                         3 herein shall continue as periodic payments to Employee or his estate, as the case may be. In the event of the disability of Employee, the benefits described in Section 3 herein shall also continue.

                (b) Notwithstanding anything to the contrary set forth in this Agreement, the Company may terminate this Agreement and Employee's employment with the Company hereunder by providing not less than ten day's notice of such termination to Employee and by paying to Employee on the effective date of such termination an amount equal to the sum of (i) the unpaid amount of the Total Compensation payable in the year during which such termination occurs and (ii) an amount equal to $200,000 multiplied by the number of full years remaining in the term of this Agreement following such termination. All payments made to Employee pursuant to this Section 6(b) shall be made net of any applicable withholding.

                (c) Nothing in this Agreement shall prevent Employer from putting Employee on paid administrative leave for all or any portion of the Term. During any period of the Term that Employee is on paid administrative leave, Employee shall not perform any services on behalf of Employer unless expressly requested by Employer, and Employee shall not have the right to be present on any premises of Employer unless expressly approved by Employer. During any period that Employee is on paid administrative leave, Employee shall receive the full amount of compensation described in Section 3 herein.

         SECTION 7.      RESTRICTIONS ON COMPETITION.

                (a) During the Term, and for a period of two (2) years thereafter, Employee shall not, directly or indirectly, for himself or on behalf of or in conjunction with any other person, company, partnership, corporation, business, group or other entity (each, a "Person"):

                         (i) engage, as an officer, director, shareholder, owner, partner, member, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant, advisor or representative, in any business whose principal products or services compete directly with the Business of the Company in such areas where (i) the Company conducts business as of the date of this Agreement, (ii) the Company then conducts business and (iii) the Company did conduct business at the end of the Term, if applicable (the "Territory"); or

                         (ii) contact any Person who is, at the time of the contact, or was, within twelve (12) months prior to the date of contact, an employee of the

               Company in any capacity for the purpose or intent of enticing such employee away from or out of the employ of the Company, or hire any such Person; or

                         (iii) contact any Person within the Territory who is, at the time of the contact, or has been, within twelve (12) months prior to the date of contact, a mortgage banker or mortgage broker or other referral source to the Company, for the purpose of originating, purchasing, brokering or selling consumer loans, in competition with the Business of the Company.

               (b) Notwithstanding any other provision of this Section 7, nothing in this Agreement shall be deemed to prohibit Employee or any other person from acquiring as an investment not more than two percent (2%) of the capital stock of any business, whose stock is traded on a national securities exchange or through the automated quotation system of a registered securities association.

               (c) For the purposes of this Section 7, references to "the Company" shall mean the Company and its subsidiaries.

               (d) The parties understand and agree that the term "Business of the Company" is limited to the activity of originating, purchasing, brokering and selling consumer loans secured by one-to-four-family residences.

               (e) If fulfillment of any provision of this Section 7, at the time such fulfillment shall be due, shall transcend the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provision contained in this Section 7 operates or would operate to invalidate this Section 7, in whole or in part, then such clause or provision only shall be held ineffective as though not herein contained, and the remainder of this Section 7 shall remain operative and in full force and effect.

               (f) All of the covenants in this Section 7 shall be construed as an agreement independent of any other provisions in this Agreement, and the existence of any claim or cause of action Employee may have against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants.

               (g) Employee has carefully read and considered the provisions of this Section 7 and, having done so, agrees that the restrictive covenants in this Section 7 impose a fair and reasonable restraint on Employee and are reasonably required to protect the interests of the Company and its officers, directors, employees, and stockholders.

         SECTION 8.      TRADE SECRETS AND CONFIDENTIAL INFORMATION.


                (a) For purposes of this Section 8, "Confidential Information" means any data or information, other than Trade Secrets, that is valuable to the Company and not generally known to the public or to competitors of the Company. "Trade Secret" means information including, but not limited to, any technical or nontechnical data, formula, pattern, compilation, program, device, method, technique, drawing, process, financial data, financial plan, product plan, list of actual or potential sources, underwriters, brokers and purchasers of consumer loans or other information similar to any of the foregoing, which (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can derive economic value from its disclosure or use and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

                (b) Employee acknowledges he is employed hereunder by the Company in a confidential relationship wherein Employee, in the course of his employment with the Company, has received or will receive and has had or will have access to Confidential Information and Trade Secrets of the Company, including but not limited to confidential and secret business and marketing plans, strategies, and studies, lists of actual or potential sources, underwriters, brokers or purchasers of consumer loans and information relating to the operations and business of the Company and, accordingly, he is willing to enter into the covenants contained in Sections 7 and 8 of this Agreement in order to provide the Company with what he considers to be reasonable protection for its interests.

                (c) Subject to Section 8(e), Employee hereby agrees that, during the Term and for a period of two (2) years thereafter, he will hold in confidence all Confidential Information of the Company that came into his knowledge during his employment by the Company and will not disclose, publish or make use of such Confidential Information without the prior written consent of the Company.

                (d) Employee shall hold in confidence all Trade Secrets of the Company that came into his knowledge during his employment by the Company or during his employment with any subsidiary of the Company or any predecessors entity and shall not disclose, publish or make use of at any time after the date hereof such Trade Secrets without the prior written consent of the Company for as long as the information remains a Trade Secret.

                (e) Notwithstanding the foregoing, the provisions of this Section will not apply to (i) information required to be disclosed by Employee in the ordinary course of his duties hereunder or (ii) Confidential Information that otherwise becomes generally known in the industry or to the public through no act of Employee or any person or entity acting by or on Employee's behalf, or which is required to be disclosed by court order or applicable law.

                (f)      The parties agree that the restrictions stated in this
                         Section 8 are in addition to and not in lieu of protections afforded to trade secrets and confidential information under applicable state law. Nothing in this Agreement is intended to or shall be interpreted as diminishing or otherwise limiting the Company's right under applicable state law to protect its Trade Secrets and Confidential Information.

         SECTION 9. INVENTIONS. Employee shall disclose promptly to the Company any and all significant conceptions and ideas for business products, services and processes, inventions, improvements and valuable discoveries, whether patentable or not, which are conceived or made by Employee, solely or jointly with another, during the period of employment, and which are directly related to the Business of the Company and which Employee conceives as a result of his employment by the Company or any subsidiary of the Company or any predecessors entity (the "Work Product"). Employee hereby agrees that all Work Product shall be considered work made for hire by Employee and shall be owned by the Company. If any Work Product may not, by operation of law, be considered work made for hire by Employee for the Company, Employee hereby assigns and agrees to assign all his interests therein to the Company or its nominee. Whenever requested to do so by the Company, during or after the Term, Employee shall at the expense of the Company execute any and all applications, assignments or other instruments that the Company shall deem necessary to apply for and obtain any permits, approvals and consents required with respect to any Work Product or to otherwise protect the Company's interest in the Work Product.

         SECTION 10. RETURN OF COMPANY PROPERTY. All records, designs, patents, business plans, financial statements, manuals, memoranda, lists, databases and other property delivered to or compiled by Employee by or on behalf of the Company (including any subsidiary of the Company and predecessors entity) or its representatives, vendors or customers which pertain to the Business of the Company (including any subsidiary of the Company and predecessors entity) shall be and remain the property of the Company, and be subject at all times to its discretion and control. Upon the request of the Company and, in any event, at the end of the Term or upon the termination of Employee's employment with the Company, Employee shall deliver all such materials to the Company before any final compensation is paid to Employee. Likewise, all correspondence, reports, records, charts, advertising materials and other similar data pertaining to the business, activities or future plans of the Company which are collected by Employee shall be delivered promptly to the Company without request by it at the end of the Term or upon termination of Employee's employment. Nothing contained herein shall require Employee to deliver to the Company any property or materials owned or prepared by Employee prior to the commencement of Employee's employment by the Company; provided however, that such property or materials have not been modified so as to contain any Confidential Information or Trade Secrets.

         SECTION 11. INDEMNIFICATION. In the event Employee is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by the Company against Employee), by reason of the fact that he is or was performing services under this Agreement, then the Company shall indemnify Employee against all expenses (including reasonable attorneys' fees), judgment, fines and amounts paid in settlement, as actually and reasonably incurred by Employee in connection therewith to the fullest extent provided by law and to the same extent, if any, as the Company covers its other officers and directors, including coverage with respect to matters involving predecessor entities. The obligations of the Company under this Section shall survive any termination of employment or this Agreement with regard to Employee's acts or omissions (other than willful misconduct or fraud) taken while employed by the Company or any subsidiary of the Company or predecessor entity.

         SECTION 12. NO PRIOR AGREEMENTS. Employee hereby represents and warrants to the Company that the execution of this Agreement by Employee and his employment by the Company and the performance of his duties hereunder will not violate or be a breach of any agreement with a former employer, client or any other Person. Further, Employee agrees to indemnify the Company for any claim, including, but not limited to, reasonable attorneys' fees and expenses of investigation, by any such third party that such third party may now have or may hereafter come to have against the Company based upon or arising out of any non-competition agreement, invention or secrecy agreement between Employee and such third party which was in existence as of the date of this Agreement.

         SECTION 13. ASSIGNMENT, BINDING EFFECT. Employee understands that he has been selected for employment by the Company on the basis of his personal qualifications, experience and skills. Employee agrees, therefore, he cannot assign all or any portion of his performance under this Agreement. The Company may assign this Agreement only to the purchaser of all or substantially all of the assets of the Company (whether by merger, consolidation, sale of assets or other business combination), provided that any such assignee shall assume this Agreement in a writing delivered to Employee. Subject to the preceding two sentences, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective heirs, legal representatives, successors and assigns.

         SECTION 14. COMPLETE AGREEMENT; WAIVER; AMENDMENT. This Agreement is not a promise of future employment. Employee has no oral representations, understandings, or agreements with the Company or any of its officers, directors, or representatives covering the same subject matter as this Agreement. This Agreement is the final, complete, and exclusive statement of expression of the agreement between the Company and Employee with respect to the subject matter hereof, and cannot be varied, contradicted, or supplemented by evidence of any prior or contemporaneous oral or written agreements. This Agreement may not be later modified except by a further writing approved by the Board of Directors and signed by a duly authorized officer of the Company and Employee, and no term of this Agreement may be waived except by a writing signed by the party waiving the benefit of such term.

         SECTION 15. NOTICE. Whenever any notice is required hereunder, it shall be given in writing addressed as follows:

                  To the Company:          Altiva Financial Corporation
                                           Attention: J. Richard Walker
                                           1000 Parkwood Circle
                                           Suite 500
                                           Atlanta, Georgia 30339

                  To the Employee:         Rodney D. Atkinson
                                           2929 Twelve Mile Creek Road
                                           Matthews, North Carolina 28104

                  With a copy to:          Attorney Thomas J. Gorman
                                           Gorman & Associates
                                           7422 Carmel Executive Park, Suite 200
                                           Charlotte, North Carolina 28226

or to such other representative or at such other address of a party as such party hereto may furnish to the other parties in writing. Such notice shall be effective upon the date of delivery or refusal of delivery, if sent by personal delivery, registered, certified or express mail or courier delivery, or upon transmission by telecopy transmission, if immediately confirmed by telephone or electronic means.

         SECTION 16. SEVERABILITY; HEADINGS. If any portion of this Agreement is held invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. This severability provisions shall be in addition to, and not in place of, the provisions of Section 7(e) above. The section headings are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent of the Agreement or of any part hereof.

         SECTION 17. EQUITABLE REMEDY. Because of the difficulty of measuring economic losses to the Company as a result of a breach of the restrictive covenants set forth in Sections 7, 8, 9 and 10, and because of the immediate and irreparable damage that would be caused to the

Company for which monetary damages would not be a sufficient remedy, it is hereby agreed that in addition to all other remedies that may be available to the Company at law or in equity, the Company shall be entitled to specific performance and any injunctive or other equitable as a remedy for any breach or threatened breach of the aforementioned restrictive covenant.

         SECTION 18. ARBITRATION. Any unresolved dispute or controversy arising under or in connection with this Agreement, or with Employee's employment with the Company, including but not limited to any alleged claims of employment discrimination, shall be settled exclusively by arbitration, conducted in accordance with the rules of the American Arbitration Association then in effect. The arbitrators shall not have the authority to add to, detract from, or modify any provision hereof nor to award punitive damages to any injured party. The arbitrators shall have the authority to order back-pay, severance compensation, reimbursement of costs, including those incurred to enforce this Agreement, and interest thereon in the event the arbitrators determine that Employee was terminated without disability or that the Company has otherwise materially breached this Agreement. A decision by a majority of the arbitration panel shall be final and binding. Judgment may be entered on the arbitrators' award in any court having jurisdiction. The direct expense of any arbitration proceeding shall be borne by the Company. The arbitration proceeding shall be held in the city where the Company's corporate headquarters is located. Notwithstanding the foregoing, the Company and Employee shall be entitled to seek injunctive or other equitable relief, as contemplated by Section 17 above, from any court of competent jurisdiction, without the need to resort to arbitration.

         SECTION 19. CONSTRUCTION. No provision of this Agreement shall be construed against or interpreted to the disadvantage of Employee or the Company by any court or the government or judicial authority by reason of Employee or the Company having or being deemed to have structured or drafted such provision of this Agreement.

         SECTION 20. GOVERNING LAW. It is the intention of the parties hereto that this Agreement and the performance hereunder be interpreted, construed and governed in accordance with, under and pursuant to the laws of the State of North Carolina without reference to its choice of law rules. In addition, the parties hereto consent to the jurisdiction of the courts of the State of North Carolina for the adjudication of claims related to this Agreement and the matters described herein.

         IN WITNESS WHEREOF, the parties hereto have caused this Employment Agreement to be duly executed as of the date first written above.

                                            THE MONEY CENTRE, INC.



                                            By:
                                               ---------------------------------
                                               [name]


                                            EMPLOYEE



                                            ------------------------------------
                                            Rodney D. Atkinson

                                  EXHIBIT 8.06

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (this "Agreement"), dated the __ day of July, 1999 (the "Effective Date") is by and between The Money Centre, Inc., a North Carolina corporation (the "Company"), a wholly-owned subsidiary of Altiva Financial Corporation, a Delaware corporation and a resident of the State of North Carolina ("Employee").

                                    RECITALS

         WHEREAS, the Company is a commercial finance company principally engaged in originating, purchasing, brokering and selling consumer loans secured by one-to-four-family residences throughout the United States (the "Business of the Company"). The Company desires to employ Employee and to have the benefit of his skills and services, and Employee desires to accept employment with the Company, on the terms and conditions set forth herein; and

         WHEREAS, Altiva has agreed to guaranty the obligations of the Company under this Agreement, which shall be in the form of the Guaranty Agreement attached hereto as Exhibit A.

         NOW, THEREFORE, in consideration of the mutual promises, terms, covenants and conditions set forth herein, and the performance of each, the parties hereto, intending legally to be bound, hereby agree as follows:

                                   AGREEMENTS

         SECTION 1. EMPLOYMENT; TERM; AUTOMATIC EXTENSION. The initial term of this Agreement shall begin on the Effective Date and continue until the fourth anniversary of the Effective Date unless sooner terminated as provided in
Section 6. Unless either the Company, Altiva or Employee delivers a notice of intent not to extend the term of this Agreement six months prior to the fourth anniversary, or any subsequent anniversary, of the Effective Date of this Agreement and Employee remains employed by the Company on each such anniversary date, the term of this Agreement automatically shall be extended for one year or until Employee reaches age 65, whichever comes first, unless sooner terminated as provided in Section 6 (such term of employment, as extended, is referred to herein as the "Term").

         SECTION 2. POSITION AND DUTIES. The Company hereby employs Employee as [_______] of the Company. Employee shall have such responsibilities, duties and authorities as are assigned to him by the Chief Executive Officer or Chief Operating Officer of Altiva. Employee shall fulfill his duties and responsibilities as described in this Section 2 in a reasonable and appropriate manner in light of the Company's policies and practices as established by the

Company's Board of Directors (the "Board") and the laws and regulations that apply to the Company's operation and administration.

         SECTION 3. COMPENSATION. For all services rendered by Employee, the Company shall compensate Employee as follows:

                (a) Base Salary. Beginning as of the Effective Date, the base salary payable to Employee shall be Three
                         Hundred Thousand Dollars ($300,000) per year, payable on a regular basis in accordance with the Company's standard payroll procedures, but not less than monthly.

                (b) Bonus Plan. For Year 1 and Year 2, Employee shall be eligible to participate in the Incentive Bonus Plan attached hereto as Exhibit B as such plan is in effect from time to time during the Term (the "Bonus Plan"). In Year 3, and for the remainder of the Term, Employee shall be eligible to participate in the Bonus Plan for each calendar year during the Term based upon the achievement of the criteria established by the Board or a compensation committee thereof in their sole discretion.

                (c) Earnout and Signing Bonus. In addition to any other bonus payable pursuant to this Agreement, Employee shall receive the following bonuses, each of which shall be increased by 38% at the time of payment to reflect the grossed-up difference between capital gains tax treatment and ordinary income tax treatment:

                         (i) an amount equal to any reduction to Employee's amount as a result of the Sellers failure to deliver $4,000,000 in Final Stockholders Equity (as defined in the Stock Purchase Agreement) pursuant to Section 2.02(d) of that certain Stock Purchase Agreement by and between Employee, Rodney D. Atkinson, Charles R. Cunningham, Stuart A. Lewis, John Richard Love, The Money Centre, Inc. and Employer, dated July 7, 1999 (the "Stock Purchase Agreement"); such amount, if any, shall be paid to Employee in a lump sum on the last day of the amount period as provided for in Section 2.01(c) of the Stock Purchase
                Agreement; and

                         (ii) an amount equal to the portion of the Purchase Price (as defined in the Stock Purchase Agreement) received by Employee in cash pursuant to Section 2.01 of the Stock Purchase Agreement which is repaid by Employee to Employer pursuant to
                Section 2.02 of the Stock Purchase Agreement as a result of the Sellers failure to deliver $4,000,000 in Final Stockholders Equity (as defined in the Stock Purchase Agreement). Such amount, if any, shall be paid to Employee in the last pay period of 1999.

                (d) Additional Compensation. Employee shall receive additional compensation in a base amount equal to the amount of Shareholder Advances made to Employee as reported on Schedule 4.27 to the Stock Purchase Agreement. Employee shall be paid such additional compensation in quarterly installments simultaneously with each amount payment due to Employee pursuant to
                         Section 2.01(c) of the Stock Purchase Agreement. The amount of each installment of additional compensation shall represent the product of (a) a percentage of the Base Amount equal to the same percentage that the amount of the amount payment received by Employee on such date represents of the total amount of amount payments that could be earned by Employee pursuant to
                         Section 2.01(c) of the Stock Purchase Agreement and (b)
                         1.89. No amount of such additional compensation shall be paid to Employee in any quarter that Employee does not receive an amount payment. Notwithstanding the foregoing, any amount of such additional compensation (i.e. - the base amount multiplied by 1.89) not paid to Employee in such installments shall be paid to Employee in a lump sum on the last day of the amount period provided for in Section 2.01(c) of the Stock Purchase Agreement.

                (e) Benefits. Employee shall be entitled to such benefits as are currently made available to Employee by the Company, which shall include an automobile allowance not to exceed $950 per month.

                (f)      Stock Options. Employee shall be issued, within thirty
                         (30) days after the date hereof, an option to acquire 25,000 shares of common stock at an exercise price of $15.00 per share pursuant to Altiva's Incentive Stock Option Plan as in effect from time to time during the Term (the "Stock Option Plan"), such stock options to vest in installments of 8,334 shares, 8,333 shares and 8,333 shares on the first, second and third anniversaries of the date of this Agreement. Such stock options shall be subject to the terms and conditions of the Stock Option Plan.

                (g) Modifications or Amendments. The compensation provided for in this Section 3 shall not be modified or amended in any manner without the prior written consent of the Board of Directors of Altiva.

         SECTION 4. EXPENSE REIMBURSEMENT. The Company shall reimburse Employee for (or, at the Company's option, pay) all business travel and other out-of-pocket expenses reasonably incurred by Employee in the performance of his services hereunder during the Term. All reimbursable expenses shall be appropriately documented in reasonable detail by Employee upon submission of any request for reimbursement, and in a format and manner consistent with the Company's expense reporting policy applicable to employees of the Company at the level of Employee's position, as well as applicable federal and state tax record keeping requirements.

         SECTION 5. PLACE OF PERFORMANCE. Employee shall carry out his duties and responsibilities hereunder principally in and from the Charlotte, North Carolina metropolitan area.

         SECTION 6. TERMINATION, RIGHTS ON TERMINATION. Employee's employment may be terminated in any one of the following ways, prior to the expiration of the Tenn:

                (a) Death. The death of Employee shall immediately terminate the Term and his employment. In the event of termination of Employee's employment because of Employee's death, Employee's estate shall receive from the Company the base salary at the rate, plus group health insurance, then in effect, for a period of six
                         (6) months from the date of termination as well as any compensation due under Section 6(d) hereto. Such amount shall be paid in a lump sum within ten (10) days after termination of Employee's employment. In such event, no other severance compensation shall be owed to Employee's estate, except for Employee's estate's right to receive any payments provided for in Section 6(d) hereof.

                (b) Disability. If, as a result of incapacity due to physical or mental illness or injury, Employee shall have been unable to perform the material duties of his position on a full-time basis for a period of four (4) consecutive months, then thirty (30) days after written notice to Employee (which notice may be given before or after the end of the four (4) consecutive month period, but which shall not be effective earlier than the last day of the four (4) consecutive month period), the Company may terminate Employee's employment hereunder if Employee is unable to resume his full-time duties at the conclusion of the four (4) consecutive month period. In the event of termination of Employee's employment in accordance with this Section 6(b) as a result of incapacity due to physical or mental illness or injury, Employee shall receive from the Company the base salary at the rate, plus paid group health insurance, then in effect, for a period of six (6) months from the date of termination as well as any compensation due under Section 6(d) hereto. Such amount shall be paid in a lump sum within ten (10) days after termination of Employee's employment. In such event, no other severance compensation shall be payable to Employee, except for Employee's right to receive any payments provided for in Section 6(d) hereof.

                (c) Termination by the Company for Good Cause. The Company may terminate the Term and Employee's employment ten
                         (10) days after written notice to Employee for "Good Cause." "Good Cause" shall mean:

                         (i) any act or omission that constitutes a willful and material breach of this Agreement which is not cured within thirty (30) days after written notice of same;
                         (ii) fraud, embezzlement, misappropriation of funds or breach of trust in connection with his services hereunder; (iii) the conviction of any crime that involves dishonesty or a breach of trust; (iv) gross negligence in connection with the Employee's duties hereunder, which is not cured within thirty (30) days after receipt by Employee of written notice of same; or
                         (v) the material refusal (other than as a result of disability) by Employee to perform his duties hereunder. Any termination for Good Cause shall be made in writing to Employee, which notice shall set forth in detail all acts or omissions upon which the Company is relying for such termination. In the event of termination of Employee's employment for Good Cause, no severance compensation shall be payable to Employee, except for Employee's right to receive any payments provided for in Section 6(d).

                (d) Payment Through Termination. Upon termination of Employee's employment for any reason provided for in
                         Section 6(a), 6(b), or 6(c), Employee shall be entitled to receive all compensation earned including a pro rata share of any incentive compensation including, but not limited to, the Bonus Plan, and all benefits and reimbursements (including payments for accrued vacation and sick leave, in each case in accordance with applicable policies of the Company) due through the effective date of termination. Additional compensation subsequent to termination, if any, will be due and payable to Employee only to the extent and in the manner expressly provided above in this Section 6. Except as specified in this Section 6, all rights and obligations of the Company and Employee under this Agreement shall cease as of the effective date of termination, except that (i) the Company's obligations under Section II shall survive such termination in accordance with its terms and (ii) Employee's obligations under Sections 7, 8, 9 and 10 shall survive such termination in accordance with their terms.

                (e) Termination Without Good Cause. At any time, the Company shall have the right to terminate Employee's employment hereunder by written notice to Employee. Upon any termination pursuant to this Section 6(e) (that is not a termination under any of Sections 6(a), (b) or (c)), the Company shall (i) pay to Employee any unpaid base salary through the effective date of termination specified in such notice; (ii) pay to Employee the accrued but unpaid incentive compensation, if any, for the bonus period ending on or before the date of the termination of Employee's employment with the Company; (iii) continue to pay Employee's base salary through the expiration of the Term (which shall be the Term in effect on the date of termination of Employee's employment with the Company, without regard to any potential future extensions of such Term pursuant to Section 1), or, if the date of termination is prior to any extension of the Term pursuant to Section 1, through the end of the amount period under Section 2.01(c) of the Stock Purchase Agreement, in each case in the manner and at such times as the base salary would have been payable to Employee; and (iv) continue to provide Employee with health insurance and life insurance (the "Benefits") through the expiration of the Term (which shall be the Term in effect on the date of termination of Employee's employment with the Company, without regard to any potential future extensions of such Term pursuant to
                         Section 1), or, if the date of termination is prior to any extension of the Term pursuant to Section 1, through the end of the amount period under Section 2.01
                         (c) of the Stock Purchase Agreement, in the manner and at such times as the Benefits would have been payable to Employee. In the event that the Company is unable to provide Employee with the Benefits required hereunder by reason of the termination of Employee's employment pursuant to this Section 6(e), then the Company shall pay Employee cash equal to the value of the Benefits (based upon the cost to Employee to obtain comparable benefits at standard rates) that otherwise would have accrued for Employee's benefit under the plan for the period during which such Benefits could not be provided under the plans, such cash payments to be made over the Tenn (which shall be the Term in effect on the date of termination of Employee's employment with the Company, without regard to any potential future extensions of such Term pursuant to Section 1). The Company's good faith determination of the value of any Benefits that would have accrued under any plan shall be binding and conclusive on Employee. Vesting of any unvested stock option granted to Employee shall be accelerated and become immediately vested, subject to exercise prior to the termination of the stock option in accordance with the Stock Option Plan. The Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 4) to Employee.

                (f) Employee's employment hereunder may be terminated only upon written consent of the Board of Directors of Altiva. Altiva shall have the right to terminate Employee upon the same terms and conditions as the Company.

        SECTION 7.       RESTRICTIONS ON COMPETITION.

                (a) During the period that the Employee is receiving payments pursuant to this Agreement, and for a period of two (2) years thereafter, Employee shall not, directly or indirectly, for himself or on behalf of or in conjunction with any other person, company, partnership, corporation, business, group or other entity (each, a "Person"):

                         (i) engage, as an officer, director, shareholder, owner, partner, member, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant, advisor or representative, in any business whose principal products or services compete directly with the Business of the Company in such areas where (i) the Company conducts business as of the date of this Agreement, (ii) the Company then conducts business and (ii) the Company did conduct business at the end of the period that the Employee is employed by the Company, if applicable (the "Territory"); or

                         (ii) contact any Person who is, at the time of the contact, or was, within twelve (12) months prior to the date of contact, an employee of the Company in any capacity for the purpose or intent of enticing such employee away from or out of the employ of the Company, or hire any such Person; or

                         (iii) contact any Person within the Territory who is, at the time of the contact, or has been, within twelve (12) months prior to the date of contact, a mortgage banker or mortgage broker or other referral source to the Company, for the purpose of originating, purchasing or, brokering selling consumer loans, in competition with the Business of the Company.

                (b) Notwithstanding any other provision of this Section 7, nothing in this Agreement shall be deemed to prohibit Employee or any other person from acquiring as an investment not more than two percent (2%) of the capital stock of any business, whose stock is traded on a national securities exchange or through the automated quotation system of a registered securities association.

                (c) For the purposes of this Section 7, references to "the Company" shall mean the Company and its subsidiaries.

                (d) The parties understand and agree that the term "Business of the Company" is limited to the activity of originating, purchasing, brokering and selling consumer loans secured by one-to-four-family residences.

                (e) If fulfillment of any provision of this Section 7, at the time such fulfillment shall be due, shall transcend the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provision contained in this Section 7 operates or would operate to invalidate this Section 7, in whole or in part, then such clause or provision only shall be held ineffective as though not herein contained, and the remainder of this Section 7 shall remain operative and in full force and effect.

                (f) All of the covenants in this Section 7 shall be construed as an agreement independent of any other provisions in this Agreement, and the existence of any claim or cause of action Employee may have against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants.

                (g) Employee has carefully read and considered the provisions of this Section 7 and, having done so, agrees that the restrictive covenants in this Section 7 impose a fair and reasonable restraint on Employee and are reasonably required to protect the interests of the Company and its officers, directors, employees, and stockholders.

         SECTION 8.      TRADE SECRETS AND CONFIDENTIAL INFORMATION.

                (a) For purposes of this Section 8, "Confidential Information" means any data or information, other than Trade Secrets, that is valuable to the Company and not generally known to the public or to competitors of the Company. "Trade Secret" means information including, but not limited to, any technical or nontechnical data, formula, pattern, compilation, program, device, method, technique, drawing, process, financial data, financial plan, product plan, list of actual or potential sources, underwriters, brokers and purchasers of consumer loans or other information similar to any of the foregoing, which (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can derive economic value from its disclosure or use and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

                (b) Employee acknowledges he is employed hereunder by the Company in a confidential relationship wherein Employee, in the course of his employment with the Company, has received or will receive and has had or will have access to Confidential Information and Trade Secrets of the Company, including but not limited to confidential and secret business and marketing plans, strategies, and studies, lists of actual or potential sources, underwriters, brokers or purchasers of consumer loans and information relating to the operations and business of the Company and, accordingly, he is willing to enter into the covenants contained in Sections 7 and 8 of this Agreement in order to provide the Company with what he considers to be reasonable protection for its interests.

                (c) Subject to Section 8(e), Employee hereby agrees that, during the period that the Employee is receiving payments pursuant to this Agreement and for a period of two (2) years thereafter, he will hold in confidence all Confidential Information of the Company that came into his knowledge during his employment by the Company and will not disclose, publish or make use of such Confidential Information without the prior written consent of the Company.

                (d) Employee shall hold in confidence all Trade Secrets of the Company that came into his knowledge during his employment by the Company or during his employment with any subsidiary of the Company or any predecessors entity and shall not disclose, publish or make use of at any time after the date hereof such Trade Secrets without the prior written consent of the Company for as long as the information remains a Trade Secret.

                (e) Notwithstanding the foregoing, the provisions of this Section will not apply to (i) information required to be disclosed by Employee in the ordinary course of his duties hereunder or (ii) Confidential Information that otherwise becomes generally known in the industry or to the public through no act of Employee or any person or entity acting by or on Employee's behalf, or which is required to be disclosed by court order or applicable law.

                (f)      The parties agree that the restrictions stated in this
                         Section 8 are in addition to and not in lieu of protections afforded to trade secrets and confidential information under applicable state law. Nothing in this Agreement is intended to or shall be interpreted as diminishing or otherwise limiting the Company's right under applicable state law to protect its Trade Secrets and Confidential Information.

         SECTION 9. INVENTIONS. Employee shall disclose promptly to the Company any and all significant conceptions and ideas for business products, services and processes, inventions, improvements and valuable discoveries, whether patentable or not, which are conceived or made by Employee, solely or jointly with another, during the period of employment, and which are directly related to the Business of the Company and which Employee conceives as a result of his employment by the Company or any subsidiary of the Company or any predecessors entity (the "Work Product"). Employee hereby agrees that all Work Product shall be considered work made for hire by Employee and shall be owned by the Company. If any Work Product may not, by operation of law, be considered work made for hire by Employee for the Company, Employee hereby assigns and agrees to assign all his interests therein to the Company or its nominee. Whenever requested to do so by the Company, during or after the Term, Employee shall at the expense of the Company execute any and all applications, assignments or other instruments that the Company shall deem necessary to apply for and obtain any permits, approvals and consents required with respect to any Work Product or to otherwise protect the Company's interest in the Work Product.

         SECTION 10. RETURN OF COMPANY PROPERTY. All records, designs, patents, business plans, financial statements, manuals, memoranda, lists, databases and other property delivered to or compiled by Employee by or on behalf of the Company (including any subsidiary of the Company and predecessors entity) or its representatives, vendors or customers which pertain to the Business of the Company (including any subsidiary of the Company and predecessors entity) shall be and remain the property of the Company, and be subject at all times to its discretion and control. Upon the request of the Company and, in any event, at the end of the Term or upon the termination of Employee's employment with the Company, Employee shall deliver all such materials to the Company before any final compensation is paid to Employee. Likewise, all correspondence, reports, records, charts, advertising materials and other similar data pertaining to the business, activities or future plans of the Company which are collected by Employee shall be delivered promptly to the Company without request by it at the end of the Term or upon termination of Employee's employment. Nothing contained herein shall require Employee to deliver to the Company any property or materials owned or prepared by Employee prior to the commencement of Employee's employment by the Company; provided however, that such property or materials have not been modified so as to contain any Confidential Information or Trade Secrets.

         SECTION 11. INDEMNIFICATION. In the event Employee is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by the Company against Employee), by reason of the fact that he is or was performing services under this Agreement, then the Company shall indemnify Employee against all expenses (including reasonable attorneys' fees), judgment, fines and amounts paid in settlement, as actually and reasonably incurred by Employee in connection therewith to the fullest extent provided by law and to the same extent, if any, as the Company covers its other officers and directors, including coverage with respect to matters involving predecessor entities. In the event that Employee incurs travel expenses for any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by the Company against Employee) to which Employee is not a party, by reason of the fact that he is or was performing services under this Agreement, the Company shall indemnify Employee for such travel expenses as actually and reasonably incurred by Employee in connection therewith. The obligations of the Company under this Section shall survive any termination of employment or this Agreement with regard to Employee's acts or omissions (other than willful misconduct or fraud) taken while employed by the Company or any subsidiary of the Company or predecessor entity.

         SECTION 12. NO PRIOR AGREEMENTS. Employee hereby represents and warrants to the Company that the execution of this Agreement by Employee and his employment by the Company and the performance of his duties hereunder will not violate or be a breach of any agreement with a former employer, client or any other Person. Further, Employee agrees to indemnify the Company for any claim, including, but not limited to, reasonable attorneys' fees and expenses of investigation, by any such third party that such third party may now have or may hereafter come to have against the Company based upon or arising out of any non-competition agreement, invention or secrecy agreement between Employee and such third party which was in existence as of the date of this Agreement.

         SECTION 13. ASSIGNMENT; BINDING EFFECT. Employee understands that he has been selected for employment by the Company on the basis of his personal qualifications, experience and skills. Employee agrees, therefore, he cannot assign all or any portion of his performance under this Agreement. The Company may assign this Agreement only to the purchaser of all or substantially all of the assets of the Company (whether by merger, consolidation, sale of assets or other business combination), provided that any such assignee shall assume this Agreement in a writing delivered to Employee. Subject to the preceding two sentences, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective heirs, legal representatives, successors and assigns.

         SECTION 14. COMPLETE AGREEMENT: WAIVER; AMENDMENT. This Agreement is not a promise of future employment beyond the Term. Employee has no oral representations, understandings, or agreements with the Company or any of its officers, directors, or representatives covering the same subject matter as this Agreement. This Agreement is the final, complete, and exclusive statement of expression of the agreement between the Company and Employee with respect to the subject matter hereof, and cannot be varied, contradicted, or supplemented by evidence of any prior or contemporaneous oral or written agreements. This Agreement may not be later modified except by a further writing approved by the Board of Directors and signed by a duly authorized officer of the Company and Employee, and no term of this Agreement may be waived except by a writing signed by the party waiving the benefit of such term.

         SECTION 15. NOTICE. Whenever any notice is required hereunder, it shall be given in writing addressed as follows:

                   To the Company:           Altiva Financial Corporation
                                             Attention: J. Richard Walker
                                             1000 Parkwood Circle
                                             Suite 500
                                             Atlanta, Georgia 30339

                   To the Employee:          [name]

                                             -----------------------------

                                             -----------------------------

or to such other representative or at such other address of a party as such party hereto may furnish to the other parties in writing. Such notice shall be effective upon the date of delivery or refusal of delivery, if sent by personal delivery, registered, certified or express mail or courier delivery, or upon transmission by telecopy transmission, if immediately confirmed by telephone or electronic means.

         SECTION 16. SEVERABILITY; HEADINGS. If any portion of this Agreement is held invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. This severability provisions shall be in addition to, and not in place of, the provisions of Section 7(e) above. The section headings are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent of the Agreement or of any part hereof.

         SECTION 17. EQUITABLE REMEDY. Because of the difficulty of measuring economic losses to the Company as a result of a breach of the restrictive covenants set forth in Sections 7, 8, 9 and 10, and because of the immediate and irreparable damage that would be caused to the Company for which monetary damages would not be a sufficient remedy, it is hereby agreed that in addition to all other remedies that may be available to the Company at law or in equity, the Company shall be entitled to specific performance and any injunctive or other equitable as a remedy for any breach or threatened breach of the aforementioned restrictive covenant.

         SECTION 18. ARBITRATION. Any unresolved dispute or controversy arising under or in connection with this Agreement, or with Employee's employment with the Company, including but not limited to any alleged claims of employment discrimination, shall be settled exclusively by arbitration, conducted in accordance with the rules of the American Arbitration Association then in effect. The arbitrators shall not have the authority to add to, detract from, or modify any provision hereof nor to award punitive damages to any injured party. The arbitrators shall have the authority to order back-pay, severance compensation, reimbursement of costs, including those incurred to enforce this Agreement, and interest thereon in the event the arbitrators determine that Employee was terminated without disability or without Good Cause or that the Company has otherwise materially breached this Agreement. A decision by a majority of the arbitration panel shall be final and binding. Judgment may be entered on the arbitrators' award in any court having jurisdiction. The direct expense of any arbitration proceeding shall be borne by the Company. The arbitration proceeding shall be held in Charlotte, North Carolina. Notwithstanding the foregoing, the Company and Employee shall be entitled to seek injunctive or other equitable relief, as contemplated by Section 17 above, from any court of competent jurisdiction, without the need to resort to arbitration.

         SECTION 19. CONSTRUCTION. No provision of this Agreement shall be construed against or interpreted to the disadvantage of Employee or the Company by any court or the government or judicial authority by reason of Employee or the Company having or being deemed to have structured or drafted such provision of this Agreement.

         SECTION 20. GOVERNING LAW. It is the intention of the parties hereto that this Agreement and the performance hereunder be interpreted, construed and governed in accordance with, under and pursuant to the laws of the State of North Carolina without reference to its choice of law rules. In addition, the parties hereto consent to the jurisdiction of the courts of the State of North Carolina for the adjudication of claims related to this Agreement and the matters described herein.

         IN WITNESS WHEREOF, the parties hereto have caused this Employment Agreement to be duly executed as of the date first written above.


                                            THE MONEY CENTRE, INC.



                                            By:
                                               ---------------------------------
                                               [name]


                                            EMPLOYEE




                                            ------------------------------------
                                            [Name]

                                  EXHIBIT 8.07

                        COMMERCIAL OFFICE LEASE AGREEMENT





LANDLORD:                    ROYAL COUNTY DOWN, LLC,
                             A North Carolina Limited Liability Company
                             2929 Twelve Mile Creek Road
                             Matthews, North Carolina 28104

TENANT:                      THE MONEY CENTRE, INC.
                             A North Carolina Corporation
                             10504 Park Road
                             Charlotte, North Carolina 28210

LEASE TERM:                  Commencement Date - July 1, 1999
                             Termination Date - June 30, 2009
                             Five Year Renewal Option

BASE RENT:                   Initial Annual Base Rent - $270,000.00
                             Initial Monthly Base Rent - $22,500.00

LEASED PREMISES:             Lot 5B, Park Fifty One Professional Center
                             10504 Park Road, Charlotte, North Carolina 28210

RENTABLE AREA:               Approximately 15,000 Square Feet

STATE OF NORTH CAROLINA  )
                         )
COUNTY OF MECKLENBURG    )

                       COMMERCIAL OFFICE LEASE AGREEMENT

This Commercial Office Lease Agreement ("this Lease") is made as of this ____ day of July, 1999 by and between Royal County Down, LLC, a North Carolina Limited Liability Company (hereinafter referred to as "Landlord"), and The Money Centre, Inc., a North Carolina corporation (hereinafter referred to as "Tenant").

         WHEREAS, Landlord owns the real property known as Lot 5B of Park Fifty One Professional Center - Map 1, as shown on the map thereof recorded in Map Book 26, Page 331 of the Mecklenburg County Public Registry, and having a street address of at 10504 Park Road, Charlotte, North Carolina 28210, consisting of a one story brick veneer building containing approximately 15,000 square feet, and attendant easements as shown on the recorded plat, as well as the parking and sidewalk areas (the "Leased Premises"); and

         WHEREAS, Landlord wishes to rent the Leased Premises to Tenant, and Tenant wishes to rent the Leased Premises from Landlord.

         NOW, THEREFORE, based upon the following mutual promises and conditions, and upon the payment of the rent stated herein, Landlord leases to Tenant, and Tenant leases from Landlord, the Leased Premises, upon the following terms and conditions:

         1. RENT. The initial base rent beginning on July 1, 1999, shall be in the annual amount of $270,000.00, which equates to a monthly amount of $22,500.00, or approximately $18.00 per square foot. The base rent will be increased each year by the percentage increase in the Consumer Price Index ("CPI") in Charlotte, North Carolina, subject to a minimum increase of four per cent (4%) for the previous twelve month period. All rental payments are due by the first day of the month, and there is a late payment charge of five percent if the rent is not timely paid. Timely paid shall be defined as being paid by the 10th day of the month.

         2. EXAMINATION. Tenant agrees that the premises are currently in satisfactory condition, and at the time of Tenant's original possession, the Leased Premises were in good order and satisfactory condition, except as to such matters as may be agreed upon by both parties prior to such entry.

         3. TERM OF LEASE. The term of this Lease shall be for a period of ten (10) years. This lease may be renewed, at the option of Tenant, for an additional five (5) year term.

         4. LEASE YEAR. The term "lease year" as used herein shall mean each calendar year during the term hereof, with any period of occupancy by Tenant prior to the first and subsequent to the last such calendar year being deemed a calendar year for the purpose hereof with pro rata adjustment with respect to rental or other matters provided for in this Lease in which the "lease year" shall be a factor.

         5. SECURITY DEPOSIT. There is no security deposit required with this Lease.

         6. USE OF LEASED PREMISES. Tenant agrees that the Leased Premises will be used for the purpose of conducting a mortgage business, and for use as a general office. Tenant will not use the Leased Premises for any other purpose without Landlord's consent in writing.

         7. REPAIRS AND ALTERATIONS. Tenant, at its sole cost and expense after the expiration of any warranty period by contractors and/or suppliers, whether the same shall be the property of Tenant or Landlord, shall keep both the interior and exterior of the Leased Premises in good repair. This obligation shall include (but is not limited to) all painting, floor maintenance, replacement of damaged ceiling tile (except for damage caused by roof leaks), screen repair, and repair of all hardware, interior and exterior doors, trade fixtures and heating, air conditioning, water, electrical, plumbing and other equipment, whether or not they were originally installed by Landlord or by Tenant. Tenant shall replace and install all interior or exterior damaged glass except such glass as may be damaged as a result of settling of the building or improper initial installation. Alterations to the Leased Premises by Tenant shall be made only with the consent of Landlord and under its control and supervision. Any structural alterations by Tenant, (i.e., roof cuts, etc.) must have written approval by Landlord. However, consent shall not be unreasonably withheld in case of minor alterations to conform the Leased Premises to the use of Tenant's business. Any unauthorized structural alteration by Tenant, which jeopardizes or voids an existing building or roof warranty, shall result in the tenant being financially liable for all costs the Landlord incurs which would normally have been covered through the warranty period. Tenant shall bear the cost of any alterations or installations which are made by it or for its convenience.

                  Tenant shall promptly pay all contractors and materialmen, so as to minimize the possibility of a lien attaching to the Leased Premises, and should any such lien be made or filed, tenant shall bond against or discharge the same within thirty (30) days after written request by Landlord, notwithstanding the provisions regarding liens in Paragraph 15.

                  Regardless of any obligation otherwise imposed upon Landlord, Tenant shall pay for the cost of any repairs or damage resulting from the negligence or the unlawful or willful acts of its employees, representatives or visitors.

                  Landlord shall not be liable to Tenant for failure to make any repairs required of Landlord, or damages as a consequence thereof, unless written notice of necessity thereof has been given by Tenant to Landlord, specifying in reasonable detail the repairs required, and Landlord shall not have made such repairs within a reasonable period of time sufficient to accomplish such repairs after receipt of such notice, due allowances being made for delays beyond the control of Landlord.

         8. CARE OF LEASED PREMISES. Tenant shall at all times keep the Leased Premises in a clean and neat condition. Tenant shall (A) contract with a licensed heating and air conditioning firm for regular inspections and maintenance of mechanical equipment, including, but not limited to, regular replacement of filters and furnish Landlord a copy of said contract or agreement; (B) on the Expiration Date, Tenant shall quit and surrender the demised premises broom clean and in good condition and repair together with all alterations, fixtures, installations, additions and improvements which may have been made in or attached on the demised premises except for reasonable wear and tear. Upon surrender, Tenant shall remove its trade fixtures, and Tenant shall repair any damage to the demised premises caused thereby. Landlord may require Tenant to restore the demised premises so that the demised premises shall be as they were on the commencement date except for reasonable wear and tear; (C) prohibit anything which shall endanger or cause injury to any person or property; (D) prohibit disturbing or offensive odors, fumes, gases, smoke, dust, steam vapors, noise or vibrations; (E) keep the entryways, sidewalks and delivery and service areas clean and free from rubbish, dirt, snow, and ice;
(F) keep the interior free of vermin; (G) prohibit the use of sinks, toilets or urinals for any purpose except that for which they were designated and installed; (H) maintain all the display windows and glass in a clean and neat condition; (I) store all trash and garbage within the Leased Premises and provide for its prompt and regular removal for disposal; (J) Use electric current in such manner as not to overload the buildings wiring installation.

         9. SIGNS AND ADVERTISING. Without the prior approval of Landlord, Tenant shall not permit the painting or display of any sign, placard, lettering or advertising material of any kind on or near the exterior of the leased premises. tenant shall not permit the use of any advertising media or device (such as sound production devices) which shall be audible from the exterior of the Leased Premises.

                  Tenant shall be responsible for damage to and repairing building to as near original condition, subject to Landlord's acceptance, due to the installation, maintenance and/or removal of sign. Signs which remain in place on the Premises ten (10) days after the end of the Term or after Tenant abandons Premises shall automatically become the property of Landlord and may be removed by Landlord at Tenant's expense (including cost of repairs to Premises).

         10. COST OF UTILITIES. Tenant shall procure for its own account, shall be solely responsible for and shall promptly pay all charges for water, sewerage service, gas, electric power, hot and cold water furnished for heat and air conditioning consumed or used in or at said premises, together with any and all other utilities used or consumed in the Leased Premises. The Landlord shall not be responsible or liable to the Tenant in damages or otherwise for the quality or quantity or for any interruptions, curtailment, or suspension of utilities service due to repairs, action of public enemy, or any other cause beyond the Landlord's reasonable control.

         11. TAXES. Tenant shall make timely payment of all ad valorem taxes and assessments against the Leased Premises, as well as Tenant's stock of merchandise, furniture, equipment, supplies and other property located on or used in connection with the Leased Premises and of all privilege and business licenses, taxes and similar charges for which Tenant is primarily responsible.

         12. PROPERTY INSURANCE. Tenant shall keep all furniture, fixtures, equipment and plate or other glass insured to the extent of its full insurable value against loss or damage by fire, with extended coverage, and shall furnish Landlord with satisfactory evidence of such coverage within thirty (30) days after the commencement date of this lease agreement.

                  Tenant will not do or suffer to be done, or keep or suffer to be kept, anything in, upon or about the Demised Premises which will contravene Landlord's policies insuring against loss or damage by fire or other casualty (including but not limited to public liability) or which will prevent Landlord from procuring such policies in companies acceptable to Landlord. If anything done, omitted to be done or suffered to be done by Tenant, or kept or suffered by Tenant to be kept, in, upon or about the Demised Premises shall cause the rate of fire or other insurance on the Demised Premises or other property of Landlord in companies acceptable to Landlord to be increased beyond the minimum rate from time to time applicable to the premises for use for the purposes permitted under this Lease or such other property for the uses made thereof, Tenant will pay the amount of such increase promptly upon Landlord's demand.

         13. LIABILITY INSURANCE. Tenant shall provide and keep in force, for the protection of the general public and Landlord, liability insurance against claims for bodily injuries or death upon or near the Leased Premises, and the sidewalks, streets and service and parking areas adjacent thereto to the extent of not less than $1,000,000.00 in respect to bodily injuries or death to any one person and to the extent of not less than $ 1,000,000,00 for bodily injuries or death to any number of persons arising out of one accident or disaster and property damage with limits of not less than $1,000,000.00. Tenant shall furnish Landlord with satisfactory evidence of such coverage within thirty (30) days after the commencement date of this lease agreement. Such policy of insurance shall show as named assured the Tenant and the Landlord, as their interest may appear and shall contain clause that the insurer will not cancel or change the insurance without first giving Landlord ten (10) days prior written notice.

         14. PROTECTION OF LANDLORD. (A) Tenant shall indemnify and save harmless Landlord from and against any and all liability, damage, penalties or judgments arising from injury to person or persons or property sustained by anyone in and about the Leased Premises resulting from any act or acts or omissions of Tenant or Tenant's officers, agents, servants, employees, contractors or sublessees. The tenant shall at its own cost and expense, defend any and all suits or actions which may by impleaded with other upon any such aforementioned matter or claim except as may result from the acts set forth in Subparagraph (B) of this Paragraph.

              (B) Except for its affirmative acts or negligence or the affirmative acts or negligence of its officers, agents, servants, employees or contractors, Landlord shall not be responsible or liable for any damage or injury to any property, fixtures, buildings, or other improvements or to any person or persons, at any time on the Leased Premises, including any damage or injury to Tenant or to any of Tenant's officers, agents, servants, employees, contractors, customers, or sublessees.

              (C) Landlord shall not be under any responsibility or liability in any way whatsoever for any latent defect in the Leased Premises or in the building of which they form a part.

              (D) Tenant shall give immediate notice to Landlord in case of fire or accidents in the Leased Premises or the building of which the premises are a part or of defects therein or in any fixtures or equipment. Tenant shall not sell or distribute alcoholic beverages for on or off premises consumption without prior approval by Landlord. If approved, Tenant shall carry liquor liability insurance naming the Landlord and its agents as additional insured. Tenant shall furnish Landlord a copy of said liquor liability insurance and shall keep said policy in full force and effect and shall notify Landlord immediately upon termination of said insurance.

          15. LIENS. Tenant agrees not to suffer or permit any lien of any nature or description to be placed against the Property, or any portion thereof, and, within sixty (60) days of any such lien attaching by reason of the conduct of Tenant, to pay and remove the same, or to post a bond for same, pending resolution of any claim. This provision shall not be interpreted as meaning that the Tenant has any authority or power to permit any lien of any nature or description to attach to or be placed upon the Landlords title or interest in the Property or any portion thereof; Tenant does not have such power or authority.

         16. FIRE OR CASUALTY. If the Leased Premises shall be made untenantable by fire or other casualty, Landlord, if it so elects, may (A) Terminate the term of this Lease, effective as of the date of such fire or casualty, by written notice given to Tenant within thirty (30) days after such date, or (B) repair, restore, or rehabilitate said Leased Premises at Landlord's expense within six (6) months after the date of such fire or casualty, in which event the term hereof shall not terminate but any fixed rent herein reserved shall be abated on a per diem basis while the Leased Premises shall remain untenantable. If Landlord elects to so repair, restore or rehabilitate said Leased Premises and shall fail to substantially complete the same within said six (6) month period, due allowance being made for delay due to practical impossibility, either Landlord or Tenant, by written notice to the other, given within fifteen (15) days next following the last day of said six
(6) month period, may terminate the term hereof pursuant to this Paragraph, guaranteed rent, if any, reserved hereunder shall be apportioned on a per diem basis and paid to the date of such fire or casualty and percentage rent, if any, shall be paid to the date of termination. The right of termination herein provided is separate and independent of any other provisions of this Lease relative to termination. The foregoing notwithstanding, if during the last two
(2) years of the existing term, the Leased Premises shall be damaged to the extent of more than 25% of the reasonable value of the improvements above foundation and floor, Landlord shall not be obligated to repair and replace said premises unless Tenant, within thirty (30) days after demand by Landlord, extends said Lease for the period of any renewal term then authorized, and if there be no such term authorized, Landlord shall not be obligated to make such repairs, but may, at is election to be exercised within sixty (60) days after date of such damages, cancel and terminate this Lease effective as of the date of such damages. If the Lease is terminated by the Tenant pursuant to the provisions of this Paragraph, Landlord shall have no further obligations to

TENANT.

         17. EMINENT DOMAIN. In the event the whole of the Leased Premises (or such substantial part thereof that they are rendered unsuitable for Tenant's business) shall be taken by any public authority under the power of eminent domain or like power, this Lease shall terminate as of the date possession thereof shall be required to be delivered to the appropriate authority. In the event of only a partial taking under such power, which does not materially render the Leased premises unsuitable for Tenant's business, this Lease shall not terminate, but there shall be an equitable abatement of the guaranteed rent proportionate to the part of the Leased Premises taken under such power. In the event of any total or partial taking under such power, Landlord shall be entitled to all such awards of damages as may be allowed.

         18. ASSIGNMENT AND SUBLETTING. Without Landlord's prior written consent, which consent shall not be unreasonably withheld, Tenant shall not assign this Lease, sublet any part of the Leased Premises, or otherwise transfer any right or interest hereunder. If Landlord gives its consent, such approval shall be limited only to the particular instance described in the consent. In the event the Landlord's written consent is given to an assignment, or subletting, the Tenant shall nevertheless remain liable to perform all covenants and conditions thereto and to guarantee such performance by his assignee or subtenant unless relieved thereof by the terms of such consent. In the event that any transfer, assignment or subletting results in rent in excess of that due by Tenant hereunder, Landlord shall be entitled to the whole amount of such access.

         19. LANDLORD MORTGAGES. At the option of Landlord, this lease shall be subordinated to the lien of any mortgage or deed of trust (hereinafter called 'mortgagee') which Landlord may place on the Leased Premises. Upon Landlord's request, Tenant shall execute any instrument which may be required to effectuate such a subordination, provided Landlord shall first have delivered to Tenant recordable agreement signed by the mortgagee(s) providing in substance that, as long as Tenant shall discharge its obligations under this
Lease: (A) its tenancy shall not be disturbed; (B) This Lease shall not be affected by any default under the mortgage; (C) in the event of foreclosure of the mortgage, the right of Tenant shall survive, provided Tenant fully performs all of its obligations hereunder, and provided further that Tenant shall not have prepaid any rent, except as the same becomes due under the terms of this Lease; and (D) This Lease shall continue in full force and effect. If Tenant is notified of Landlord's assignment of this Lease as security for a mortgage loan, and of the name and address of the mortgagee or trustee, Tenant shall not terminate or cancel this Lease for any default on the part of Landlord without first: (A) Giving notice of its intention to do so to such mortgagee or trustee, the notice to describe in reasonable detail the nature and extent of the default; and (B) Affording such mortgagee or trustee a reasonable opportunity to perform on behalf of Landlord its obligations under this Lease.

         20. SALE OR ASSIGNMENT. Tenant shall, in the event of sale or assignment of Landlord's interest in the building of which the Leased Premises form a part, or in the event of any proceedings brought for the foreclosure of, or in the event of the exercise of the power of sale under any mortgage made by Landlord covering the Leased Premises, attorn to the purchaser and recognize such purchaser as Landlord under this Lease.

         21. ESTOPPEL CERTIFICATES. At any time and from time to time upon request in writing from Landlord, Tenant agrees to execute, acknowledge and deliver to Landlord a statement in writing certifying that the Lease if unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), the dates to which the Fixed Minimum Rent, Percentage Rent, and other charges have been paid, and any other factual date relating to this Lease or the Leased Premises which Landlord may request.

         22. ENTRY OF LANDLORD. Landlord may, at all reasonable times, enter the Leased Premises: (A) To inspect or protect the Leased Premises or any of its equipment thereon; (B)

To effect compliance with any law, order or regulation of any lawful authority;
(c) To make or supervise repairs, alterations or additions; (D) To exhibit the Leased Premises to prospective tenants, purchasers or other persons; and (E) To alter or otherwise prepare the Leased Premises for re-occupancy at any time after Tenant has vacated the Leased Premises. No authorized entry by Landlord shall constitute an eviction of Tenant or a deprivation of Tenant's rights, after the obligation of Tenant, or create any right in Tenant adverse to Landlord's interests hereunder and the rent reserved shall in no way abate, by reason of loss or interruption of business of Tenant, or otherwise, while any repairs, alterations, improvements or additions are being made. During the last six (6) months prior to the expiration of the term of this Lease or any renewal terms, Landlord may place upon the Leased Premises the usual notices 'for rent' or 'for sale,' which notices Tenant shall permit to remain thereon without molestation.

         23. REMOVAL OF EQUIPMENT AND FIXTURES. All trade furnishings, fixtures and equipment in the Leased Premises, which are supplied and installed at the sole expense of Tenant, shall remain Tenant's property. Tenant may remove these items prior to termination of this Lease, provided: (A) Tenant is not in default hereunder at the time of termination; and (B) Tenant immediately repairs or reimburses Landlord for the cost of repairing all resulting damage or defacement. Otherwise, such items shall become Landlord's property.

         24. HOLDING OVER BY TENANT. In the event Tenant remains in possession of the Demised Premises after the expiration date and without the execution of a new lease, it shall be deemed to be occupying said premises as a tenant from month to month at a rental equal to the rental (including any Percentage Rental) herein provided plus twenty percent (20%) of such amount and for each additional month, the rental shall be an additional twenty percent (20%) over and above the rental paid for the preceding month. For example, if rent is $20,000.00, Tenant shall pay $24,000.00 in the first month tenant holds over and $28,800.00 for the second month, and so forth. Otherwise, all conditions, provisions and obligations of this Lease insofar as the same are applicable to a month to month tenancy. Either party may terminate such month to month tenancy upon 30 days written notice thereof to the other party. Tenant shall not acquire any right or interest in the Leased Premises by remaining in possession after the termination of this Lease.

         25. DEFAULT. As used in this Lease, the term 'event of default' shall mean any of the following: (A) Tenant's failure to make payment of any rental installment or any other amounts payable by Tenant to Landlord hereunder within ten (10) days after receipt of notice that same is due and payable; (B) Tenant's failure, within ten (10) days after receipt of demand by Landlord, to fulfill any obligation imposed on Tenant by this Lease; (C) Tenant or its guarantor shall file in any court a petition in bankruptcy or insolvency or for reorganization within the meaning of the Bankruptcy Code, or for the appointment of a receiver or trustee of all or a portion of Tenant's property;
(D) an involuntary petition of the kind referred to in Subparagraph (C) of this Paragraph shall be filed against Tenant or its guarantor, if any, and such petition shall not be vacated within thirty (30) days after the date of filing thereof; (E) Tenant or guarantor, if any, shall make an arrangement for the benefit of creditors, or shall be adjudicated a bankrupt; (F) any property used in connection with Tenant's leasehold interest shall be taken on execution; (G) Tenant shall for reasons other than those specifically permitted in this Lease cease to conduct its normal business operations in the Leased Premises and leave the same vacated or abandoned for a period of ten (10) days. Upon the happening of an 'event of default', Landlord at its option, may: (A) terminate this lease; (B) if default consists in whole or in part of Tenant's failure to expend funds, make the necessary expenditures for the account of Tenant who shall reimburse Landlord therefore with interest at the maximum legal rate of interest from date of expenditure; or (C) terminate Tenant's rights to possession of the Leased Premises without terminating the term of this Lease. Upon termination of this Lease for any reason, or upon termination of the Tenant's right of possession as provided above, Tenant shall promptly surrender possession to Landlord and vacate the Leased Premises, and Landlord may reenter the Leased Premises and expel the Tenant or anyone claiming under the Tenant and remove the property of any of them without notice, formal claim or process, Landlord being absolved of any liability or claim for damages in doing anything reasonably necessary or appropriate in connection therewith. If Landlord elects to terminate Tenant's right of possession without terminating the term of this Lease, Landlord may, at its option, lease or sublet all or any part of the Leased Premises on such terms and conditions as Landlord may elect and collect from Tenant any balance remaining due on the rent or other obligations payable by Tenant under this Lease. It is expressly understood and agreed that the provisions of this Paragraph shall not be construed to limit or impair any other right, claim or remedy to which Landlord may be entitled by law in case of Tenant's default.

         26. ENVIRONMENTAL COMPLIANCE. Tenant will not use, nor permit in the operation of its business for the Leased Premises, the property or any improvements thereupon to be used for the generation, manufacture, use, storage, or disposal of materials designated or regulated as hazardous, radioactive, or toxic materials or wastes by any federal, state, or municipal government authority, agency, or body having jurisdiction, except in strict compliance with all applicable environmental laws. Tenant specifically agrees to indemnify and hold Landlord, its partners, officers and employees, and the mortgagee under any mortgage, beneficiary and trustee under any deed of trust and ground lessor under any ground lease having an interest in the Property or any part of it, and their officers and employees (collectively, the "Environmental Indemnities") harmless, from any cost, loss, damage, fine, penalty, judgment, award or fee, including attorney's fees, incurred by any Environmental Indemnitee as a result of a spill, release or threatened spill or release or the generation, manufacture, use, storage or disposal; of Toxins by Tenant, its agents, servants, employees, invitees, licensees or others under its control, or Tenant's failure to comply with its obligations set forth herein, including without limitation, lost rents and profits by reason of the unavailability of the Property or any portion of it, or the Premises for future use, costs of current clean up and remedial measures and subsequent clean up and remedial measures irrespective of whether such costs are incurred during the term of or after the expiration of the terms of this Lease.

         27. LANDLORD'S WARRANTIES. Landlord warrants to Tenant that it has the right to lease the Leased Premises on the terms and conditions of this Lease; that the Leased Premises are presently free of any zoning or other restrictions prohibiting Tenant's authorized use and occupancy thereof, and that Tenant may peaceably and quietly hold and enjoy the Leased Premises for the term of this Lease as long as it shall faithfully perform its obligations hereunder, except as otherwise provided for by the terms of this Lease.

         28. NOTICES AND REPORTS. Any notice, report, statement, approval, consent, designation, demand or request to be given, and any option or election to be exercised, by a party under the provisions of this Lease shall be effective only when made in writing and sent by United States Certified or Registered Mail, postage prepaid, to the other party at the applicable address set forth above. However, either party may designate a different address by giving the other party notice of the change. Rentals payable to Landlord shall be paid by Tenant at the same address prescribed for delivery of written notice.

         29. CONSTRUCTION OF LEASE. This Lease shall be construed according to the laws of the State of North Carolina. References to Tenant, whenever consistent with the context of this Lease, shall include the plural, neuter, feminine and masculine. In the absence of specified provisions to the contrary, the party upon whom any obligation is imposed by this Lease shall perform the obligation at its own expense. Paragraph headings relating to the contents of particular paragraphs are inserted only for the purpose of convenience and are not to be construed as parts of the particular paragraphs to which they refer. Any separate or attached sketch, drawing, plan, specification, rider, exhibit or schedule shall be deemed an original part of this Lease only if initialed by the parties. The failure of the Landlord to insist upon strict performance of any of the covenants or condition of this Lease or to exercise any option herein conferred in any one or more instances shall not be construed as a waiver or relinquishment of any such covenants, conditions or options, but the same shall be and remain in full force and effect.

                  If any term, covenant or conditions of this Lease or the application thereof to any person or circumstances shall, to any extent be invalid or unenforceable, the remainder of this Lease, of the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

         30. RECORDATION OF MEMORANDUM OF LEASE. Upon the request of either party, the other party will in good faith cooperate in the preparation and execution of a recordable instrument describing the parties, the Leased Premises, the basic terms of this lease and such other portions hereof as either party may desire to be included in such instrument.

         31. DEFAULT BY LANDLORD. Landlord shall in no event be charged with default in the performance of any of its obligation hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days after written notice by Tenant to Landlord properly specifying wherein Landlord has failed to perform any such obligation, or if circumstances are such that the default cannot be reasonably cured within said thirty (30) day period, unless Landlord has not commenced to perform such obligations within said thirty (30) days after written notice, and has not completed performance within a reasonable time thereafter.

         32. IDENTITY OF INTEREST. The execution of this Lease or the performance of any act pursuant to the provisions thereof shall not be deemed or construed to have the effect of creating between Landlord and Tenant the relationship of principal or agent or of partnership or of joint venture and the relationship between them shall be that only of Landlord and Tenant.

         33. BINDING EFFECT OF LEASE. All rights and liabilities given to or imposed upon either of the parties by this Lease shall benefit and bind their respective successors, heirs and assigns to the extent this Lease may be assignable as provided above.

         34. MISCELLANEOUS. This Lease contains all of the agreements and conditions made between the parties hereto and may not be modified orally, or in any other manner than by an agreement, in writing, signed by the parties hereto or their respective successors in interest.

         Each of the persons whose signature appears hereon does warrant to all others signatory hereto that such person is duly authorized and empowered to execute this Lease Agreement and thereby bind the Landlord and Tenant first named above.

                  If Tenant shall default in the performance of any covenant required to be performed by virtue of any provisions of this Lease, Landlord may, after any notice and the expiration of any period with respect thereto as required pursuant to the applicable provisions of this lease, perform the same for the account of Tenant. If Landlord, at any time, is compelled to pay or elects to pay any sum of money or do any acts which would require the payment of any sum of money by reason of the failure of Tenant, after any notice and the expiration of any period with respect thereto as required pursuant to the applicable provisions of this lease, to comply with any provision of this Lease, or if Landlord is compelled to incur any expense including reasonable attorney's fees, instituting, prosecuting or defending any action or proceeding instituted by reason of any default of Tenant hereunder, the sum or sums so paid by Landlord, with all interest, costs and damages, shall be deemed to be additional rental hereunder and shall be due from tenant to Landlord on the first day of the month following the incurring of such respective expenses except as otherwise herein specifically provided. If Tenant is compelled to incur any expense, including reasonable attorney's fees, in instituting, prosecuting or defending any action or proceeding instituted by reason of any default of Landlord hereunder, the sum or sums so paid by Tenant, with all interest, costs and damages, shall be due and payable from Landlord to Tenant on the first day of the month following the incurring of such expense.

         35. LIMITATION OF LIABILITY. Anything contained in this Lease to the contrary notwithstanding, Tenant agrees that it shall look solely to the estate and property of the Landlord in the land and buildings comprising the Demised Premises from a part for the collection of any judgment requiring the payment of money by Landlord for any default or breach by Landlord of any of its obligations under this Lease, and no other asset of Landlord shall be subject to levy, execution or other judicial process for the satisfaction of Tenant's claim.

         36. NON-WAIVER. In the event the Lessor shall fail to exercise any right, power, privilege, or option immediately upon the same arising, such failure shall not be construed as a waiver of the right to exercise that right, power, privilege or option at a subsequent time, and the failure on the part of the lessor to insist upon strict compliance with any of the terms of this agreement by Lessee shall not be construed as a waiver of the right of the Lessor to insist upon strict compliance in the future.

         37. LATE CHARGES. In the event that Tenant is more than ten (10) days late in the payment of its monthly charges under the provisions of this Lease, then in addition to the amount owed, Tenant shall pay a late charge equal to five percent (5%) of the amount due. Failure to pay any funds when due under the terms of this Lease shall subject Tenant to all of the provisions applicable upon default provided for in this Agreement; or provided for by law, and such rights granted to the Landlord shall not be abridged by the provisions herein for said late charges.

         38. INSUFFICIENT FUNDS. Landlord will bill Tenant, and Tenant agrees to pay, Twenty-five Dollars ($25.00) for each rental payment that has been returned because of insufficient funds.

         39. WAIVER OF JURY TRIAL; VENUE. Landlord and Tenant each hereby waives all right to trial by Jury in any claim, action, proceeding or counter-claim by either party against the other on any matters arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant or Tenants' use or occupancy of the Premises, and agree that any such litigation shall be brought only in the Federal or State courts in the City of Charlotte, County of Mecklenburg, North Carolina having jurisdiction thereof.

         40. ATTORNEY'S FEES. The prevailing Party shall recover all reasonable Attorney's Fees, reasonable expert witnesses fees, court costs, and related expenses incurred in connection with any litigation to enforce this Lease

         IN WITNESS WHEREOF, the parties hereto have signed and sealed this Lease as of the day and year first above written.

LANDLORD:                           ROYAL COUNTY DOWN, LLC, a North Carolina
                            Limited Liability Company


                            By:                                   (SEAL)
                                Rodney D. Atkinson, Member/Manager




TENANT:                     THE MONEY CENTRE, INC.

(CORPORATE SEAL)

                            By:
                                Stephen L. Walker - Chief Financial Officer


ATTESTED:


 By:
      Assistant Secretary


STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG


         I, the undersigned Notary Public for said County and State, do hereby certify that Rodney D. Atkinson, Member/Manager of Royal County Down, LLC, a North Carolina Limited Liability Company, appeared before me this day and acknowledged the due execution of the foregoing instrument.

         Witness my hand and official seal, this the ____ day of July, 1999.




                                               Notary Public

My Commission Expires:
                      -------------------------


STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG

         I, the undersigned Notary Public for said County and State, certify that Debbie Wilson personally appeared before me this day and acknowledged that she is Assistant Secretary of The Money Centre, Inc., and that by authority duly given and as the act of the corporation, the foregoing instrument was signed in its name by its Chief Financial Officer, sealed with its corporate seal, and attested by herself as its Assistant Secretary.

         Witness by hand and official seal, this the ______ day of July, 1999.



                                              -----------------------------
                                              Notary Public


My Commission Expires:
                      --------------

                                                                   EXHIBIT 8.08

                         REGISTRATION RIGHTS AGREEMENT

          THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated the ___ day of July, 1999 by and among Altiva Financial Corporation, a Delaware corporation (the "Company"), and each of the shareholders listed on the signature pages hereof (each, a "Shareholder" and collectively, the "Shareholders"). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Stock Purchase Agreement, dated the date hereof, between the Company, The Money Centre, Inc. and the Shareholders (the "Purchase Agreement").

         1. Registration. The Company will use its reasonable best efforts to prepare and file a registration statement, on or before August 16, 1999, under the Securities Act of 1933 (the "1933 Act") for the purpose of registering the offering and sale of all shares of Common Stock (the "Securities") and cause the same to be declared effective by the Securities and Exchange Commission (the "SEC") as promptly as practicable.

         2.   Obligations of the Company.

              (a) If the Company is required by the provisions of this Agreement to use its reasonable best efforts to effect the registration of any of the Securities under the 1933 Act, the Company will, as expeditiously as possible:

                  (i) prepare and file with the SEC a registration statement with respect to the Securities and use its reasonable best efforts to cause such registration statement to become and remain effective until such time as the Securities, if not so registered, may be sold free from restrictions imposed by Rules 144 and 145 of the Securities Act (with the exception of requirements contained in Rule 144(c)) or until all of the Securities have been sold by the Shareholders;

                  (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the 1933 Act with respect to the sale or other disposition of all Securities covered by such registration statement until the earlier of such time as all of such Securities have been disposed of or until such time as the Securities may be sold free from restrictions imposed by Rules 144 and 145 of the Securities Act (with the exception of requirements contained in Rule 144(c));

                  (iii) file in a timely fashion all reports required to be filed by Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended.

         (iii) furnish to the Shareholders such number of copies of a summary prospectus or other prospectus in conformity with the requirements of the 1933 Act, and such other documents, as such Shareholders may reasonably request;

         (iv) notify the Shareholders promptly and (if requested by any such person) confirm such notice in writing, (a) when a prospectus or prospectus supplement or post-effective amendment has been filed, and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (b) of any request by the SEC for amendments or supplements to a registration statement or related prospectus or for additional information regarding any Shareholder, (c) of the issuance by the SEC of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, and (d) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

         (v) use commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification or exemption from qualification of any of the securities for sale in any jurisdiction in the United States and, if any such order is issued, to obtain the withdrawal of such order as soon as practicable;

         (vi) if requested by the Shareholders, furnish to the Shareholders and counsel for the Shareholders, without charge, one conformed copy of each registration statement as declared effective by the SEC and of each post-effective amendment thereto, in each case including financial statements and schedules and all exhibits and reports incorporated or deemed to be incorporated therein by reference; and such number of copies of the preliminary prospectus, each amended preliminary prospectus, each final prospectus and each post-effective amendment or supplement thereto, as the Shareholders may reasonably request in order to facilitate the disposition of the Securities covered by each registration statement in conformity with the requirements of the 1933 Act;

         (vii) use its reasonable best efforts to register or qualify the Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as each Shareholder shall request (provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service of process), and do such other reasonable acts and things as may be required of it to enable each Shareholder to consummate the disposition in such jurisdiction of the Securities covered by such registration statement;

         (viii) prepare a supplement or post-effective amendment to each registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Securities being sold thereunder, such prospectus will not contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (ix) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC; and

                  (x) cause all Securities covered by the registration statement to be listed on each securities exchange, if any, on which similar securities issued by the Company are then listed.

         3.   Additional Terms and Obligations.

              (a) The obligations of the Company under this Agreement are subject to the following terms and limitations:

                     (i) the Company shall be entitled to postpone for up to three months the filing of any registration statement otherwise required to be prepared and filed by it hereunder if its Board of Directors determines, in its reasonable good faith judgment (evidenced by a two-thirds vote of the directors of the Company then in office), that such registration and sale would materially interfere with any financing, acquisition, corporate reorganization or other material transaction involving the Company then under consideration, including an underwritten public offering of the Company's securities;

                     (ii) the Company shall not be required to effect the registration of any Securities received by the Shareholders other than pursuant to the Purchase Agreement;

                     (iii) the Company shall pay all fees and expenses associated with the registration and offering of shares pursuant to this Agreement, including, without limitation, (i) all registration and filing fees, (ii) fees and expenses of compliance with federal or state securities or blue sky laws, (iii) printing expenses (including, without limitation, expenses of printing of prospectuses if the printing of prospectuses is requested by the holders of a majority of the Securities included in any registration statement), (iv) fees and disbursements of counsel for the Company and (v) fees and disbursements of all independent certified public accountants of the Company and all other persons retained by the Company in connection with the registration statement; provided, however, that in the event of a registration under Section 9 hereof, the Company shall not be obligated to pay the costs related to the preparation of any audited financial statements included in any registration statement required to be prepared and filed by it pursuant to Section 9 hereof as of any date other than December 31 (or the end of its fiscal year, if other than December 31);

                     (iv) it shall be a condition precedent to the obligations of the Company under this Agreement that the Shareholders shall furnish to the Company such information regarding the Shareholders, the Securities proposed to be sold and the intended method of disposition of such Securities as the Company shall reasonably request;

                     (v) the registration rights provided herein may not be assigned, directly or indirectly, by operation of law or otherwise, to any other person; and

                     (vi) if, pursuant to Section 3(a)(i), the Company has failed to file a registration statement for a period of 90 consecutive days or more, then, in each such instance, the Registration Period shall be extended by an equal number of days.

         4. Withdrawal. Any Shareholder participating in a registration pursuant to this Agreement shall be permitted to withdraw all or part of his Securities from such registration at any time prior to the effective date of the registration statement covering such Securities; provided, that, in the event of a withdrawal from a registration effected pursuant to Section 1, such registration shall be deemed to have been effected for purposes of Section 1 unless (i) the participating Shareholders shall have paid or reimbursed the Company for all out-of-pocket fees and expenses paid by the Company hereunder or (ii) the Shareholders elect to terminate such registration due to the occurrence of a Material Adverse Change (as hereinafter defined); provided, however, that during the term of this Agreement only one such withdrawal under clause (i) shall be permitted pursuant to the preceding proviso. "Material Adverse Change" means (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States of America, (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States of America, (iii) the commencement of a war, armed hostilities or other international or national calamity involving the United States of America, (iv) any limitation (whether or not mandatory) by any governmental authority on, or any other event which materially affects the extension of credit by banks or other financial institutions, or (v) any material adverse change in the Company's financial condition.

         5. Delay of Registration. No Shareholder shall have any right to take any action to restrain, enjoin or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of these registration rights.

         6. Indemnification. In the event any Securities are included in a registration statement filed pursuant to Section 1 of this Agreement:

              (a) to the extent permitted by law, the Company will indemnify and hold harmless each Shareholder requesting or joining in a registration against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading or arise out of any violation by the Company of any rule or regulation promulgated under the 1933 Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and will reimburse each such Shareholder for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such holder;

         (b) to the extent permitted by law, each Shareholder requesting or joining in a registration will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the 1933 Act and each agent for the Company against any losses, claims, damages or liabilities to which the Company or any such director, officer, controlling person or agent may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with information furnished by such Shareholder expressly for use in connection with such registration; and each such Shareholder will reimburse any legal or other expenses incurred by the Company or any such director, officer, controlling person or agent in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Shareholder; and

         (c) promptly after receipt by an indemnified party under this paragraph of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this paragraph, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this paragraph, but the omission so to notify the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this paragraph.

         7. Amendments and Waivers. This Agreement may be amended, supplemented or modified at any time; provided, that, each of the Shareholders and the Company has provided its written consent to such amendment, supplement or modification. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same term or condition of this Agreement on any future occasion.

         8. Entire Agreement. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

         9. Nominees for Beneficial Owners. In the event that any Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election, be treated as the holder of such Securities for purposes of request or other action by any Shareholder pursuant to this Agreement. If the beneficial owner of any Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Securities. For purposes of this Agreement, "beneficial ownership" and "beneficial owner" refer to beneficial ownership as defined in Rule 13d-3 without regard to the 60-day provision in paragraph (d)(1)(i) thereof under the 1934 Act.

         10. Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if (a) delivered personally, (b) by facsimile transmission, (c) by electronic mail at the electronic addresses, if any, provided below, (d) by Federal Express, UPS Next Day Air or other internationally recognized courier service or (e) mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

                           If to the Company, to:

                           Altiva Financial Corporation
                           1000 Parkwood Circle
                           Atlanta, Georgia 30339
                           Attn: Mr. J. Richard Walker
                           Fax No.(770) 937-9576
                           e-mail:jrw@altivafinancial.com
                           with a copy to:

                           King & Spalding
                           191 Peachtree Street
                           Suite 4900
                           Atlanta, Georgia 30303
                           Attn: John D. Capers, Jr., Esq.
                           Fax No. (404) 572-5135
                           e-mail:jcapers@kslaw.com

                  If to Shareholders, at their respective addresses set forth on the signature pages hereof with a copy to:

                           Robinson Bradshaw & Hinson
                           191 North Tryon Street, Suite 1900
                           Charlotte, North Carolina 28246
                           Attn: John B. Garver, Esq.
                           Fax No.(704) 278-4000
                           e-mail:jgarver@rbh.com

         11. Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for convenience of reference only and do not define or limit the provisions hereof or otherwise affect the meaning hereof.

         12. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA WITHOUT REFERENCE TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.


                     [signatures appear on following pages]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                    ALTIVA FINANCIAL CORPORATION



                                    By:
                                             --------------------------------
                                             Name:
                                             Title:


                                    SHAREHOLDERS:




                                    By:
                                             --------------------------------
                                             Rodney D. Atkinson




                                    By:
                                             --------------------------------
                                             Charles R. Cunningham




                                    By:
                                             --------------------------------
                                             Stuart A. Lewis




                                    By:
                                             --------------------------------
                                             John Richard Love




                                    By:
                                             --------------------------------
                                             Stephen L. Walker

                                                                   EXHIBIT 8.09

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (this "Agreement"), dated the _ day of July, 1999 (the "Effective Date") is by and between the Money Centre, Inc. , a North Carolina corporation (the "Company "), a wholly-owned subsidiary of Altiva Financial Corporation, a Delaware corporation and R. Wendell Atkinson, a resident of the State of North Carolina ("Employee").

                                    R E C I T A L S

         WHEREAS, the Company is a commercial finance company principally engaged in originating, purchasing, brokering and selling consumer loans secured by one-to-four-family residences throughout the United States (the "Business of the Company"). The Company desires to employ Employee and to have the benefit of his skills and services, and Employee desires to accept employment with the Company, on the terms and conditions set forth herein; and

         WHEREAS, Altiva has agreed to guaranty the obligations of the Company under this Agreement, attached hereto as Exhibit A.

         NOW, THEREFORE, in consideration of the mutual promises, terms, covenants and conditions set forth herein, and the performance of each, the parties hereto, intending legally to be bound, hereby agree as follows:

                                   AGREEMENTS

         SECTION 2. EMPLOYMENT; TERM; AUTOMATIC EXTENSION. The initial term of this Agreement shall begin on the Effective Date and continue until the second anniversary of the Effective Date unless sooner terminated as provided in Section 6 (such term of employment, as extended, is referred to herein as the "Term").

         SECTION 3. POSITION AND DUTIES. The Company hereby employs Employee as Assistant Vice President - Operations of the Company. Employee shall have such responsibilities, duties and authorities as are assigned to him by Steve Walker or such other employee as the Company may designate from time to time. Employee shall fulfill his duties and responsibilities as described in this
Section 2 in a reasonable and appropriate manner in light of the Company's policies and practices as established by the Board of Directors of the Company (the "Board") and the laws and regulations that apply to the Company's operation and administration.

         SECTION 4. COMPENSATION. For all services rendered by Employee, the Company shall compensate Employee as follows:

                (a) Base Salary. Beginning as of the Effective Date, the base salary payable to Employee shall be One Hundred Sixty-Four Thousand Dollars ($164,000) per year, payable on a regular basis in accordance with the Company's standard payroll procedures, but not less than monthly.

                (b) Benefits. Employee shall be entitled to participate in all benefit programs made available to similarly-situated employees of the Company which shall include, at a minimum, the benefits currently provided to Employee by the Company, including a company car.

                (c) Modifications or Amendments. The compensation provided for in this Section 3 shall not be modified or amended in any manner without the prior written consent of Employee and the Board of Directors of Altiva.

         SECTION 5. EXPENSE REIMBURSEMENT. The Company shall reimburse Employee for (or, at the Company's option, pay) all business travel and other out-of-pocket expenses reasonably incurred by Employee in the performance of his services hereunder during the Term. All reimbursable expenses shall be appropriately documented in reasonable detail by Employee upon submission of any request for reimbursement, and in a format and manner consistent with the Company's expense reporting policy applicable to employees of the Company at the level of Employee's position, as well as applicable federal and state tax record keeping requirements.

         SECTION 6. PLACE OF PERFORMANCE. Employee shall carry out his duties and responsibilities hereunder principally in and from the Charlotte, North Carolina metropolitan area.

         Section 7.      TERMINATION.

                (a) Subject to the Company's right to terminate this Agreement as provided in Section 6(b) below and to place Employee on administrative leave as provided in
                        Section 6(c) below, Employee's employment may not be terminated prior to the expiration of the Term for any reason. In the event of the death or disability of Employee, the base salary described in Section 3 herein shall continue as periodic payments to Employee or his estate, as the case may be. In the event of the disability of Employee, the benefits described in
                        Section 3 herein shall also continue.

                (b) Notwithstanding anything to the contrary set forth in this Agreement, the Company may terminate this Agreement and Employee's employment with the Company hereunder by providing not less than ten day's notice of such termination to Employee and by paying to Employee on the effective date of such termination an amount equal to the sum of (i) the unpaid amount of the Total Compensation payable in the year during which such termination occurs and (ii) an amount equal to $164,000 multiplied by the number of full years remaining in the term of this Agreement following such termination.

                        All payments made to Employee pursuant to this Section 6(b) shall be made net of any applicable withholding.

                (c) Nothing in this Agreement shall prevent Employer from putting Employee on paid administrative leave for all or any portion of the Term. During any period of the Term that Employee is on paid administrative leave, Employee shall not perform any services on behalf of Employer unless expressly requested by Employer, and Employee shall not have the right to be present on any premises of Employer unless expressly approved by Employer. During any period that Employee is on paid administrative leave, Employee shall receive the full amount of compensation described in Section 3 herein.

         SECTION 8.     RESTRICTIONS ON COMPETITION.

                (a) During the Term, Employee shall not, directly or indirectly, for himself or on behalf of or in conjunction with any other person, company, partnership, corporation, business, group or other entity (each, a "Person"):

                        (I) engage, as an officer, director, shareholder, owner, partner, member, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant, advisor or representative, in any business whose principal products or services compete directly with the Business of the Company in such areas where (i) the Company conducts Business as of the date of this Agreement, (ii) the Company then conducts business and (ii) the Company did conduct business at the end of the Term, if applicable (the "Territory"); or

                        (II) contact any Person who is, at the time of the contact, or was, within twelve (12) months prior to the date of contact, an employee of the Company in any capacity for the purpose or intent of enticing such employee away from or out of the employ of the Company, or hire any such Person; or

                        (III) contact any Person within the Territory who is, at the time of the contact, or has been, within twelve (12) months prior to the date of contact, a mortgage banker or mortgage broker or other referral source to the Company, for the purpose of originating, purchasing, brokering or selling consumer loans, in competition with the Business of the Company.

                (b) Notwithstanding any other provision of this Section 7, nothing in this Agreement shall be deemed to prohibit Employee or any other person from acquiring as an investment not more than two percent (2%) of the capital stock of any business, whose stock is traded on a national securities exchange or through the automated quotation system of a registered securities association.

                (c) For the purposes of this Section 7, references to "the Company" shall mean the Company and its subsidiaries.

                (d) The parties understand and agree that the term "Business of the Company" is limited to the activity of originating, purchasing, brokering and selling consumer loans secured by one-to-four-family residences.

                (e) If fulfillment of any provision of this Section 7, at the time such fulfillment shall be due, shall transcend the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provision contained in this Section 7 operates or would operate to invalidate this Section 7, in whole or in part, then such clause or provision only shall be held ineffective as though not herein contained, and the remainder of this Section 7 shall remain operative and in full force and effect.

                (f) All of the covenants in this Section 7 shall be construed as an agreement independent of any other provisions in this Agreement, and the existence of any claim or cause of action Employee may have against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants.

                (g) Employee has carefully read and considered the provisions of this Section 7 and, having done so, agrees that the restrictive covenants in this Section 7 impose a fair and reasonable restraint on Employee and are reasonably required to protect the interests of the Company and its officers, directors, employees, and stockholders.

         SECTION 9.     TRADE SECRETS AND CONFIDENTIAL INFORMATION.

                (a) For purposes of this Section 8, "Confidential Information" means any data or information, other than Trade Secrets, that is valuable to the Company and not generally known to the public or to competitors of the Company. "Trade Secret" means information including, but not limited to, any technical or nontechnical data, formula, pattern, compilation, program, device, method, technique, drawing, process, financial data, financial plan, product plan, list of actual or potential sources, underwriters, brokers and purchasers of consumer loans or other information similar to any of the foregoing, which (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can derive economic value from its disclosure or use and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

                (b) Employee acknowledges he is employed hereunder by the Company in a confidential relationship wherein Employee, in the course of his employment with the Company, has received or will receive and has had or will have access to Confidential Information and Trade Secrets of the Company, including but not limited to confidential and secret business and marketing plans, strategies, and studies, lists of actual or potential sources, underwriters, brokers or purchasers of consumer loans and information relating to the operations and business of the Company and, accordingly, he is willing to enter into the covenants contained in Sections 7 and 8 of this Agreement in order to provide the Company with what he considers to be reasonable protection for its interests.

                (c) Subject to Section 8(e), Employee hereby agrees that, during the Term and for a period of two (2) years thereafter, he will hold in confidence all Confidential Information of the Company that came into his knowledge during his employment by the Company and will not disclose, publish or make use of such Confidential Information without the prior written consent of the Company.

                (d) Employee shall hold in confidence all Trade Secrets of the Company that came into his knowledge during his employment by the Company or during his employment with any subsidiary of the Company or any predecessors entity and shall not disclose, publish or make use of at any time after the date hereof such Trade Secrets without the prior written consent of the Company for as long as the information remains a Trade Secret.

                (e) Notwithstanding the foregoing, the provisions of this Section will not apply to (i) information required to be disclosed by Employee in the ordinary course of his duties hereunder or (ii) Confidential Information that otherwise becomes generally known in the industry or to the public through no act of Employee or any person or entity acting by or on Employee's behalf, or which is required to be disclosed by court order or applicable law.

                (f)     The parties agree that the restrictions stated in this
                        Section 8 are in addition to and not in lieu of protections afforded to trade secrets and confidential information under applicable state law. Nothing in this Agreement is intended to or shall be interpreted as diminishing or otherwise limiting the Company's right under applicable state law to protect its Trade Secrets and Confidential Information.

         SECTION 10. INVENTIONS. Employee shall disclose promptly to the Company any and all significant conceptions and ideas for business products, services and processes, inventions, improvements and valuable discoveries, whether patentable or not, which are conceived or made by Employee, solely or jointly with another, during the period of employment, and which are directly related to the Business of the Company and which Employee conceives as a result of his employment by the Company or any subsidiary of the Company or any predecessors entity (the "Work Product"). Employee hereby agrees that all Work Product shall be considered work made for hire by Employee and shall be owned by the Company. If any Work Product may not, by operation of law, be considered work made for hire by Employee for the Company, Employee hereby assigns and agrees to assign all his interests therein to the Company or its nominee. Whenever requested to do so by the Company, during or after the Term, Employee shall at the expense of the Company execute any and all applications, assignments or other instruments that the Company shall deem necessary to apply for and obtain any permits, approvals and consents required with respect to any Work Product or to otherwise protect the Company's interest in the Work Product.

         SECTION 11. RETURN OF COMPANY PROPERTY. All records, designs, patents, business plans, financial statements, manuals, memoranda, lists, databases and other property delivered to or compiled by Employee by or on behalf of the Company (including any subsidiary of the Company and predecessors entity) or its representatives, vendors or customers which pertain to the Business of the Company (including any subsidiary of the Company and predecessors entity) shall be and remain the property of the Company, and be subject at all times to its discretion and control. Upon the request of the Company and, in any event, at the end of the Term or upon the termination of Employee's employment with the Company, Employee shall deliver all such materials to the Company before any final compensation is paid to Employee. Likewise, all correspondence, reports, records, charts, advertising materials and other similar data pertaining to the business, activities or future plans of the Company which are collected by Employee shall be delivered promptly to the Company without request by it at the end of the Term or upon termination of Employee's employment. Nothing contained herein shall require Employee to deliver to the Company any property or materials owned or prepared by Employee prior to the commencement of Employee's employment by the Company; provided however, that such property or materials have not been modified so as to contain any Confidential Information or Trade Secrets.

         SECTION 12. INDEMNIFICATION. In the event Employee is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by the Company against Employee), by reason of the fact that he is or was performing services under this Agreement, then the Company shall indemnify Employee against all expenses (including reasonable attorneys' fees), judgment, fines and amounts paid in settlement, as actually and reasonably incurred by Employee in connection therewith to the fullest extent provided by law and to the same extent, if any, as the Company covers its other officers and directors, including coverage with respect to matters involving predecessor entities. The obligations of the Company under this Section shall survive any termination of employment or this Agreement with regard to Employee's acts or omissions (other than willful misconduct or fraud) taken while employed by the Company or any subsidiary of the Company or predecessor entity.

         SECTION 13. NO PRIOR AGREEMENTS. Employee hereby represents and warrants to the Company that the execution of this, Agreement by Employee and his employment by the Company and the performance of his duties hereunder will not violate or be a breach of any agreement with a former employer, client or any other Person. Further, Employee agrees to indemnify the Company for any claim, including, but not limited to, reasonable attorneys' fees and expenses of investigation, by any such third party that such third party may now have or may hereafter come to have against the Company based upon or arising out of any non-competition agreement, invention or secrecy agreement between Employee and such third party which was in existence as of the date of this Agreement.

         SECTION 14. ASSIGNMENT; BINDING EFFECT. Employee understands that he has been selected for employment by the Company on the basis of his personal qualifications, experience and skills. Employee agrees, therefore, he cannot assign all or any portion of his performance under this Agreement. The Company may assign this Agreement only to the purchaser of all or substantially all of the assets of the Company (whether by merger, consolidation, sale of assets or other business combination), provided that any such assignee shall assume this Agreement in a writing delivered to Employee. Subject to the preceding two sentences, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective heirs, legal representatives, successors and assigns.

         SECTION 15. COMPLETE AGREEMENT, WAIVER; AMENDMENT. This Agreement is not a promise of future employment. Employee has no oral representations, understandings, or agreements with the Company or any of its officers, directors, or representatives covering the same subject matter as this Agreement. This Agreement is the final, complete, and exclusive statement of expression of the agreement between the Company and Employee with respect to the subject matter hereof, and cannot be varied, contradicted, or supplemented by evidence of any prior or contemporaneous oral or written agreements. This Agreement may not be later modified except by a further writing approved by the Board of Directors and signed by a duly authorized officer of the Company and Employee, and no term of this Agreement may be waived except by a writing signed by the party waiving the benefit of such term.

         SECTION 16. NOTICE. Whenever any notice is required hereunder, it shall be given in writing addressed as follows:

                   To the Company:      Altiva Financial Corporation
                                        Attention: J. Richard Walker
                                        1000 Parkwood Circle
                                        Suite 500
                                        Atlanta, Georgia 30339

                   To the Employee:     R. Wendell Atkinson
                                        8818 Kingston Forest Drive
                                        Charlotte, North Carolina 28277

                   With a copy to:      Attorney Thomas J. Gorman
                                        Gorman & Associates
                                        7422 Carmel Executive Park, Suite 200
                                        Charlotte, North Carolina 28226

or to such other representative or at such other address of a party as such party hereto may furnish to the other parties in writing. Such notice shall be effective upon the date of delivery or refusal of delivery, if sent by personal delivery, registered, certified or express mail or courier delivery, or upon transmission by telecopy transmission, if immediately confirmed by telephone or electronic means.

         SECTION 17. SEVERABILITY; HEADINGS. If any portion of this Agreement is held invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. This severability provisions shall be in addition to, and not in place of, the provisions of Section 7(e) above. The section headings are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent of the Agreement or of any part hereof.

         SECTION 18. EQUITABLE REMEDY. Because of the difficulty of measuring economic losses to the Company as a result of a breach of the restrictive covenants set forth in Sections 7, 8, 9 and 10, and because of the immediate and irreparable damage that would be caused to the Company for which monetary damages would not be a sufficient remedy, it is hereby agreed that in addition to all other remedies that may be available to the Company at law or in equity, the Company shall be entitled to specific performance and any injunctive or other equitable as a remedy for any breach or threatened breach of the aforementioned restrictive covenant.

         SECTION 19. ARBITRATION. Any unresolved dispute or controversy arising under or in connection with this Agreement, or with Employee's employment with the Company, including but not limited to any alleged claims of employment discrimination, shall be settled exclusively by arbitration, conducted in accordance with the rules of the American Arbitration Association then in effect. The arbitrators shall not have the authority to add to, detract from, or modify any provision hereof nor to award punitive damages to any injured party. The arbitrators shall have the authority to order back-pay, severance compensation, reimbursement of costs, including those incurred to enforce this Agreement, and interest thereon in the event the arbitrators determine that Employee was terminated without disability or that the Company has otherwise materially breached this Agreement. A decision by a majority of the arbitration panel shall be final and binding. Judgment maybe entered on the arbitrators' award in any court having jurisdiction. The direct expense of any arbitration proceeding shall be borne by the Company. The arbitration proceeding shall be held in the city where the Company's corporate headquarters is located. Notwithstanding the foregoing, the Company and Employee shall be entitled to seek injunctive or other equitable relief, as contemplated by
Section 17 above, from any court of competent jurisdiction, without the need to resort to arbitration.

         SECTION 20. CONSTRUCTION. No provision of this Agreement shall be construed against or interpreted to the disadvantage of Employee or the Company by any court or the government or judicial authority by reason of Employee or the Company having or being deemed to have structured or drafted such provision of this Agreement.

         SECTION 21. GOVERNING LAW. It is the intention of the parties hereto that this Agreement and the performance hereunder be interpreted, construed and governed in accordance with, under and pursuant to the laws of the State of North Carolina without reference to its choice of law rules. In addition, the parties hereto consent to the jurisdiction of the courts of the State of North Carolina for the adjudication of claims related to this Agreement and the matters described herein.

         IN WITNESS THEREOF the parties hereto have caused this Employment Agreement to be duly executed as of the date first written above.

                                        THE MONEY CENTRE, INC.


                               By:
                                        ------------------------------------
                                        [name]



                                        EMPLOYEE





                                        ------------------------------------
                                        R. Wendell Atkinson

                                  EXHIBIT 8.10

                                ESCROW AGREEMENT

         THIS ESCROW AGREEMENT (this "Agreement"), dated as of the    day of
July, 1999, by and among ALTIVA FINANCIAL CORPORATION, a Delaware corporation ("ALTIVA"); Rodney D. Atkinson ("Atkinson"), Charles R. Cunningham ("Cunningham"), Stuart A. Lewis ("Lewis"), John R. Love ("Love"), and Stephen
L. Walker ("Walker"), each an individual resident of the State of North Carolina (collectively, the "Sellers"), The Money Centre, Inc., a North Carolina Corporation (the "Company") and Altiva Financial Corporation, a Delaware corporation ("Buyer").

                                    RECITALS:

         WHEREAS, Altiva, Shareholders and The Money Centre, Inc. (the "Company") have entered into a Stock Purchase Agreement (the "Stock Purchase Agreement"), dated July 7_, 1999, pursuant to which Altiva will acquire all of the outstanding capital stock of the Company;

         WHEREAS, pursuant to Section 2.02 of the Stock Purchase Agreement, the Shareholders have agreed to repay a portion of the Purchase Price under certain circumstances;

         WHEREAS, pursuant to Article XI of the Stock Purchase Agreement, the Shareholders have agreed to provide certain indemnification rights to Altiva;

         WHEREAS, pursuant to Sections 2.02 and 11.08 of the Stock Purchase Agreement, the parties have agreed to enter into this Agreement; and

          WHEREAS, the Escrow Agent is willing to act as escrow agent under this Agreement.

         NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and agreements set forth in the Stock Purchase Agreement and this Agreement, the parties agree as follows:

         1. Definitions. Altiva, the Representative (as defined herein), the Shareholders and the Escrow Agent are each referred to herein as a "P" and collectively as the "Parties." Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Stock Purchase Agreement.

         2. Establishment of Escrow Account. An escrow (the "Escrow Account") is hereby established in accordance with the provisions of Sections 2.02 and 11.08 of the Stock Purchase Agreement.

         3. Release of Funds. Upon receipt of written notice signed by both Parties in the form of Exhibit A, the Escrow Agent shall, in accordance with the notice, within three (3) business days release such funds to the Buyer Indemnified Party.

         4. Termination of Escrow Account. The Escrow Account provided for hereunder shall terminate completely upon the fourth anniversary of Closing, or at such earlier time as the Parties may designate in writing to the Escrow Agent (the "Escrow Termination Date"); provided that if on the Escrow Termination Date, any Buyer Indemnified Party shall give the Escrow Agent written notice that any indemnity claim under the Stock Purchase Agreement for which a Claims Notice has been delivered has not been satisfied in full, the Escrow Account shall remain in effect until such claim is resolved.

         5. Payment Upon Termination. Upon termination of the Escrow Account, the Escrow Agent shall pay over to the Representative the balance, if any, of the Escrow Account then held by the Escrow Agent, for disbursement by the Representative to each Shareholder in accordance with the amount paid into the Escrow Account by such Shareholder (after taking into consideration any payments which have been made pursuant to the terms of this Agreement out of the Escrow Fund on behalf of the respective Shareholders).

         6. Duties of Escrow Agent. Escrow Agent shall have no liability or obligation with respect to the Escrow Account except for Escrow Agent's willful misconduct or gross negligence. Escrow Agent's sole responsibility shall be for the safekeeping, investment, and disbursement of the Escrow Account in accordance with the terms of this Agreement. Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein. Escrow Agent may rely upon any instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by the person or parties purporting to sign the same and to conform to the provisions of this Agreement. In no event shall Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages. Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Escrow Account, any account in which the Escrow Account is deposited, or this Agreement, or to appear in, prosecute or defend any such legal action or proceedings.

         (a) Disputes. If, at any time, there shall exist any dispute between Altiva, the Shareholders or the Representative with respect to the holding or disposition of any portion of the Escrow Account or any other obligations of Escrow Agent hereunder, or if at any time Escrow Agent is unable to determine, to Escrow Agent's sole satisfaction, the proper disposition of any portion of the Escrow Account or Escrow Agent's proper actions with respect to its obligations hereunder, or if Altiva and the Representative have not, within 30 days of the furnishing by Escrow Agent of a notice of resignation pursuant to
Section 6(d), appointed a successor Escrow Agent to act hereunder, then Escrow Agent may, in its sole discretion, take either or both or the following actions:

                  (i) suspend the performance of any of its obligations under this Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of Escrow Agent or until a successor Escrow Agent shall have been appointed (as the case may be); provided, however, that Escrow Agent shall continue to invest the Escrow Account in accordance with
                   Section 2 hereof, and/or

                            (ii) petition (by means of an interpleader action or
                   any other appropriate method) any court of competent jurisdiction in Charlotte, North Carolina, for instructions with respect to such dispute or uncertainty, and pay into or deposit with such court all funds held by it in the Escrow Account for holding and disposition in accordance with the instructions of such court.

                  Escrow Agent shall have no liability to Altiva, the Shareholders or the Representative or any other person with respect to any such suspension of performance or disbursement into court, specifically including any liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of funds held in the Escrow Account or any delay in or with respect to any other action required or requested of Escrow Agent.

                  (b) Resignation of Escrow Agent. Escrow Agent may resign from the performance of its duties hereunder at any time by giving ten (10) days' prior written notice to Altiva and the Representative or may be removed, with or without cause, by Altiva and the Representative, acting jointly, at anytime by the giving often (10) days' prior written notice to Escrow Agent. Such resignation or removal shall take effect upon the appointment of a successor Escrow Agent as provided herein. Upon any such notice of resignation or removal, Altiva and the Representative jointly shall appoint a successor Escrow Agent hereunder, which shall be a commercial bank, trust company or other financial institution with a combined capital and surplus in excess of $ 100,000,000. Upon the acceptance in writing of any appointment as Escrow Agent hereunder by a successor Escrow Agent, such successor Escrow Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Escrow Agent, and the retiring Escrow Agent shall be discharged from its duties and obligations under this Agreement, but shall not be discharged from any liability for actions taken as Escrow Agent hereunder prior to such succession. After any retiring Escrow Agent's resignation or removal, the provisions of this Escrow Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Escrow Agent under this Agreement.

                  (c) Fees. Altiva shall compensate Escrow Agent for its services hereunder in accordance with Schedule I attached hereto and, in addition, shall reimburse Escrow Agent for all of its reasonable out-of-pocket expenses, including travel expenses, telephone and facsimile transmission costs, postage (including express mail and overnight delivery charges), copying charges and the like. All of the compensation and reimbursement obligations set forth in this paragraph (e) shall be payable upon demand by Escrow Agent. The obligations of Altiva under this paragraph (e) shall survive any termination of this Agreement and the resignation or removal of Escrow Agent.

                   7.      Representative.

                           (a) Each of the Shareholders hereby constitutes and
appoints WALKER to act as the Representative under this Agreement. In the event Walker shall for any reason be unable or unwilling to serve as the Representative, Lewis shall serve as the Representative. In the event that neither Walker nor Lewis shall for any reason be able or willing to serve as the Representative, Atkinson shall serve as the Representative.

                     (b) Each of the Shareholders agrees to indemnify and hold harmless the Representative by reason of his acting or failing to act in connection with any of the transactions contemplated hereby or by the Stock Purchase Agreement and against any loss, liability or expense the Representative may sustain or incur as a result of serving as Representative hereunder, except such losses, liabilities and expenses which are determined in a final judgment of a court to have resulted primarily from the gross negligence or willful misconduct of the Representative. Each of the Shareholders agrees that the Representative shall have no liability whatsoever to any Shareholder, or such Shareholder's beneficiaries, heirs or personal representatives for any matters arising under this Agreement or the Stock Purchase Agreement except, in the case of the Shareholders, for liability for such matters which are determined in a final judgment of a court to have resulted primarily from the gross negligence or willful misconduct of the Representative. Each of the Shareholders hereby agrees to reimburse the Representative upon the request of the Representative for all reasonable expenses, disbursements and advanced incurred or made by the Representative in the performance of his duties under this Agreement. The Representative shall have the authority to act on behalf of and to bind the Shareholders for purposes of the provision of this Agreement to the extent set forth in this Agreement. In no event shall the Representative be liable to any Buyer Indemnified Party for any Shareholder's obligation under this Agreement or the collection of any claim against any Shareholder.

                  8. Notices. Any notice or other document to be given hereunder by any Party hereto to any other Party hereto shall be in writing and delivered by courier or by telecopy transmission or sent by any express mail service, postage or fees prepaid,

                     If to the Representative or the Shareholders at the address specified on Schedule 1.01 to the Stock Purchase Agreement:

                           with a copy to:

                           Robinson Bradshaw & Hinson
                           101 N. Tryon Street, Suite 1900
                           Charlotte, North Carolina 28246
                           Attn: John B. Garver
                           Telephone: (704) 378-4000
                           Facsimile: (704) 373-3912

                           and:

                           Thomas J. Gonnan
                           Gonnan & Associates
                           7422 Carmel Executive Park, Suite 200
                           Charlotte, North Carolina 28226

                           If to Altiva to:

                                 Altiva Financial Corporation
                                 1000 Parkwood Circle
                                 6th Floor
                                 Atlanta, Georgia 30339
                                 Attention: Mr. J. Richard Walker,
                                            Executive Vice President and
                                            Chief Financial Officer
                                 Telecopy No.: 770

                           with a copy to:

                                 King & Spalding
                                 191 Peachtree Street
                                 Atlanta, Georgia 30303
                                 Attn: John D. Capers, Jr.

                             If to Escrow Agent:

                                     [ADDRESS]
                                     Telecopy No.:
                                                  -------------


or at such other address or number for a Party as shall be specified by like notice. Any notice which is delivered in the manner provided herein shall be deemed to have been duly given to the Party to whom it is directed upon actual receipt by such Party or its agent.

                   9. Parties Bound by Agreement. The terms, conditions and obligations of this Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and assigns. Except as hereinafter provided, without the prior written consent of the other Parties, no Party hereto may assign such Party's rights, duties or obligations hereunder or any part thereof to any other person or entity.

                   10. Number; Gender. Whenever the context so requires, the singular number shall include the plural and the plural shall include the singular, and the gender of any pronoun shall include the other genders.

                   11. Headings. The headings of the Articles and Sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

                   12. Modification and Waiver. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof.

                   13. Construction. This Agreement shall be construed in accordance with and governed by the laws of the State of Georgia. No provision of this Agreement shall be construed against or interpreted to the disadvantage of any Party hereto by any court or other governmental or judicial authority or by any board of arbitrators by reason of such Party or its counsel having or being deemed to have structured or drafted such provision. Unless otherwise expressly provided herein, all references in this Agreement to Section(s) shall refer to the Section(s) of this Agreement.

                   14. No Limitation. The Parties agree that the rights and remedies of any Party under this Agreement shall not operate to limit any other rights and remedies otherwise available to any Party under the Stock Purchase Agreement or otherwise.

                   15. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted bylaw, the Parties waive any provision of law which renders any such provision prohibited or unenforceable in any respect.

                   16. Purchase of Securities. The Escrow Agent and any stockholder, director, officer or employee of the Escrow Agent may buy, sell, and deal in any of the securities of Altiva and become pecuniarily interested in any transaction in which Altiva may be interested, and contract and lend money to Altiva and otherwise act as fully and freely as though it were not Escrow Agent under this Agreement. Nothing herein shall preclude the Escrow Agent from acting in any other capacity for Altiva or for any other entity.

                  IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first above written.

                                            ALTIVA FINANCIAL CORPORATION

                                            By:
                                               -------------------------------
                                              Name:
                                              Title:


                                            ----------------------------------,
                                            as Escrow Agent


                                            By:
                                               -------------------------------
                                              Name:
                                              Title:


                                            REPRESENTATIVE


                                            ----------------------------------
                                            Stephen L. Walker


                                            SHAREHOLDERS


                                            ----------------------------------
                                            Rodney D. Atkinson


                                            ----------------------------------
                                            Charles R. Cunningham


                                            ----------------------------------
                                            Stuart A. Lewis

                                            ----------------------------------
                                            John Richard Love


                                            ----------------------------------
                                            Stephen L. Walker

                                    EXHIBIT A

                                 FORM OF NOTICE

                                     [Date]

Centura Bank
Attn:
      ---------------

---------------------

---------------------

Dear Sir or Madam:

         Reference is made to the Escrow Agreement dated as of July 7_, 1999, between and among Altiva Financial Corporation, Rodney Atkinson, Charles Cunningham, Stuart "Bo" Lewis, John R. Love, Stephen Walker and Centura Investment Bank as Escrow Agent (the "Escrow Agent").

         Pursuant to Section 3 of the Escrow Agreement, you are hereby authorized and directed in your capacity as Escrow Agent to disburse from the Escrow Account the sums set forth below in accordance with the payment instructions set forth below:


          Payee                 Amount                Payment Instruction
          -----                 ------                -------------------

          ---------------       --------------        -----------------------

          ---------------       --------------        -----------------------

          ---------------       --------------        -----------------------

          ---------------       --------------        -----------------------

         All capitalized terms used herein and not otherwise defined herein shall have the meanings given such terms in the Escrow Agreement.

                                        ALTIVA FINANCIAL CORPORATION


                                        By:
                                           --------------------------------
                                            Name:
                                            Title:


                                            Stephen L. Walker, as Representative
                                            of the Shareholders

                                   EXHIBIT 8.11

                                   July  , 1999
                                       --

Mr. Rodney D. Atkinson
Mr. Charles R. Cunningham
Mr. Stuart A. Lewis
Mr. John Richard Love
Mr. Stephen L. Walker
P.O. Box 47375
Charlotte, North Carolina 29247-0375

Gentlemen:

         We have acted as counsel to Altiva Financial Corporation, a Delaware corporation ("Altiva "), in connection with the transactions contemplated by the Stock Purchase Agreement (the "Agreement") dated as of July 7, 1999 among Altiva, The Money Centre, Inc., a North Carolina corporation ("Money Centre"), Rodney D. Atkinson, Charles R. Cunningham, Stuart A. Lewis, John Richard Love and Stephen L. Walker (collectively, the "Sellers"). This opinion is being delivered to you pursuant to Section 8.11 of the Agreement. Capitalized terms used but not otherwise defined herein have the same meanings ascribed to them in the Agreement.

         We have acted as counsel to Altiva in connection with the preparation, execution and delivery of the Agreement. In connection with rendering this opinion, we have reviewed and relied upon the following documents:

         1. The Agreement, the Escrow Agreement, dated as of the date hereof among Altiva, the Sellers and______, the Registration Rights Agreement between Altiva and the Sellers and each of the Employment Agreements between Altiva and each Seller, the Guaranty of Altiva, and the Employment Agreement between Altiva and R. Wendell Atkinson, each dated as of even date herewith (collectively, the "Transaction Agreements").

         2.       The Certificate of Incorporation and the By-laws of Altiva.

         3. Resolutions of the Board of Directors of Altiva authorizing the execution, delivery and performance by Altiva of the Transaction Agreements.

         4. The consent and waiver dated June 30, 1999 from Sovereign Bank, the consent and waiver dated June 30, 1999, from Sovereign Bancorp, Inc., the consent and waiver dated June 30, 1999, from City National Bank of

                  West Virginia and the consent and waiver dated July _, 1999 from Greenwich Financial Services (collectively, the "Consents").

         5. Such other documents, corporate records, certificates (including, but not limited to, certificates of officers of Altiva) and materials as we have deemed necessary for the purposes of the opinions rendered herein.

         In our examination of the above documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

         Insofar as this opinion relates to factual matters, we have assumed without independent investigation that the representations and warranties of Altiva contained in the Transaction Agreements are true and correct as to all factual matters stated therein.

         Any reference to "best of our knowledge," "our knowledge" or to any matter "coming to our attention" or "of which we are aware" or any variation of any of the foregoing means the actual knowledge of any of the attorneys in this firm who have represented Altiva in connection with the preparation, execution and delivery of the Transaction Agreements of the existence or absence of any facts which would contradict the opinions set forth below. We have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of Altiva. Without limiting the foregoing, we have not examined any records of any court, administrative tribunal or other similar entity, or any electronic databases, in connection with our opinions expressed herein. We are expressing no opinion herein as to the application of or compliance with any federal or state law or regulation to the power, authority or competence of any party to the Transaction Agreements other than Altiva.

         Any reference to "senior executive officers" of Altiva means Edward B. Meyercord and J. Richard Walker.

         For purposes of our opinions set forth below, we have assumed that each party to the Transaction Agreements other than Altiva has all requisite power, legal authority and capacity, and has taken all necessary action to execute and deliver the Transaction Agreements and to effect the transactions contemplated thereby, and have assumed that each of the Transaction Agreements is the valid, binding and enforceable obligation of each party thereto other than Altiva. We have assumed that all such necessary actions fully comply with any applicable law.

         Our opinions expressed are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the rights and remedies of creditors generally, (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing and (iii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of good faith, reasonableness and fair dealing. Further, we do not express any opinion as to (a) availability of the remedy of specific performance or any other equitable remedy upon breach of any such provision, whether applied by a court of law or equity or (b) the successful assertion of any equitable defense. We express no opinion herein as to the consequences of the Acquisition under applicable federal, state and local tax laws and regulations.

         In rendering the opinions below, we are opining only as to the specific legal issues expressly set forth herein, and no opinion shall be inferred as to any other matters. We are opining on the date hereof as to the law governing the performance by Altiva of its obligations under the Transaction Agreements only as in effect on the date hereof, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

          In rendering the opinions in paragraph 8, we have assumed without independent investigation that the representations and warranties of the Sellers in Section 4.31 of the Agreement are true and correct.

         We express no opinion as to the laws of any state or jurisdiction other than the laws of the State of Georgia, the Delaware General Corporation Law ("DGCL") and the federal laws of the United States of America. To the extent that the matters referred to below are governed by and construed in accordance with the laws of jurisdictions other than the State of Georgia, the DGCL or the federal laws of the United States, we have assumed that such laws are identical to the laws of the State of Georgia, and we are expressing no opinion herein as to whether such assumption is reasonable or correct.

          Based on and subject to the foregoing, we are of the opinion that:

1. Altiva is a corporation duly incorporated and validly existing under the laws of the State of Delaware and has all requisite corporate power and corporate authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted.

2. The authorized capital stock of Altiva consists of 400,000,000 shares of common stock, $.0l per share par value ("Common Stock"), of which 3,056,666 shares are issued and outstanding, and 5,000,000 shares of preferred stock, of which 62,513 shares are issued and outstanding.

3. Altiva has full corporate power and authority to perform its obligations under the Transaction Agreements, and the execution, delivery and performance by Altiva of the Transaction Agreements have been duly authorized by all necessary corporate action on the part of Altiva.

4. Each of the Transaction Agreements has been duly executed and delivered by Altiva and constitutes the valid and binding obligation of Altiva, enforceable against Altiva in accordance with its terms, except that (i) enforceability may be limited by bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

5. Neither the execution and delivery of the Transaction Agreements by Altiva, nor consummation by Altiva of the transactions contemplated thereby to be performed by Altiva on the date hereof, including the issuance of the Common Stock, (i) conflict with or result in a breach of any provisions of the Certificate of Incorporation or Bylaws of Altiva, (ii) violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien or encumbrance upon any property or asset of Altiva pursuant to, any material note, bond, mortgage, indenture, deed of trust, license, lease, Transaction Agreement or other instrument or obligation to which Altiva is a party, or by which any of its properties or assets may be bound or affected, and which is known to such counsel from an examination of Altiva's filings under federal and state securities laws and after inquiry of the senior executive officers of Altiva, other than such violations, conflicts, breaches and defaults which have been waived pursuant to the Consents or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Altiva.

6. To our knowledge, other than the Consents, no consent, approval, order or other authorization of, nor any filing with, any governmental entity or other third party is legally required by or on behalf of Altiva in connection with the execution and delivery by Altiva of the Transaction Agreements or the consummation by Altiva of the transactions contemplated by the Transaction Agreements to be performed by Altiva on the date hereof.

7. To our knowledge, there is no action, suit or proceeding pending against Altiva before any court or governmental entity which in any manner challenges the legality, validity or enforceability of any of the Transaction Agreements.

8. The authorization, issuance and delivery of the shares of Common Stock have been duly authorized by all requisite corporate action on the part of Altiva, and when issued, sold and delivered in accordance with the Transaction Agreements, such shares of Common Stock will be validly issued and outstanding, fully paid and nonassessable and free of any encumbrances. The issuance of the shares of Common Stock to the Sellers pursuant to the Transaction Agreements complies with all applicable state and federal securities laws.

         This opinion is furnished to you for your exclusive use in connection with the transactions contemplated by the Transaction Agreements and may not be quoted to or relied upon by any other person or entity or used for any other purpose, without our prior written consent.

                                                     Very truly yours,



                                                     King & Spalding

                                Exhibit 9.05(a)

                               GORMAN & ASSOCIATES
                                ATTORNEYS AT LAW
                      7422 CARMEL EXECUTIVE PARK, SUITE 200
                         CHARLOTTE, NORTH CAROLINA 28226
                           (704) 544-2500 (TELEPHONE)
                           (704) 544-2596 (FACSIMILE)

 Thomas J. Gorman                                             Of Counsel:
 Shelley B. Ballard                                           J. Eric Kindberg
 Derek E. Dinner

                                  June 30, 1999

 Altiva Financial Corporation
 1000 Parkwood Circle, 6th Floor
 Atlanta, Georgia 30339
 Attention: Mr. J. Richard Walker

          Re:      Stock Purchase Agreement

 Gentlemen:

         We have acted as special counsel to The Money Centre, Inc. (the "Company"), and Rodney D. Atkinson ("Atkinson") in connection with the Stock Purchase Agreement (the "Agreement") dated as of June 30, 1999, among the my clients and the other shareholders of the Company ("the Minority Sellers") and Altiva Financial Corporation ("Altiva"), pursuant to which Altiva has agreed to acquire all the outstanding stock of the Company.

         This opinion is furnished to you pursuant to Section 9.05 of the Agreement. Capitalized terms not defined herein have the meanings given to them in the Agreement.

         We have reviewed (i) the Agreement, (ii) the Escrow Agreement, dated as of the date hereof, among Altiva, Atkinson, the Minority Sellers and Centura Bank, (iii) the Registration Rights Agreement among Altiva, Atkinson and the Minority Sellers, and (iv) the Employment Agreement between Altiva and Atkinson (collectively, the "Transaction Documents").

         In addition, we have examined such corporate and other documents and records and certificates of the Company and public officials as we have deemed necessary or appropriate for the purposes of this opinion. We have relied as to factual matters on certificates of the Company, Atkinson, and Minority Sellers, on certificates of public officials, and on the representations and warranties of Atkinson and the Company contained in the Transaction Documents. We have assumed (i) the authority and genuineness of all signatures of persons signing the Transaction Documents, the other documents referred to therein, and other certificates and instruments, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies, (iv) the legal capacity of all natural persons signing any of the Transaction Documents and (v) all formalities and requirements of the laws of any relevant jurisdiction (other than the laws of the United States and the laws of the State of North Carolina) and of any regulatory authority therein, applicable to the execution, delivery, performance and enforceability of the Transaction Documents have been or will be duly complied with.

         Based on the foregoing, and subject to the assumptions and qualifications hereinafter set forth, it is our opinion that:

         1. The Transaction Documents have been duly executed and delivered by the Company and Atkinson, and constitute the valid and binding obligations of the Company and Atkinson, enforceable against the Company and Atkinson in accordance with their terms.

         2. To our knowledge, except as disclosed in the Schedules to the Agreement, no consent, approval, order or other authorization of any governmental entity or other third party is legally required by or on behalf of the Company or Atkinson in connection with the execution, delivery and performance of the Agreement.

         3. To our knowledge, there is no action, suit or proceeding pending against the Company or Atkinson before any court or governmental entity which in any manner challenges the legality, validity or enforceability of the Agreement.

         4. The Company is a corporation duly incorporated and validly existing under the laws of the State of North Carolina and has all requisite corporate power and corporate authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted.

         5. The authorized capital stock of the Company consists of 100,000 shares of common stock, $ 1.00 per share par value (the "Common Stock"), of which 50,000 shares are issued and outstanding and of record and owned of record by the Sellers. All of the issued and outstanding shares of Common Stock are duly authorized, validly existing, fully paid and nonassessable, except as described in the Stock Purchase Agreement.

         6 The Company has full corporate power and authority to perform its obligations under the Agreement, and the execution, delivery and performance by the Company of the Agreement have been duly authorized by all necessary corporate action on the part of the Company.

         7. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated thereby, nor compliance by the Company or the Sellers with any of the provisions thereof, (i) conflict with or result in a breach of any provisions of the Certificate of Incorporation or Bylaws of the Company, (ii) violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any hen or encumbrance upon any property or asset of the Company pursuant to, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company is a party, or by which any of properties or assets may be bound or affected, and which is known to such counsel after inquiry of the senior executive officers of the Company, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, except as disclosed in the Schedules to the Agreement.

This opinion is subject to the following additional assumptions and qualifications:

(a) The opinions set forth herein are limited to matters governed by the laws of the State of North Carolina and the federal laws of the United States, and no opinion -is expressed herein as to the laws of any other jurisdiction. We note that the Transaction Documents are governed by the laws of the State of Georgia. We have assumed instead for the purposes of this opinion that they are governed by the laws of the State of North Carolina. No opinion is expressed as whether or not the transaction as stated violates any state or federal antitrust laws or regulations.

(b) The opinions expressed in paragraph I above are subject to the effect of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws affecting the enforcement of creditors' rights generally, and the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), which may, among other things, deny rights of specific performance, and to general standards of commercial reasonableness, good faith and fair dealing.

(c)      We express no opinion as to the enforceability of:

         (i) any provisions contained in the Transaction Documents relating to consent to jurisdiction, selection of venue, means of service of process or choice of law;

         (ii) any provisions contained in the Transaction Documents that require waivers or amendments to be made only in writing;

         (iii) any provisions in the Transaction Documents that purport to authorize a party to act in its sole discretion;

         (iv) any provisions in the Transaction Documents that purport to effect waivers of constitutional, statutory or equitable rights or the effect of applicable laws;

         (v) any provisions in the Transaction Documents that impose liquidated damages, penalties or forfeiture;

         (vi) any provisions in the Transaction Documents purporting to require a party thereto to pay or reimburse attorneys' fees incurred by another party, or to indemnify another party therefor, which provisions may be limited by applicable statutes and decisions relating to the collection and award of attorneys' fees; and

         (vii)    the noncompetition provisions in the Employment Agreements.

          (d) We have assumed that the Transaction Documents constitute the valid, binding and enforceable obligation of each of the parties thereto other than Atkinson and the Company.

          (e) Whenever any statement of any opinion set forth herein is qualified by the phrase "to our knowledge" or "of which we are aware," such phrase indicates that the attorneys in our firm giving substantive attention to the matters referred to herein have no actual knowledge that circumstances exist that would make such opinion inaccurate, but we have undertaken no independent investigation with respect thereto.

         This opinion letter is delivered for your use only in connection with the transactions contemplated by the Transaction Documents and may not be relied upon by you for any other purpose or by any other person or entity for any purpose whatsoever without our prior written consent.

                                  Sincerely,

                                  GORMAN & ASSOCIATES



                                  Thomas J. Gorman

TJG:dh
Cc: Rodney D. Atkinson
Stephen L. Walker

                                EXHIBIT 9.05(B)

     JOHN B. GARVER
    (704) 377-8377
       INTERNET
   JBGarver@RBH.COM

                                     [Date]

       Altiva Financial Corporation
       1000 Parkwood Circle
       6th Floor
       Atlanta, Georgia 30339
       Attention: Mr. J. Richard Walker

                Re:      Stock Purchase Agreement

       Gentlemen:

               We have acted as special counsel to Charles R. Cunningham, Stuart
       A. Lewis, John Richard Love, and Stephen L. Walker (the "Minority Sellers") in connection with the Stock Purchase Agreement (the "Agreement") dated as of July_, 1999, among the Minority Sellers, Rodney
       D. Atkinson ("Atkinson"), The Money Centre, Inc. (the "Company") and Altiva Financial Corporation ("Altiva"), pursuant to which Altiva has agreed to acquire all the outstanding stock of the Company.

               This opinion is furnished to you pursuant to Section 9.05 of the Agreement. Capitalized terms not defined herein have the meanings given to them in the Agreement.

               We have reviewed (i) the Agreement, (ii) the Escrow Agreement, dated as of the date hereof, among Altiva, Atkinson, the Minority Sellers and, (iii) the Registration Rights Agreement among Altiva, Atkinson and the Minority Sellers, and (iv) each of the Employment Agreements between Altiva and a Minority Seller (collectively, the "Transaction Documents").

               In addition, we have examined such corporate and other documents and records and certificates of the Company and public officials as we have deemed necessary or appropriate for the purposes of this opinion. We have relied as to factual matters on certificates of the Minority Sellers, on certificates of public officials, and on the representations and warranties of the Minority Sellers contained in the Transaction Documents. We have assumed (i) the authority and genuineness of all signatures of persons signing the Transaction Documents, the other documents referred to therein, and other certificates and instruments,
       (ii) the authenticity of all documents submitted to us as originals,
       (iii) the conformity to authentic original documents of all

Altiva Financial Corporation
[Date]
Page 2
----------------------------------


documents submitted to us as certified, conformed or photostatic copies, (iv) the legal capacity of all natural persons signing any of the Transaction Documents and (v) all formalities and requirements of the laws of any relevant jurisdiction (other than the laws of the United States and the laws of the State of North Carolina) and of any regulatory authority therein, applicable to the execution, delivery, performance and enforceability of the Transaction Documents have been or will be duly complied with.

         Based on the foregoing, and subject to the assumptions and qualifications hereinafter set forth, it is our opinion that:

          1. The Transaction Documents have been duly executed and delivered by each Minority Seller and constitute the valid and binding obligation of such Minority Seller, enforceable against such Minority Seller in accordance with their terms.

         2. To our knowledge, no consent, approval, order or other authorization of any governmental entity or other third party is legally required by or on behalf of any Minority Seller in connection with the execution, delivery and performance of the Transaction Documents.

         3. To our knowledge, there is no action, suit or proceeding pending against any Minority Seller before any court or governmental entity which in any manner challenges the legality, validity or enforceability of the Transaction Documents.

         This opinion is subject to the following additional assumptions and qualifications:

         (a) The opinions set forth herein are limited to matters governed by the laws of the State of North Carolina and the federal laws of the United States, and no opinion is expressed herein as to the laws of any other jurisdiction. We note that the Transaction Documents are governed by the laws of the State of Georgia. We have assumed instead for the purposes of this opinion that they are governed by the laws of the State of North Carolina.

         (b) The opinions expressed in paragraph 1 above are subject to the effect of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws affecting the enforcement of creditors' rights generally, and the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), which may, among other things, deny rights of specific performance, and to general standards of commercial reasonableness, good faith and fair dealing.

         (c)      We express no opinion as to the enforceability of:

Altiva Financial Corporation
[Date]
Page 3
-------------------------------


                  (i) any provisions contained in the Transaction Documents relating to consent to jurisdiction, selection of venue, means of service of process or choice of law;

                  (ii) any provisions contained in the Transaction Documents that require waivers or amendments to be made only in writing;

                  (iii) any provisions in the Transaction Documents that purport to authorize a party to act in its sole discretion;

                  (iv) any provisions in the Transaction Documents that purport to effect waivers of constitutional, statutory or equitable rights or the effect of applicable laws;

                  (v) any provisions in the Transaction Documents that impose liquidated damages, penalties or forfeiture;

                  (vi) any provisions in the Transaction Documents purporting to require a party thereto to pay or reimburse attorneys' fees incurred by another party, or to indemnify another party therefor, which provisions may be limited by applicable statutes and decisions relating to the collection and award of attorneys' fees; and

                  (vii) the noncompetition provisions in the Employment Agreements.

         (d) We have assumed that the Transaction Documents constitute the valid, binding and enforceable obligation of each of the parties thereto other than the Minority Sellers.

         (e) Whenever any statement of any opinion set forth herein is qualified by the phrase "to our knowledge" or "of which we are aware," such phrase indicates that the attorneys in our firm giving substantive attention to the matters referred to herein have no actual knowledge that circumstances exist that would make such opinion inaccurate, but we have undertaken no independent investigation with respect thereto.

Altiva Financial Corporation
[Date]
Page 4
--------------------------------



         This opinion letter is delivered for your use only in connection with the transactions contemplated by the Transaction Documents and may not be relied upon by you for any other purpose or by any other person or entity for any purpose whatsoever without our prior written consent.

                                         Very truly yours,

                                         ROBINSON, BRADSHAW & HINSON, P.A.


                                         John B. Garver, III